Exhibit 10.1 Loan Number: 1013159

AMENDED AND RESTATED
REVOLVING LOAN AGREEMENT
AND OMNIBUS AMENDMENT TO LOAN DOCUMENTS
Dated as of February 27, 2018
by and among
RPT ANAHEIM HILLS OFFICE PLAZA, LLC,
RPT HERITAGE PARKWAY, LLC,
RPT TERRA NOVA PLAZA, LLC,
RPT WALLINGFORD PLAZA, LLC,
RPT LOUDOUN GATEWAY I, LLC, and
RPT ALLIED DRIVE, LLC,
each a Delaware limited liability company,
collectively, as Borrowers,
and
THE FINANCIAL INSTITUTIONS PARTY HERETO
AND THEIR ASSIGNEES UNDER SECTION 12.6,
as Lenders
and
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent

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Section 12.20	Limitation on Borrower Party Liability	111
Section 12.21	Construction	111
Section 12.22	Headings	111
Section 12.23	Amendment and Restatement	112
Section 12.24	Omnibus Amendment to Loan Documents	112

SCHEDULE 1	Commitments
SCHEDULE 4.1	Initial Borrowing Base Properties
SCHEDULE 7.1(b)	Organizational Chart
SCHEDULE 7.1(i)	Litigation
SCHEDULE 8.22	Operating Accounts

EXHIBIT A	Form of Assignment and Assumption Agreement
EXHIBIT B	Form of Borrowing Base Certificate
EXHIBIT C	Form of Notice of Borrowing
EXHIBIT D	Form of Notice of Continuation
EXHIBIT E	Form of Notice of Conversion
EXHIBIT F	Form of Compliance Certificate
EXHIBIT G	Form of U.S. Tax Compliance Certificates
EXHIBIT H	Form of Joinder Agreement
EXHIBIT I	Form of Tenant Direction Letter
EXHIBIT J	Environmental Reports

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THIS AMENDED AND RESTATED REVOLVING LOAN AGREEMENT AND OMNIBUS AMENDMENT TO LOAN DOCUMENTS (this “Agreement”) dated as of February 27, 2018, by and among RPT Anaheim Hills Office Plaza, LLC, RPT Heritage Parkway, LLC, RPT Terra Nova Plaza, LLC, RPT Wallingford Plaza, LLC, RPT Loudoun Gateway I, LLC and RPT Allied Drive, LLC, each a Delaware limited liability company (individually or collectively, “Borrower,” and with such term meaning “any Borrower,” “each Borrower,” “a Borrower,” “every Borrower” or “all Borrowers,” as the context indicates, as determined by Administrative Agent in its reasonable discretion), each of the financial institutions initially a signatory hereto together with their successors and assignees under Section 12.6 (the “Lenders”) and Wells Fargo Bank, National Association (“Administrative Agent”).
WHEREAS, the Lenders made a revolving credit facility available to certain Borrowers in the maximum principal amount of Seventy-Five Million and No/100 Dollars ($75,000,000.00) pursuant to that certain Revolving Loan Agreement dated as of March 6, 2015 (as amended pursuant to that certain First Amendment to Revolving Loan Agreement and Omnibus Amendment to Loan Documents dated as of September 27, 2016, and as otherwise amended prior to the date hereof, the “Original Loan Agreement”).
WHEREAS, Borrower, Lenders and Administrative Agent have agreed to amend and restate the Original Loan Agreement in its entirety pursuant to this Amended and Restated Revolving Loan Agreement and Omnibus Amendment to Loan Documents in order to make available to Borrower a One Hundred Million and No/100 Dollars ($100,000,000.00) revolving credit facility, on the terms and conditions contained herein.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Article I. Definitions
Section 1.1    Definitions.
In addition to terms defined elsewhere herein, the following terms shall have the following meanings for the purposes of this Agreement:
“Additional Costs” has the meaning given that term in Section 5.1(b).
“Administrative Agent” means Wells Fargo Bank, National Association or any successor Administrative Agent appointed pursuant to Section 12.10.
“Administrative Questionnaire” means the Administrative Questionnaire completed by each Lender and delivered to Administrative Agent in a form supplied by Administrative Agent to the Lenders from time to time.
“Affiliate” means, with respect to any Person: (a) in the case of any such Person which is a partnership or limited liability company, any partner or member in such partnership or limited liability company, respectively; (b) any other Person which is directly or indirectly Controlled by,

Controls or is under common Control with such Person or one or more of the Persons referred to in the preceding clause (a); (c) any other Person who is an officer, director, trustee or employee of, or partner in, such Person or any Person referred to in the preceding clauses (a) and (b); (d) any other Person who is a member of the immediate family of such Person or of any Person referred to in the preceding clauses (a) through (c); and (e) any other Person that is a trust solely for the benefit of one or more Persons referred to in clause (d) and of which such Person is sole trustee; provided, however, in no event shall Administrative Agent or any Lender or any of their respective affiliates be an “Affiliate” of Borrower. The Investment Advisor shall not be deemed an “Affiliate” of any Borrower or Guarantor merely because it serves as investment advisor thereto, though the Investment Advisor shall be deemed an “Affiliate” of any Borrower or Guarantor if it otherwise satisfies the requirements of the foregoing definition.
“Agreement Date” means the date as of which this Agreement is dated.
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to Borrower from time to time concerning or relating to bribery or corruption, including, without limitation, the United States Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.
“Anti-Money Laundering Laws” means any and all Applicable Laws related to the financing of terrorism or money laundering, including without limitation, any applicable provision of the Patriot Act and The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act,” 31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959).
“Applicable Law” means all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes, executive orders, and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
“Applicable Margin” means the percentage rate set forth below corresponding to the then most recent Testing Debt Yield as determined in accordance with Section 8.12(c):

Level	Testing Debt Yield	Applicable Margin for Revolving Loans that are LIBOR Loans	Applicable Margin for all Base Rate Loans
1	Greater than 12.0%	1.60%	1.60%
2	Equal to or greater than 11.5% but less than or equal to 12.0%	1.70%	1.70%
3	Less than 11.5%	1.80%	1.80%

The Applicable Margin for Loans shall be determined by Administrative Agent from time to time, based on the Testing Debt Yield as set forth in the Borrowing Base Certificate most recently delivered by Borrower pursuant to Section 8.12(c). Any adjustment to the Applicable Margin shall be effective as of the first day of the calendar month immediately following the month during which Borrower delivers to Administrative Agent the applicable Borrowing Base Certificate pursuant to Section 8.12(c). If Borrower fails to deliver a Borrowing Base Certificate pursuant to Section 8.12(c), the Applicable Margin shall equal the percentages corresponding to Level 3 until the first day of the calendar month immediately following the month that the required Borrowing Base Certificate is delivered. Notwithstanding the foregoing, for the period from the Effective Date through but excluding the date on which Administrative Agent first determines the Applicable Margin for Loans as set forth above, the Applicable Margin shall be determined based on Level 1. Thereafter, such Applicable Margin shall be adjusted from time to time as set forth in this definition. The provisions of this definition shall be subject to Section 2.6(c).
“Appraisal” means, with respect to any Property, an M.A.I. appraisal commissioned by and addressed to Administrative Agent (acceptable to Administrative Agent as to form, substance and appraisal date), prepared by a professional appraiser reasonably acceptable to Administrative Agent, having at least the minimum qualifications required under Applicable Law governing Administrative Agent and the Lenders, including, FIRREA, and determining both the “as is” market value of such Property as between a willing buyer and a willing seller and the “stabilized value” of such Property.
“Appraised Value” means, with respect to any Property, the “as is” market value of such Property as reflected in the most recent Appraisal of such Property, as the same may have been reasonably adjusted by Administrative Agent based upon its internal review of such Appraisal which is based on criteria and factors then generally used and considered by Administrative Agent in determining the value of similar real estate Properties, which review shall be conducted prior to acceptance of such Appraisal by Administrative Agent.
“Approved Fund” means any Fund that is administered or managed by: (a) a Lender; (b) an Affiliate of a Lender; or (c) an entity or an Affiliate of any entity that administers or manages a Lender.
“Asset Release Fee” has the meaning given that term in Section 3.5(d).
“Assignee” has the meaning given that term in Section 12.6(c).
“Assignment and Assumption” means an Assignment and Assumption Agreement among a Lender, an Assignee and Administrative Agent, substantially in the form of Exhibit A.
“Bankruptcy Code” means the Bankruptcy Code of 1978, as amended.
“Base Rate” means the LIBOR Market Index Rate; provided, that if for any reason the LIBOR Market Index Rate is unavailable, Base Rate shall mean the sum of the per annum rate of interest equal to the Federal Funds Rate plus one and one-half of one percent (1.50%).
“Base Rate Loan” means a Loan bearing interest at a rate based on the Base Rate.

“Benefit Arrangement” means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.
“Borrower” has the meaning set forth in the introductory paragraph hereof and shall include Borrower’s successors and permitted assigns.
“Borrower Information” has the meaning given that term in Section 2.6(c).
“Borrower Member” means RREEF Property Operating Partnership, LP, a Delaware limited partnership.
“Borrowing Base” means an amount equal to the sum of the Borrowing Base Values of the Borrowing Base Properties as determined and adjusted from time to time in accordance with Section 4.3 and Section 4.4. Unless otherwise approved by Administrative Agent, to the extent the Borrowing Base Value of any one Property would exceed thirty-five percent (35%) of the Borrowing Base, such excess shall be excluded from the Borrowing Base. Unless otherwise approved by Administrative Agent, during any period that the number of Borrowing Base Properties is less than five (5), the Borrowing Base shall equal $0.
“Borrowing Base Certificate” means a report in substantially the form of Exhibit B, certified by the chief financial officer of Borrower, or any other authorized officer, setting forth the calculations required to establish the Borrowing Base Value for each Borrowing Base Property and the Borrowing Base for all Borrowing Base Properties as of a specified date, all in form and detail satisfactory to Administrative Agent.
“Borrowing Base Property” means an Eligible Property that Administrative Agent and the Lenders have agreed to include in calculations of the Borrowing Base pursuant to Section 4.1. A Property shall be excluded from determinations of the Borrowing Base if: (a) at any time such Property shall cease to be an Eligible Property; (b) Administrative Agent shall cease to hold a valid and perfected first priority Lien in such Property; or (c) there shall have occurred and be continuing an Event of Default under the Security Deed or any other Security Document relating to such Property.
“Borrowing Base Value” means the lesser of: (a) an amount equal to sixty-five percent (65%) of the aggregate Appraised Values of all of the Borrowing Base Properties; and (b) the maximum amount of aggregate Loan proceeds that would result in a Testing Debt Yield that is equal to the Testing Debt Yield Hurdle.
“Business Day” means: (a) a day of the week (but not a Saturday, Sunday or holiday) on which the offices of Administrative Agent in San Francisco, California are open to the public for carrying on substantially all of Administrative Agent’s business functions; and (b) if such day relates to a LIBOR Loan, any such day that is also a day on which dealings in Dollars are carried on in the London interbank market. Unless specifically referenced in this Agreement as a Business Day, all references to “days” shall be to calendar days.

“Capitalized Lease Obligation” means obligations under a lease (to pay rent or other amounts under any lease or other arrangement conveying the right to use) that are required to be capitalized for financial reporting purposes in accordance with GAAP. The amount of a Capitalized Lease Obligation is the capitalized amount of such obligation determined in accordance with GAAP.
“Change of Control” means any or all of the following: (a) Guarantor does not Control (directly or indirectly) all of the Borrowers and Borrower Member; or (b) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person will be deemed to have “beneficial ownership” of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the then outstanding voting stock of Guarantor; or (c) during any period of 12 consecutive months ending after the Agreement Date, individuals who at the beginning of any such 12 month period constituted the Board of Directors of Guarantor (together with any new directors whose election by such Board or whose nomination for election by the shareholders of Guarantor was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of Guarantor then in office.
“Collateral” means any real or personal property directly or indirectly securing any of the Obligations or any other obligation of a Person under or in respect of any Loan Document or Specified Derivatives Contract to which it is a party, and includes all “Property” and “Collateral” under and as defined in any Security Deed, and all other property subject to a Lien created by a Security Document.
“Commitment” means a Revolving Commitment, in an aggregate amount up to, but not exceeding the amount set forth for such Lender on Schedule I hereto (as the same may be reduced from time to time pursuant to Section 2.10 or otherwise pursuant to the terms of this Agreement).
“Compliance Certificate” has the meaning given that term in Section 8.12.
“Continue,” “Continuation” and “Continued” each refers to the continuation of a LIBOR Loan from one Interest Period to another Interest Period pursuant to Section 2.7.
“Control” (including with correlative meanings, the terms “Controlling,” “Controlled by” and “under common Control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
“Convert,” “Conversion” and “Converted” each refers to the conversion of a Loan of one Type into a Loan of another Type pursuant to Section 2.8.
“Credit Event” means any of the following: (a) the making of any Loan, (b) the Conversion of any Loan, or (c) the Continuation of any Loan.

“Default” means any of the events specified in Section 10.1, whether or not there has been satisfied any requirement for the giving of notice, the lapse of time, or both.
“Defaulting Lender” means, subject to Section 3.9(d), any Lender that: (a) has failed to: (i) fund all or any portion of its Loans within two (2) Business Days after the date such Loans were required to be funded hereunder unless such Lender notifies Administrative Agent and Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied; or (ii) pay to Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two (2) Business Days after the date when due; (b) has notified Borrower, any other Lender or Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied); (c) has failed, within three (3) Business Days after written request by Administrative Agent or Borrower, to confirm in writing to Administrative Agent and Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by Administrative Agent and Borrower); or (d) has, or has a direct or indirect parent company that has: (i) become the subject of a proceeding under any Debtor Relief Law; or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States of America or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 3.9(d)) upon delivery of written notice of such determination to Borrower and each Lender.
“Derivatives Contract” means: (a) any transaction (including any master agreement, confirmation or other agreement with respect to any such transaction) now existing or hereafter entered into by Borrower: (i) which is a rate swap transaction, swap option, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, credit protection transaction, credit swap, credit default swap, credit default option, total return swap, credit spread transaction, repurchase transaction, reverse repurchase transaction, buy/sell-back transaction, securities lending transaction, weather index transaction or forward purchase or sale of a security, commodity or other financial instrument or interest (including any option with respect to any of these transactions); or (ii) which is a type of transaction that is similar to any transaction referred to in clause (i) above that is currently, or in the future becomes, recurrently entered into in the financial markets (including terms and conditions incorporated by reference in such agreement) and which is a forward, swap, future, option or other derivative on one or more rates, currencies, commodities, equity securities or other equity instruments, debt securities or other debt instruments, economic indices or measures of economic risk or value, or other benchmarks against which payments or deliveries are to be made; and (b) any combination of these transactions.
“Derivatives Support Document” means: (a) any Credit Support Annex comprising part of (and as defined in) any Specified Derivatives Contract; and (b) any document or agreement, other than a Security Document, pursuant to which cash, deposit accounts, securities accounts or similar financial asset collateral are pledged to or made available for set-off by, a Specified Derivatives Provider, including any banker’s lien or similar right, securing or supporting Specified Derivatives Obligation.
“Derivatives Termination Value” means, in respect of any one or more Derivatives Contracts, after taking into account the effect of any legally enforceable netting agreement or provision relating thereto: (a) for any date on or after the date such Derivatives Contracts have been terminated or closed out, the termination amount or value determined in accordance therewith; and (b) for any date prior to the date such Derivatives Contracts have been terminated or closed out, the then-current mark-to-market value for such Derivatives Contracts, determined based upon one or more mid-market quotations or estimates provided by any recognized dealer in Derivatives Contracts (which may include Administrative Agent, any Lender, any Specified Derivatives Provider or any Affiliate of any thereof).
“Disbursement Instruction Agreement” means the Disbursement Instruction Agreement delivered by Borrower dated as of March 6, 2015, as the same may be amended, restated or modified from time to time with the prior written approval of Administrative Agent.
“Dollars” or “$” means the lawful currency of the United States of America.
“Effective Date” means the later of: (a) the Agreement Date; and (b) the date on which all of the conditions precedent set forth in Section 6.1 shall have been fulfilled or waived.
“Eligible Assignee” means: (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; and (d) any other Person (other than a natural person) approved by: (i) Administrative Agent; and (ii) unless an Event of Default or monetary or material non-monetary Default exists, Borrower (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include Borrower or any of Borrower’s Affiliates.
“Eligible Property” means a Property which satisfies all of the following requirements as confirmed by Administrative Agent: (a) unless otherwise approved by Administrative Agent in its reasonable discretion, such Property is one hundred percent (100%) owned in fee simple by a Person who is a Wholly Owned Subsidiary of Borrower Member; (b) such Property is owned by a Person that has the right and ability to become (and who shall become) a Borrower hereunder pursuant to the terms of a Joinder Agreement; (c) such Property is located in a State of the United States of America or in the District of Columbia; (d) Borrower has the right to take the following actions without the need to obtain the consent of any Person (other than Borrower Member and Guarantor) and if any such consent is required, it shall have been obtained: (i) to create Liens on such Property as security for Indebtedness of Borrower; and (ii) to sell, transfer or otherwise dispose of such Property; (e) neither such Property, nor the direct Equity Interests in the Person owning the Property is subject to: (i) any Lien other than Permitted Liens; or (ii) any Negative Pledge; (f) the Appraised Value of such Property, when aggregated with the Appraised Value of all of the other Borrowing Base Properties located within the same Metropolitan Statistical Area (as determined by the United States Office of Management and Budget) does not cause the aggregate Appraised Values of all of such Properties within such MSA to exceed thirty-five percent (35%) of the aggregate Appraised Values of all of the Borrowing Base Properties (including such Property); (g) the Appraised Value of such Property shall not exceed thirty-five percent (35%) of the aggregate Appraised Values of all of the Borrowing Base Properties (including such Property); (h) the rent payable under Tenant Leases with any individual tenant or group of Affiliated tenants within Borrowing Base Properties (including such Property) shall not exceed: (1) prior to February 27, 2019, thirty-five percent (35%) of the aggregate rent payable under all of the Tenant Leases in all of the Borrowing Base Properties (including such Property); (2) from and after February 27, 2019, but prior to August 27, 2019, thirty percent (30%) of the aggregate rent payable under all of the Tenant Leases in all of the Borrowing Base Properties (including such Property); and (3) from and after August 27, 2019, twenty-five percent (25%) of the aggregate rent payable under all of the Tenant Leases in all of the Borrowing Base Properties (including such Property); (i) such Property is free of all material structural defects, title defects or environmental conditions not covered by insurance acceptable to Administrative Agent in its reasonable discretion or reserves except for such defects or conditions which are not individually or collectively material to the profitable operation of such Property; and (j) such Property has otherwise been approved as an Eligible Property by Administrative Agent pursuant to the terms of this Agreement.
“Environmental Claims” means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, accusations, allegations, notices of noncompliance or violation, investigations (other than internal reports prepared by any Person in the ordinary course of business and not in response to any third party action or request of any kind) or proceedings relating in any way to any actual or alleged violation of or liability under any Environmental Law or relating to any permit issued, or any approval given, under any such Environmental Law, including any and all claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages, contribution, indemnification cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to human health or the environment.
“Environmental Laws” means any Applicable Law relating to environmental protection or the manufacture, storage, remediation, disposal or cleanup of Hazardous Materials including the following: Clean Air Act, 42 U.S.C. § 7401 et seq.; Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq.; Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq.; National Environmental Policy Act, 42 U.S.C. § 4321

et seq.; regulations of the Environmental Protection Agency, any applicable rule of common law and any judicial interpretation thereof relating primarily to the environment or Hazardous Materials, and any analogous or comparable state or local laws, regulations or ordinances that concern Hazardous Materials or protection of the environment.
“Environmental Reports” means those reports described on Exhibit J attached hereto.
“Equity Issuance” means any issuance or sale by Guarantor of any Equity Interest in Guarantor and shall in any event include the issuance of any Equity Interest upon the conversion or exchange of any security constituting Indebtedness that is convertible or exchangeable, or is being converted or exchanged, for Equity Interests.
“Equity Interest” means, with respect to any Person, any share of capital stock of (or other ownership or profit interests in) such Person, any warrant, option or other right for the purchase or other acquisition from such Person of any share of capital stock of (or other ownership or profit interests in) such Person, whether or not certificated, any security convertible into or exchangeable for any share of capital stock of (or other ownership or profit interests in) such Person or warrant, right or option for the purchase or other acquisition from such Person of such shares (or such other interests), and any other ownership or profit interest in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such share, warrant, option, right or other interest is authorized or otherwise existing on any date of determination.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“ERISA Group” means Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with Borrower, are treated as a single employer under Section 414 of the Internal Revenue Code.
“Event of Default” means any of the events specified in Section 10.1, provided that any requirement for notice or lapse of time or any other condition has been satisfied.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case: (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof); or (ii) that are Other Connection Taxes; (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to an Applicable Law in effect on the date on which: (i) such Lender acquires such interest in the Loan or Commitment; or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.10, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office; (c) Taxes attributable to such Recipient’s failure to comply with Section 3.10(g); and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Fair Market Value” means: (a) with respect to a security listed on a national securities exchange or the NASDAQ National Market, the price of such security as reported on such exchange or market by any widely recognized reporting method customarily relied upon by financial institutions; and (b) with respect to any other property, the price which could be negotiated in an arm’s-length free market transaction, for cash, between a willing seller and a willing buyer, neither of which is under pressure or compulsion to complete the transaction. Except as otherwise provided herein, Fair Market Value shall be determined by the board of directors of Guarantor (or an authorized committee thereof) acting in good faith conclusively evidenced by a board resolution thereof delivered to the Administrative Agent or, with respect to any asset valued at no more than $1,000,000, such determination may be made by the chief financial officer of Guarantor evidenced by an officer’s certificate delivered to the Administrative Agent.
“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any intergovernmental agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code.
“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Administrative Agent from three (3) Federal Funds brokers of recognized standing selected by Administrative Agent.
“Fee Letter” means that certain amended and restated fee letter dated as of the Agreement Date, by and between Borrower and Administrative Agent.
“Fees” means the fees and commissions provided for or referred to in Section 3.5 and any other fees payable by Borrower hereunder, under any other Loan Document or under the Fee Letter.
“FIRREA” means the Financial Institution Recovery, Reform and Enforcement Act of 1989, as amended.
“Foreign Lender” means: (a) if Borrower is a U.S. Person, a Lender that is not a U.S. Person; and (b) if Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which Borrower is resident for tax purposes.
“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.
“GAAP” means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of

Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.
“Governmental Approvals” means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.
“Governmental Authority” means any national, state or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, quasi governmental, judicial, administrative, public or statutory instrumentality, authority, body, agency, bureau, commission, board, department or other entity (including the Federal Deposit Insurance Corporation, the Comptroller of the Currency or the Federal Reserve Board, any central bank or any comparable authority) or any arbitrator with authority to bind a party at law.
“Gross Operating Income” means the sum of any and all amounts, payments, fees rentals, additional rentals, expense reimbursements (including all reimbursements by tenants, lessees, licensees and other users of the Property and improvements on the Property), discounts or credits to Borrower, income, interest and other monies directly or indirectly received by or on behalf of or credited to Borrower from any Person with respect to Borrower’s ownership, use, development, operation, leasing, franchising, marketing or licensing of the Property and improvements, including from parking operations. Gross Operating Income shall be computed on a cash basis and shall include for each quarterly statement all amounts actually received in such quarter whether or not such amounts are attributable to the charge arising in such quarter. Borrower may make adjustments for prepaid rents so long as the rent is applied for a period when actually due.
“Guarantor” means RREEF Property Trust, Inc., a Maryland corporation.
“Guaranty,” “Guaranteed” or to “Guarantee” as applied to any obligation means and includes: (a) a guaranty (other than by endorsement of negotiable instruments for collection in the ordinary course of business), directly or indirectly, in any manner, of any part or all of such obligation; or (b) an agreement, direct or indirect, contingent or otherwise, and whether or not constituting a guaranty, the practical effect of which is to assure the payment or performance (or payment of damages in the event of nonperformance) of any part or all of such obligation whether by: (i) the purchase of securities or obligations; (ii) the purchase, sale or lease (as lessee or lessor) of property or the purchase or sale of services primarily for the purpose of enabling the obligor with respect to such obligation to make any payment or performance (or payment of damages in the event of nonperformance) of or on account of any part or all of such obligation, or to assure the owner of such obligation against loss; (iii) the supplying of funds to or in any other manner investing in the obligor with respect to such obligation; (iv) repayment of amounts drawn down by beneficiaries of letters of credit; or (v) the supplying of funds to or investing in a Person on account of all or any part of such Person’s obligation under a Guaranty of any obligation or indemnifying or holding harmless, in any way, such Person against any part or all of such obligation. As the context requires, “Guaranty” shall also mean the Non-Recourse Carve-Out Guaranty executed and delivered by Guarantor dated as of March 6, 2015, as the same may be amended, restated or modified from time to time with the prior written approval of Administrative Agent.

“Hazardous Materials” means all or any of the following: (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable Environmental Laws as “hazardous substances,” “hazardous materials,” “hazardous wastes,” “toxic substances” or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, “TCLP” toxicity, or “EP toxicity”; (b) oil, petroleum or petroleum derived substances, natural gas, natural gas liquids or synthetic gas and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (c) any flammable substances or explosives or any radioactive materials; (d) asbestos in any form; (e) toxic mold; and (f) electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million (50/1,000,000).
“Hazardous Materials Indemnity Agreement” means the Hazardous Materials Indemnity Agreement executed by Borrower and Guarantor in favor of Administrative Agent, the Lenders dated as of March 6, 2015, as the same may be amended, restated or modified from time to time with the prior written approval of Administrative Agent.
“Indebtedness” means, with respect to a Person, at the time of computation thereof, all of the following (without duplication): (a) all obligations of such Person in respect of money borrowed; (b) all obligations of such Person (other than trade debt incurred in the ordinary course of business), whether or not for money borrowed: (i) represented by notes payable, or drafts accepted, in each case representing extensions of credit; (ii) evidenced by bonds, debentures, notes or similar instruments; or (iii) constituting purchase money indebtedness, conditional sales contracts, title retention debt instruments or other similar instruments, upon which interest charges are customarily paid or that are issued or assumed as full or partial payment for property; (c) Capitalized Lease Obligations of such Person; (d) all reimbursement obligations of such Person under or in respect of any letters of credit or acceptances (whether or not the same have been presented for payment); (e) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Mandatorily Redeemable Stock issued by such Person or any other Person, valued at the greater or its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; (f) net obligations under any Derivative Contract (which shall be deemed to have an amount equal to the Derivatives Termination Value thereof at such time but in no event shall be less than zero); and (g) all Indebtedness of other Persons which: (i) such Person has Guaranteed or is otherwise recourse to such Person; or (ii) is secured by a Lien on any property of such Person.
“Indemnified Taxes” means: (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of Borrower or Guarantor under any Loan Document; and (b) to the extent not otherwise described in the immediately preceding clause (a), Other Taxes.
“Intellectual Property” has the meaning given that term in Section 7.1(t).
“Interest Period” means, with respect to each LIBOR Loan, each period commencing on the date such LIBOR Loan is made, or in the case of the Continuation of a LIBOR Loan the last day of the preceding Interest Period for such Loan, and ending on the numerically corresponding day in the first calendar month thereafter, as Borrower may select in a Notice of Borrowing, Notice of Continuation or Notice of Conversion, as the case may be, except that each Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing: (a) if any Interest Period would otherwise end after the Maturity Date, such Interest Period shall end on the Maturity Date; and (b) each Interest Period that would otherwise end on a day which is not a Business Day shall end on the immediately following Business Day (or, if such immediately following Business Day falls in the next calendar month, on the immediately preceding Business Day).
“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.
“Investment Advisor” means RREEF America, L.L.C., a Delaware limited liability company, investment advisor to Guarantor, and any successor investment advisor to Guarantor.
“Joinder Agreement” means a Joinder Agreement, substantially in the form of the Joinder Agreement attached hereto as Exhibit  H, executed by a Borrower.
“Lender” means each financial institution from time to time party hereto as a “Lender,” together with its respective successors and permitted assigns; provided, however, that the term “Lender” shall not, except as otherwise expressly provided herein, include any Lender (or its Affiliates) in its capacity as a Specified Derivatives Provider.
“Lending Office” means, for each Lender and for each Type of Loan, the office of such Lender specified in such Lender’s Administrative Questionnaire or in the applicable Assignment and Assumption Agreement, or such other office of such Lender as such Lender may notify Administrative Agent in writing from time to time.
“LIBOR” means, with respect to any LIBOR Loan for any Interest Period, the rate of interest obtained by dividing (i) the rate of interest per annum determined on the basis of the rate for deposits in Dollars for a period equal to the applicable Interest Period as published by the ICE Benchmark Administration Limited, a United Kingdom company, at approximately 11:00 a.m. (London time) two Business Days prior to the first day of the applicable Interest Period by (ii) a percentage equal to 1 minus the stated maximum rate (stated as a decimal) of all reserves, if any, required to be maintained with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”) as specified in Regulation D of the Board of Governors of the Federal Reserve System (or against any other category of liabilities which includes deposits by reference to which the interest rate on LIBOR Loans is determined or any applicable category of extensions of credit or other assets which includes loans by an office of any Lender outside of the United States of America). If, for any reason, the rate referred to in the preceding clause (i) is not published by the ICE Benchmark Administration Limited, a United Kingdom company, then the rate to be used for such clause (i) shall be determined by Administrative Agent to be the arithmetic average of the rate per annum at which deposits in Dollars would be offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m. (London time) two Business Days prior to the first day of the applicable Interest Period for a period equal to such Interest Period. Any change in the maximum rate or reserves described in the preceding clause (ii) shall result in a change in LIBOR on the date on which such change in such maximum rate becomes effective.
“LIBOR Loan” means a Loan bearing interest at a rate based on LIBOR.
“LIBOR Market Index Rate” means, for any day, LIBOR as of that day that would be applicable for a LIBOR Loan having a one-month Interest Period determined at approximately 10:00 a.m. Central time for such day (rather than 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period as otherwise provided in the definition of “LIBOR”), or if such day is not a Business Day, the immediately preceding Business Day. The LIBOR Market Index Rate shall be determined on a daily basis.
“Lien” as applied to the property of any Person means: (a) any security interest, encumbrance, mortgage, deed to secure debt, deed of trust, assignment of leases or rents, pledge, lien, hypothecation, assignment, charge or lease constituting a Capitalized Lease Obligation, conditional sale or other title retention agreement, or other security title or encumbrance of any kind in respect of any property of such Person, or upon the income, rents or profits therefrom; (b) any arrangement, express or implied, under which any property of such Person is transferred, sequestered or otherwise identified for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to the payment of the general, unsecured creditors of such Person; (c) the filing of any financing statement under the UCC or its equivalent in any jurisdiction; and (d) any agreement by such Person to grant, give or otherwise convey any of the foregoing.
“Loan” means a Revolving Loan and “Loans” means all of the Revolving Loans, in the aggregate.
“Loan Disbursement Account” has the meaning given that term in Section 8.21.
“Loan Document” means this Agreement, each Note, each Security Document, and each other document or instrument now or hereafter executed and delivered by a Borrower or Guarantor in connection with, pursuant to or relating to this Agreement (other than the Fee Letter and any Specified Derivatives Contract).
“Major Lease” means any Tenant Leases (or any group of Tenant Leases to Affiliated tenants) that in the aggregate account for ten percent (10%) or more of Testing Operating Revenue.
“Mandatorily Redeemable Stock” means, with respect to any Person, any Equity Interest of such Person which by the terms of such Equity Interest (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise: (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than an Equity Interest to the extent redeemable in exchange for common stock or other equivalent common Equity Interests at the option of the issuer of such Equity Interest); (b) is convertible into or exchangeable or exercisable for Indebtedness or Mandatorily Redeemable Stock; or (c) is redeemable at the option of the holder thereof, in whole or part (other than an Equity Interest which is redeemable solely in exchange for common stock or other equivalent common

Equity Interests), in each case on or prior to the date on which all Loans are scheduled to be due and payable in full.
“Material Adverse Effect” means a materially adverse effect on (a) the business, assets, liabilities, condition (financial or otherwise), results of operations or business prospects of Borrower or Guarantor taken as a whole, (b) the ability of Borrower or Guarantor to perform its obligations under any Loan Document to which it is a party or (c) the validity or enforceability of any of the Loan Documents.
“Material Contract” means: (a) each Property Management Agreement with respect to an Eligible Property; (b) any Major Lease; and (c) any contract or other arrangement (other than Loan Documents and Specified Derivatives Contracts), whether written or oral, to which any Borrower is a party and as to which the breach, nonperformance, cancellation or failure to renew by any party thereto could reasonably be expected to have a Material Adverse Effect.
“Material Plan” means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $1,000,000.
“Maturity Date” means February 27, 2021, as such date may be extended pursuant to Section 2.11.
“Maximum Legal Rate” shall mean the maximum non-usurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Indebtedness evidenced by the Notes and as provided for herein or in the other Loan Documents, under the laws of such State or States whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loans.
“Maximum Loan Availability” means, at any time, the lesser of: (a) the Borrowing Base; and (b) the aggregate amount of the Revolving Commitments at such time.
“Minimum Repayment Amount” means an amount sufficient to reduce the then outstanding aggregate principal amount of the Loans to an amount equal to, or less than, the Borrowing Base, as determined on the applicable Testing Date or other applicable determination date.
“Minimum Tangible Net Worth Amount” means an amount greater than or equal to the sum of: (a) $63,666,991; plus (b) an amount equal to 85% of the aggregate amount of Net Proceeds from Equity Issuances received by Guarantor since December 31, 2017. Minimum Tangible Net Worth Amount shall be recalculated by Administrative Agent at the end of each calendar quarter upon receipt of each Compliance Certificate described in Section 8.12(g) below, and until the delivery to Administrative Agent of the first such Compliance Certificate after the Agreement Date, the Minimum Tangible Net Worth Amount shall be $63,666,991.
“Multiemployer Plan” means at any time a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.
“Negative Pledge” means, with respect to a given asset, any provision of a document, instrument or agreement (other than any Loan Document or Specified Derivatives Contract) which prohibits or purports to prohibit the creation or assumption of any Lien on such asset as security for Indebtedness of the Person owning such asset or any other Person; provided, however, that an agreement that conditions a Person’s ability to encumber its assets upon the maintenance of one or more specified ratios that limit a Person’s ability to encumber its assets but that do not generally prohibit the encumbrance of its assets, or the encumbrance of specific assets, shall not constitute a Negative Pledge.
“Net Proceeds” means with respect to an Equity Issuance by Guarantor (exclusive of an Equity Issuance resulting from the Guarantor’s dividend reinvestment program), the aggregate amount of all cash and the Fair Market Value of all other property (other than securities of Guarantor being converted or exchanged in connection with such Equity Issuance) received by Guarantor in respect of such Equity Issuance net of redemptions, investment banking fees, legal fees, accountants’ fees, underwriting discounts and commissions and other customary fees and expenses actually incurred by such Person in connection with such Equity Issuance.
“Note” means a Revolving Note individually, and “Notes” means all of the Revolving Notes, collectively.
“Notice of Borrowing” means a notice substantially in the form of Exhibit C (or such other form reasonably acceptable to Administrative Agent and containing the information required in such Exhibit) to be delivered to Administrative Agent pursuant to Section 2.1(b) evidencing Borrower’s request for a borrowing of Revolving Loans.
“Notice of Continuation” means a notice substantially in the form of Exhibit D (or such other form reasonably acceptable to Administrative Agent and containing the information required in such Exhibit) to be delivered to Administrative Agent pursuant to Section 2.11 evidencing Borrower’s request for the Continuation of a LIBOR Loan.
“Notice of Conversion” means a notice substantially in the form of Exhibit E (or such other form reasonably acceptable to Administrative Agent and containing the information required in such Exhibit) to be delivered to Administrative Agent pursuant to Section 2.12 evidencing Borrower’s request for the Conversion of a Loan from one Type to another Type.
“Obligations” means, individually and collectively: (a) the aggregate principal balance of, and all accrued and unpaid interest on, all Loans; and (b) all other indebtedness, liabilities, obligations, covenants and duties of Borrower or Guarantor owing to Administrative Agent or any Lender of every kind, nature and description, under or in respect of this Agreement or any of the other Loan Documents, including the Fees and indemnification obligations, whether direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any promissory note. For the avoidance of doubt, “Obligations” shall not include Specified Derivatives Obligations.

“Operating Account” has the meaning given that term in Section 8.22.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.
“Participant” has the meaning given that term in Section 12.6(b).
“PBGC” means the Pension Benefit Guaranty Corporation and any successor agency.
“Permitted Liens” means, collectively: (a) the Liens created by the Loan Documents; (b) all Liens, encumbrances and other matters disclosed in the Title Policies relating to the Borrowing Base Properties or shown on the surveys of Borrowing Base Properties delivered to Administrative Agent; (c) Liens, if any, on any Borrowing Base Property for Taxes or Other Taxes imposed by any Governmental Authority not yet delinquent; (d) mechanics’, materialmen’s or similar Liens, if any, and Liens on any Borrowing Base Property for delinquent Taxes or impositions, in each case only if being contested by appropriate proceedings (in the same manner in which Taxes are contested pursuant to this Agreement; (e) rights of existing and future tenants pursuant to written Leases existing as of the Effective Date or entered into thereafter in conformity with the provisions of this Agreement; (f) any attachment or judgment lien on any Borrowing Base Property, provided that the judgment it secures shall have been bonded, discharged or execution thereof stayed pending appeal within the earlier of sixty (60) days after the entry thereof and the date that is ten (10) days prior to the earlier to occur of the Maturity Date or the date on which such Borrowing Base Property is scheduled to be sold for non-payment; (g) easements, rights-of-way, restrictions (including zoning restrictions), defects or irregularities in title affecting any Borrowing Base Property to which like properties are commonly subject which have not been granted or created by any Borrower in violation of any term of this Agreement prohibiting such grant or creation; (h) such title, survey and other exceptions as Administrative Agent has approved or may approve in writing in Administrative Agent’s reasonable discretion; and (i) other Liens securing Specified Derivatives Obligations pursuant to Derivatives Support Documents.
“Permitted Operating Expenses” means the following expenses: (a) taxes and assessments imposed upon the Borrowing Base Properties to the extent that such taxes and assessments are required to be paid by Borrower; (b) insurance premiums for casualty and liability insurance carried in connection with the Borrowing Base Properties; and (c) all other customary operating expenses incurred by Borrower for the management, operation, cleaning, leasing, maintenance and repair of the Property that are included in the operating budget or are otherwise customary and reasonably necessary. Permitted Operating Expenses shall not include any interest or principal payments on the Loans or any allowance for depreciation.
“Person” means any natural person, corporation, limited partnership, general partnership, joint stock company, limited liability company, limited liability partnership, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, or any other nongovernmental entity, or any Governmental Authority.
“Plan” means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either: (a) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group; or (b) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.
“Post-Default Rate” means, in respect of any Obligation that is not paid when due (whether at stated maturity, by acceleration, by optional or mandatory prepayment or otherwise) a rate per annum equal to the lesser of: (a) the Maximum Legal Rate; or (b) five percent (5%) above the then applicable interest rate payable hereunder.
“Principal Office” means Wells Fargo Bank, National Association, Minneapolis Loan Center, 600 South 4th Street, 9th floor, Minneapolis, MN 55415, MAC N9300-091, Attention: Cole Sievert

“Proforma NOI Schedule” means a written schedule provided by Borrower in connection with the addition of a Borrowing Base Property pursuant to Section 4.1 hereof, which schedule shall include Borrower’s calculation (and reasonable detail supporting such calculation) of proforma Testing NOI for the period of time prior to the first Testing Date occurring after one full calendar quarter of ownership of such Borrowing Base Property by the applicable Borrower. The Proforma NOI Schedule shall be based solely on leases in place at the time such Proforma NOI Schedule is provided to Administrative Agent.
“Property” means a parcel (or group of related parcels) of real property owned by Borrower.
“Property Management Agreements” means, collectively, all agreements entered into by Borrowers, pursuant to which Borrowers engage a Property Manager to manage a given Property.
“Property Manager” means each of CB Richard Ellis, Inc., Jones Lang LaSalle Americas, Inc., Jones Lang LaSalle Americas (Illinois), L.P. and Transwestern Carey Winston, L.L.C., or a successor thereto or any other manager of a Property approved pursuant to the terms of this Agreement.
“Property Management Contract Assignment” means a Property Management Contract Assignment executed by Borrower in favor of Administrative Agent for its benefit and the benefit of the Lenders and each Specified Derivatives Provider, in form and substance satisfactory to

Administrative Agent, including the Property Management Contract Assignments delivered by Borrowers to Administrative Agent on the Effective Date (if any), as the same may be amended, restated or otherwise modified from time to time.
“Property Release” has the meaning given that term in Section 4.2.
“Pro Rata Share” means, as to each Lender, the ratio, expressed as a percentage of: (a) the sum of: (i) the amount of such Lender’s Revolving Commitment; to (b) the aggregate amount of the Revolving Commitments of all Lenders; provided, however, that if at the time of determination of the Pro Rata Share, the Revolving Commitments have terminated or been reduced to zero, the “Pro Rata Share” of each Lender shall be the ratio, expressed as a percentage of: (i) the sum of the unpaid principal amount of all outstanding Revolving Loans owing to such Lender as of such date; to (ii) the sum of the aggregate unpaid principal amount of all outstanding Revolving Loans of all Lenders as of such date.
“Protective Advance” means all sums expended as determined by Administrative Agent to be necessary or appropriate after Borrower fails to do so when required: (a) to protect the validity, enforceability, perfection or priority of the Liens in any of the Collateral and the instruments evidencing the Obligations; (b) to prevent the value of any Collateral from being materially diminished (assuming the lack of such a payment within the necessary time frame could potentially cause such Collateral to lose value); or (c) to protect any of the Collateral from being materially damaged, impaired, mismanaged or taken, including any amounts expended in connection therewith in accordance with Section 12.2.
“Qualifying Lease” means, as of any determination date, a Tenant Lease that has been approved by Administrative Agent pursuant to the terms of this Agreement (or is a Tenant Lease that is not required to be approved pursuant to the terms of this Agreement) that complies with the following criteria: (a) the Tenant Lease is in full force and effect; and (b) if the Tenant Lease is a Major Lease, the following: (i) no monetary or material non-monetary default has occurred and is continuing under the Major Lease; (ii) the tenant under the Major Lease is not the subject of a proceeding (voluntary or involuntary) under the Bankruptcy Code; (iii) the tenant under the Leases has not vacated its premises nor given notice that it intends to vacate its premises; and (iv) the Tenant Lease is not scheduled to terminate or expire within the six (6) month period following such determination date (or twelve (12) month period with respect to the Orbital ATK Lease at the Property commonly known as Loudoun Gateway I), unless: (aa) such Tenant Lease has been renewed or extended in writing prior to such determination date in compliance with the terms of this Agreement; and (bb) such renewed or extended Tenant Lease has at least six (6) months remaining in its term (or twelve (12) month period with respect to the Orbital ATK Lease at the Property commonly known as Loudoun Gateway I).
“Recipient” means: (a) Administrative Agent; and (b) any Lender, as applicable.
“Regulatory Change” means, with respect to any Lender, any change effective after the Agreement Date in Applicable Law (including, Regulation D of the Board of Governors of the Federal Reserve System) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks, including such Lender, of or under any Applicable Law

(whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any Governmental Authority or monetary authority charged with the interpretation or administration thereof or compliance by any Lender with any request or directive regarding capital adequacy. Notwithstanding anything herein to the contrary: (a) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith; and (b) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Regulatory Change,” regardless of the date enacted, adopted or issued.
“Requisite Lenders” means, as of any date, Lenders (which shall include the Lender then acting as Administrative Agent) having at least 66 2/3% of the aggregate amount of the Revolving Commitments, or, if the Revolving Commitments have been terminated or reduced to zero, Lenders holding at least 66 2/3% of the aggregate principal amount of the outstanding Revolving Loans; provided that: (a) in determining such percentage at any given time, all then existing Defaulting Lenders shall be disregarded and excluded, and the Pro Rata Shares shall be redetermined, for voting purposes only, to exclude the Pro Rata Shares of such Defaulting Lenders; and (b) at all times when two or more Lenders are party to this Agreement, the term “Requisite Lenders” shall in no event mean less than two Lenders.
“Restricted Payment” means: (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock or other Equity Interest of Borrower now or hereafter outstanding; (b) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock or other Equity Interest of Borrower now or hereafter outstanding; (c) any payment or prepayment of principal of, premium, if any, or interest on, redemption, conversion, exchange, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Indebtedness of Borrower (other than the Loans); and (d) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire any Equity Interests of Borrower now or hereafter outstanding.
“Restrictive Covenant Agreement” means and declaration of restrictive covenants, reciprical easement agreement, declaration of covenants, conditions and restrictions or similar document filed of record against any Property from time to time.
“Revolving Commitment” means, as to each Lender, such Lender’s obligation to make Revolving Loans pursuant to Section 2.1, in an amount up to, but not exceeding the amount set forth for such Lender on Schedule I as such Lender’s “Revolving Commitment Amount,” as the same may be reduced from time to time pursuant to Section 2.14 or otherwise pursuant to the terms of this Agreement.
“Revolving Loan” means a loan made by a Lender to Borrower pursuant to Section 2.1(a).
“Revolving Note” means each promissory note of Borrower, payable to the order of a Lender in a principal amount equal to the amount of such Lender’s Revolving Commitment.

“Sanctioned Country” means at any time, a country, territory or region which is itself, or whose government is, the subject or target of any Sanctions.
“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by any Governmental Authority of the United States of America, including without limitation, OFAC or the U.S. Department of State, or by the United Nations Security Council, the European Union, Her Majesty’s Treasury, or any other Governmental Authority, (b) any Person located, operating, organized or resident in a Sanctioned Country or (c) an agency of the Government of a Sanctioned Country, or (d) any Person owned or controlled by any such Person or agency described in any of the preceding clauses (a) through (c).
“Sanctions” means any sanctions or trade embargoes imposed, administered or enforced by any Governmental Authority of the United States of America, including without limitation, OFAC or the U.S. Department of State, or by the United Nations Security Council, Her Majesty’s Treasury, the European Union or any other Governmental Authority.
“Security Deed” means a Deed of Trust or Mortgage executed by a Borrower in favor of Administrative Agent for its benefit and the benefit of the Lenders and each Specified Derivatives Provider in form and substance satisfactory to Administrative Agent.
“Security Document” means the Guaranty, any Security Deed, any Property Management Contract Assignments, and any security agreement, pledge agreement, financing statement, or other document, instrument or agreement creating, evidencing or perfecting Administrative Agent’s Liens in any of the Collateral. For the avoidance of doubt, “Security Document” shall not include any Derivatives Support Document.
“Solvent” means, when used with respect to any Person, that: (a) the fair value and the fair salable value of its assets (excluding any Indebtedness due from any affiliate of such Person) are each in excess of the fair valuation of its total liabilities (including all contingent liabilities); (b) such Person is able to pay its debts or other obligations in the ordinary course as they mature; and (c) such Person has capital not unreasonably small to carry on its business and all business in which it proposes to be engaged.
“Specified Derivatives Contract” means any Derivatives Contract, together with any Derivatives Support Document relating thereto, that is made or entered into at any time, or in effect at any time now or hereafter, whether as a result of an assignment or transfer or otherwise, between Borrower and a Specified Derivatives Provider.
“Specified Derivatives Obligations” means all indebtedness, liabilities, obligations, covenants and duties of Borrower under or in respect of any Specified Derivatives Contract, whether direct or indirect, absolute or contingent, due or not due, liquidated or unliquidated, and whether or not evidenced by any written confirmation.
“Specified Derivatives Provider” means any Lender, or any Affiliate of a Lender that is a party to a Derivatives Contract at the time the Derivatives Contract is entered into.

“Tangible Net Worth” means, as of a given date, the difference between: (a) the aggregate value of the following assets of Guarantor as of such date: cash, investment securities, investment loans, real estate, and current receivables (excluding straight line rent), in each case as determined on a cost basis, except for real estate assets, the value of which shall be the lesser of: (i) the cost of such real estate asset; and (ii) the independent appraised value of each such real estate asset as determined by Guarantor’s independent valuation advisor or other independent advisor; and (b) Guarantor’s aggregate liabilities as of such date, as determined on a GAAP basis, but excluding intangible liabilities related to real estate.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Tenant Lease” means any lease entered into by or on behalf of any Borrower with respect to any portion of a Property.
“Testing Date” means each March 31, June 30, September 30 and December 31 of each year.
“Testing Debt Yield” means, as of any determination date: (a) for purposes of calculating the Applicable Margin, the result obtained (expressed as a percentage) by dividing: (i) the Testing NOI; by (ii) the average daily outstanding principal amount of the Loans for the calendar quarter preceding such determination date; and (b) for all other purposes, the result obtained (expressed as a percentage) by dividing: (i) the Testing NOI; by (ii) the outstanding principal amount of the Loans on such determination date, in each case as determined by Administrative Agent and subject to reasonable review, adjustment and approval consistent with Administrative Agent’s standard practices.
“Testing Debt Yield Hurdle” means ten percent (10.0%).
“Testing Gross Revenue” means an amount equal to: (a) four (4); multiplied by (b) all Gross Operating Income from Qualifying Leases, excluding amounts properly includable in Testing Recovery Income, actually received in connection with the operation of the Property for the three (3) month period immediate prior to the date of determination. Testing Gross Revenue shall deduct therefrom all credits or refunds to tenants and occupants, proceeds of insurance (except for business interruption insurance), proceeds of sales of depreciable property and proceeds of condemnation. Testing Gross Revenue shall be subject to Administrative Agent’s reasonable review, adjustment and approval consistent with Administrative Agent’s standard practices. Any amounts held in any accounts or reserves shall not be credited as or deemed to constitute, either Testing Gross Revenue or a prepayment of the Loans, or otherwise be taken into account for purposes of calculating Testing Debt Yield.
“Testing LTV” means, as of any date, for the Borrowing Base Properties in the aggregate, the quotient resulting (expressed as a percentage) from dividing: (a) an amount equal to the principal amount of the Loans; by (b) the aggregate amount of the Appraised Values of the Borrowing Base Properties. Any amounts held in any accounts or reserves shall not be credited as or deemed to constitute a prepayment of the Loans, or otherwise taken into account for purposes of calculating the Testing LTV.
“Testing LTV Hurdle” means sixty-five percent (65%).
“Testing NOI” means an amount equal to: (a) Testing Gross Revenue; plus (b) Testing Recovery Income; minus (c) Testing Operating Expenses, adjusted to remove the straight lining of rents and other non-cash items, subject to Administrative Agent’s reasonable review, adjustment and approval consistent with Administrative Agent’s standard practices. Notwithstanding the foregoing, with respect to any new Borrowing Base Property added pursuant to Section 4.1 hereof, Testing NOI for such Borrowing Base Property shall, until the first Testing Date occurring after one full calendar quarter of ownership of such Borrowing Base Property by the applicable Borrower, be determined by Administrative Agent in its reasonable discretion based on the information contained in the applicable Proforma NOI Schedule. Testing Operating Expenses during this period will be derived by annualizing the Permitted Operating Expenses applicable for such period.
“Testing Operating Expenses” means, as of any determination date, an amount equal to: (a) two (2); multiplied by (b) the sum of the actual Permitted Operating Expenses of the Borrowing Base Properties for the immediately prior two (2) fiscal quarters ending on the determination date, as set forth in the certified operating statements provided by Borrower to Administrative Agent pursuant to Article IX, which amount shall be normalized and annualized in a manner reasonably acceptable to Administrative Agent, and which calculation of operating expenses shall also include (without duplication of the actual expenses incurred): (i) management fees in an amount equal to the greater of: (A) the actual amount of the management fees paid under the Property Management Agreements; and (B) three percent (3%) of the sum of the Gross Operating Income being used for the calculation of Testing NOI; and (ii) an imputed capital expenditure reserve equal to the sum of: (A) (1) the number of rentable square feet in all of the Borrowing Base Properties consisting of office, retail and industrial premises; multiplied by (2)(aa) twenty cents ($0.20) per annum per square foot for office and retail property; and (bb) ten cents ($0.10) per annum per square foot for industrial property; plus (B)(1) Two Hundred Fifty Dollars ($250); multiplied by (2) the number of apartment units in Borrowing Base Properties consisting of multi-family residential premises.
“Testing Recovery Income” means, as of any determination date, an amount equal to: (a) two (2); multiplied by (b) any and all expense reimbursements from tenants in Qualifying Leases, for the immediately prior two (2) fiscal quarters ending on the determination date, as set forth in the certified operating statements provided by Borrower to Administrative Agent pursuant to Article IX, which amount shall be normalized and annualized in a manner reasonably acceptable to Administrative Agent. Testing Recovery Income shall be computed on a cash basis and shall include for each quarterly statement all amounts actually received in such quarter whether or not such amounts are attributable to the expense reimbursements arising in such quarter.
“Tie In Jurisdiction” means a jurisdiction in which a “tie-in” endorsement may be obtained for a Title Policy covering property located in such jurisdiction which endorsement effectively ties coverage to other Title Policies covering properties located in other jurisdictions.

“Title Policy” means those certain Lender’s Title Policies delivered to Administrative Agent in connection with the initial Borrowing Base Properties, or delivered thereafter with respect to Properties added as Borrowing Base Properties, all in form and substance satisfactory to Administrative Agent.
“Transfer” means any sale, installment sale, exchange, mortgage, pledge, hypothecation, assignment, encumbrance or other transfer, conveyance or disposition, whether occurring voluntarily, involuntarily or by operation of law or otherwise.
“Type” with respect to any Loan, refers to whether such Loan is a LIBOR Loan or a Base Rate Loan.
“UCC” means the Uniform Commercial Code as in effect in any applicable jurisdiction.
“Unfunded Liabilities” means, with respect to any Plan at any time, the amount (if any) by which: (a) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA; exceeds (b) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.
“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Internal Revenue Code.
“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 3.10(g)(ii)(B)(III).
“Wells Fargo” means Wells Fargo Bank, National Association, and its successors and assigns.
“Wholly Owned Subsidiary” means any subsidiary of a Person in respect of which all of the Equity Interests (other than, in the case of a corporation, directors’ qualifying shares) are at the time directly or indirectly owned or Controlled by such Person or one or more other subsidiaries of such Person, or by such Person and one or more other subsidiaries of such Person.
Section 1.2    General.
Unless otherwise indicated, all accounting terms, ratios and measurements shall be interpreted or determined in accordance with GAAP as in effect on the Agreement Date; provided that, if at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either Borrower or the Requisite Lenders shall so request, Administrative Agent, the Lenders and Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Requisite Lenders); provided further that, until so amended: (a) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein; and (b) Borrower shall provide to Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. References in this Agreement to “Sections,” “Articles,” “Exhibits” and “Schedules” are to sections, articles, exhibits and schedules herein and hereto unless otherwise indicated. references in this Agreement to any document, instrument or agreement: (i) shall include all exhibits, schedules and other attachments thereto; (ii) shall include all documents, instruments or agreements issued or executed in replacement thereof, to the extent permitted hereby; and (iii) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, supplemented, restated or otherwise modified from time to time to the extent not otherwise stated herein or prohibited hereby and in effect at any given time. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. Unless explicitly set forth to the contrary, a reference to an “Affiliate” means a reference to an Affiliate of Borrower. Titles and captions of Articles, Sections, subsections and clauses in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement. Unless otherwise indicated, all references to time are references to New York time. The term “including” or “includes” shall (if not already therein set forth) be deemed to be followed by the phrase “without limitation.”
Article II.    Credit Facility
Section 2.1    Revolving Loans.
(a)    Making of Revolving Loans. Subject to the terms and conditions set forth in this Agreement, each Lender severally and not jointly agrees to make Revolving Loans to Borrower during the period from and including the Effective Date to but excluding the Maturity Date, in an aggregate principal amount at any one time outstanding up to, but not exceeding, such Lender’s Revolving Commitment; provided, however, that Revolving Loans shall not be made if the same are restricted by the amount limitations set forth in Section 2.12. Each borrowing of Revolving Loans hereunder shall be in an aggregate principal amount of One Million Dollars ($1,000,000) and integral multiples of One Hundred Thousand Dollars ($100,000) in excess of that amount (except that, subject to Section 2.12, any such borrowing of Revolving Loans may be in the aggregate amount of the aggregate amount of the Revolving Commitments of all Lenders minus the sum of the aggregate principal balance of all Revolving Loans outstanding, which Revolving Loans, if less than One Million Dollars ($1,000,000), must be Base Rate Loans). Within the foregoing limits and subject to the terms and conditions of this Agreement, Borrower may borrow, repay and reborrow Revolving Loans.
(b)    Requests for Revolving Loans. Not later than 12:00 noon at least one (1) Business Day prior to a borrowing of Base Rate Loans and not later than 12:00 noon at least three (3) Business Days prior to a borrowing of LIBOR Loans, Borrower shall deliver to Administrative Agent a Notice of Borrowing. Each Notice of Borrowing shall specify the aggregate principal amount of the Revolving Loans to be borrowed, the date such Revolving Loans are to be borrowed (which must be a Business Day), the use of the proceeds of such Revolving Loans, the Type of the requested

Revolving Loans, and if such Revolving Loans are to be LIBOR Loans, the initial Interest Period for such Revolving Loans. Each Notice of Borrowing shall be irrevocable once given and binding on Borrower. Prior to delivering a Notice of Borrowing, Borrower may (without specifying whether a Revolving Loan will be a Base Rate Loan or a LIBOR Loan) request that Administrative Agent provide Borrower with the most recent LIBOR available to Administrative Agent. Administrative Agent shall provide such quoted rate to Borrower on the date of such request or as soon as possible thereafter.
(c)    Funding of Revolving Loans. Promptly after receipt of a Notice of Borrowing under the immediately preceding subsection (b), Administrative Agent shall notify each Lender of the proposed borrowing. Each Lender shall deposit an amount equal to the Revolving Loan to be made by such Lender to Borrower with Administrative Agent at the Principal Office, in immediately available funds not later than 12:00 noon on the date of such proposed Revolving Loans. Subject to fulfillment of all applicable conditions set forth herein, Administrative Agent shall make available to Borrower at the Principal Office, not later than 12:00 noon on the date of the requested borrowing of Revolving Loans, the proceeds of such amounts received by Administrative Agent. No Lender shall be responsible for the failure of any other Lender to make a Loan or to perform any other obligation to be made or performed by such other Lender hereunder, and the failure of any Lender to make a Loan or to perform any other obligation to be made or performed by it hereunder shall not relieve the obligation of any other Lender to make any Loan or to perform any other obligation to be made or performed by such other Lender.
(d)    Assumptions Regarding Funding by Lenders. Unless Administrative Agent shall have been notified by any Lender that such Lender will not make available to Administrative Agent a Revolving Loan to be made by such Lender in connection with any borrowing, Administrative Agent may assume that such Lender will make the proceeds of such Revolving Loan available to Administrative Agent in accordance with this Section, and Administrative Agent may (but shall not be obligated to), in reliance upon such assumption, make available to Borrower the amount of such Revolving Loan to be provided by such Lender. In such event, if such Lender does not make available to Administrative Agent the proceeds of such Revolving Loan, then such Lender and Borrower severally agree to pay to Administrative Agent on demand the amount of such Revolving Loan with interest thereon, for each day from and including the date such Revolving Loan is made available to Borrower but excluding the date of payment to Administrative Agent, at: (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation; and (ii) in the case of a payment to be made by Borrower, the interest rate applicable to Base Rate Loans. If Borrower and such Lender shall pay the amount of such interest to Administrative Agent for the same or overlapping period, Administrative Agent shall promptly remit to Borrower the amount of such interest paid by Borrower for such period. If such Lender pays to Administrative Agent the amount of such Revolving Loan, the amount so paid shall constitute such Lender’s Revolving Loan included in the borrowing. Any payment by Borrower shall be without prejudice to any claim Borrower may have against a Lender that shall have failed to make available the proceeds of a Revolving Loan to be made by such Lender.
Section 2.2    Rates and Payment of Interest on Loans.

(a)    Rates. Borrower promises to pay to Administrative Agent for the account of each Lender interest on the unpaid principal amount of each Loan made by such Lender for the period from and including the date of the making of such Loan to but excluding the date such Loan shall be paid in full, at the following per annum rates:
(i)    during such periods as such Loan is a Base Rate Loan, at the Base Rate (as in effect from time to time), plus the Applicable Margin for Base Rate Loans; and
(ii)    during such periods as such Loan is a LIBOR Loan, at LIBOR for such Loan for the Interest Period therefore, plus the Applicable Margin for such LIBOR Loans.
Notwithstanding the foregoing, while an Event of Default exists, Borrower shall pay to Administrative Agent for the account of each Lender, as the case may be, interest at the Post-Default Rate on the outstanding principal amount of any Loan made by such Lender and on any other amount payable by Borrower hereunder or under the Notes held by such Lender to or for the account of such Lender (including, accrued but unpaid interest to the extent permitted under Applicable Law).
(b)    Payment of Interest. All accrued and unpaid interest on the outstanding principal amount of each Loan shall be payable: (i) monthly in arrears on the first day of each month, commencing with the first full calendar month occurring after the Effective Date; and (ii) on any date on which the principal balance of such Loan is due and payable in full (whether at maturity, due to acceleration or otherwise). Interest payable at the Post-Default Rate shall be payable from time to time on demand. All determinations by Administrative Agent of an interest rate hereunder shall be conclusive and binding on the Lenders and Borrower for all purposes, absent manifest error.
(c)    Borrower Information Used to Determine Applicable Interest Rates. The parties understand that the applicable interest rate for the Obligations and certain fees set forth herein may be determined and/or adjusted from time to time based upon certain financial ratios and/or other information to be provided or certified to the Lenders by Borrower (the “Borrower Information”). If it is subsequently determined that any such Borrower Information was incorrect (for whatever reason, including because of a subsequent restatement of earnings by Borrower) at the time it was delivered to Administrative Agent, and if the applicable interest rate or fees calculated for any period were lower than they should have been had the correct information been timely provided, then, such interest rate and such fees for such period shall be automatically recalculated using correct Borrower Information. Administrative Agent shall promptly notify Borrower in writing of any additional interest and fees due because of such recalculation, and Borrower shall pay such additional interest or fees due to Administrative Agent, for the account of each Lender, within five (5) Business Days of receipt of such written notice. Any recalculation of interest or fees required by this provision shall survive the termination of this Agreement, and this provision shall not in any way limit any of Administrative Agent’s or any Lender’s other rights under this Agreement.
Section 2.3    Number of Interest Periods.
There may be no more than five (5) different Interest Periods for LIBOR Loans outstanding at the same time.

Section 2.4    Repayment of Loans.
Borrower shall repay the entire outstanding principal amount of, and all accrued but unpaid interest on, the Loans on the Maturity Date.
Section 2.5    Prepayments.
(a)    Optional. Subject to Section 5.4, Borrower may prepay any Loan at any time without premium or penalty. Borrower shall give Administrative Agent at least three (3) Business Days prior written notice of the prepayment of any Loan. Each voluntary prepayment of Loans shall be in an aggregate minimum amount of $500,000 and integral multiples of $100,000 in excess thereof.
(b)    Mandatory.
(i)    Revolving Commitment Overadvance. If at any time the aggregate principal amount of all outstanding Revolving Loans exceeds the aggregate amount of the Revolving Commitments, Borrower shall immediately upon demand pay to Administrative Agent for the account of the Lenders then holding Revolving Commitments (or if the Revolving Commitments have been terminated, then holding outstanding Revolving Loans), the amount of such excess. All payments under this subsection (b)(i) shall be applied in accordance with the last sentence of Section 3.2.
(ii)    Borrowing Base; Maximum Loan Availability Overadvance. If, as of any Testing Date, the aggregate principal amount of all outstanding Loans exceeds the Borrowing Base, Borrower shall within fifteen (15) Business Days after the date on which the Borrowing Base Certificate is due, pay to Administrative Agent for the benefit of the Lenders, an amount equal to the Minimum Repayment Amount. All payments under this subsection (b)(ii) shall be applied in accordance with the last sentence of Section 3.2.
Section 2.6    Late Charges.
If any payment required under this Agreement is not paid within ten (10) days after it becomes due and payable, Borrower shall pay a late charge for late payment to compensate the Lenders for the loss of use of funds and for the expenses of handling the delinquent payment, in an amount equal to four percent (4%) of such delinquent payment. Such late charge shall be paid in any event not later than the due date of the next subsequent installment of principal and/or interest. In the event the maturity of the Obligations hereunder occurs or is accelerated pursuant to Section 11.2, this Section 2.6 shall apply only to payments overdue prior to the time of such acceleration. This Section shall not be deemed to be a waiver of the Lenders’ right to accelerate payment of any of the Obligations as permitted under the terms of this Agreement.
Section 2.7    Continuation.
So long as no Default or Event of Default exists, Borrower may on any Business Day, with respect to any LIBOR Loan, elect to maintain such LIBOR Loan or any portion thereof as a LIBOR Loan by selecting a new Interest Period for such LIBOR Loan. Each Continuation of a LIBOR

Loan shall be in an aggregate minimum amount of One Million Dollars ($1,000,000) and integral multiples of One Hundred Thousand Dollars ($100,000) in excess of that amount, and each new Interest Period selected under this Section 2.7 shall commence on the last day of the immediately preceding Interest Period. Each selection of a new Interest Period shall be made by Borrower giving to Administrative Agent a Notice of Continuation not later than 12:00 noon on the third (3rd) Business Day prior to the date of any such Continuation. Such notice by Borrower of a Continuation shall be by telecopy, electronic mail or other similar form of communication in the form of a Notice of Continuation, specifying: (a) the proposed date of such Continuation; (b) the LIBOR Loan and portion thereof subject to such Continuation; and (c) the duration of the selected Interest Period, all of which shall be specified in such manner as is necessary to comply with all limitations on Loans outstanding hereunder. Each Notice of Continuation shall be irrevocable by and binding on Borrower once given. Promptly after receipt of a Notice of Continuation, Administrative Agent shall notify each Lender of the proposed Continuation. If Borrower shall fail to select in a timely manner a new Interest Period for any LIBOR Loan in accordance with this Section, such Loan shall automatically, on the last day of the current Interest Period therefore, continue as a LIBOR Loan with an Interest Period of one month.
Section 2.8    Conversion.
So long as no Default or Event of Default exists, Borrower may on any Business Day, upon Borrower’s giving of a Notice of Conversion to Administrative Agent by telecopy, electronic mail or other similar form of communication, Convert all or a portion of a Loan of one Type into a Loan of another Type. Each Conversion of Base Rate Loans into LIBOR Loans shall be in an aggregate minimum amount of One Million Dollars ($1,000,000) and integral multiples of One Hundred Thousand Dollars ($100,000) in excess of that amount, and upon Conversion of a Base Rate Loan into a LIBOR Loan, Borrower shall pay accrued interest to the date of Conversion on the principal amount so Converted in accordance with Section 2.2. Any Conversion of a LIBOR Loan into a Base Rate Loan shall be made on, and only on, the last day of an Interest Period for such LIBOR Loan. Each such Notice of Conversion shall be given not later than 12:00 noon three (3) Business Days prior to the date of any proposed Conversion into Base Rate or LIBOR Loans. Promptly after receipt of a Notice of Conversion, Administrative Agent shall notify each Lender of the proposed Conversion. Subject to the restrictions specified above, each Notice of Conversion shall be by telecopy, electronic mail or other similar form of communication in the form of a Notice of Conversion specifying: (a) the requested date of such Conversion; (b) the Type of Loan to be Converted; (c) the portion of such Type of Loan to be Converted; (d) the Type of Loan such Loan is to be Converted into; and (e) if such Conversion is into a LIBOR Loan, the requested duration of the Interest Period of such Loan. Each Notice of Conversion shall be irrevocable by and binding on Borrower once given.
Section 2.9    Notes.
(a)    Notes. The Revolving Loans made by each Lender shall, in addition to this Agreement, also be evidenced by a Revolving Note, payable to the order of such Lender in a principal amount equal to the amount of its Revolving Commitment as originally in effect and otherwise duly completed.

(b)    Lost, Stolen, Destroyed or Mutilated Notes. Upon receipt by Borrower of: (i) written notice from a Lender that a Note of such Lender has been lost, stolen, destroyed or mutilated; and (ii)(A) in the case of loss, theft or destruction, an unsecured agreement of indemnity from such Lender in form reasonably satisfactory to Borrower; or (B) in the case of mutilation, upon surrender and cancellation of such Note, Borrower shall at its own expense execute and deliver to such Lender a new Note date the date of such lost, stolen, destroyed or mutilated Note.
Section 2.10    Voluntary Reductions of the Revolving Commitment.
Borrower may terminate or reduce the amount of the Revolving Commitments at any time and from time to time without penalty or premium upon not less than five (5) Business Days prior notice to Administrative Agent of each such termination or reduction, which notice shall specify the effective date thereof and the amount of any such reduction (which in the case of any partial reduction of the Revolving Commitments shall not be less than One Million Dollars ($1,000,000) and integral multiples of One Hundred Thousand Dollars ($100,000) in excess of that amount in the aggregate) and shall be irrevocable once given and effective only upon receipt by Administrative Agent (“Commitment Reduction Notice”); provided, however, Borrower may not reduce the aggregate amount of the Revolving Commitments below $10,000,000 unless Borrower is terminating the Revolving Commitments in full. Promptly after receipt of a Commitment Reduction Notice, Administrative Agent shall notify each Lender of the proposed termination or Revolving Commitment reduction. The Revolving Commitments, once reduced pursuant to this Section, may not be increased. Borrower shall pay all interest and fees, on the Loans accrued to the date of such reduction or termination of the Revolving Commitments to Administrative Agent for the account of the Lenders, including any applicable compensation due to each Lender in accordance with Section 5.4 of this Agreement.
Section 2.11    Extension of Maturity Date.
Borrower shall have two (2) options (each, an “Extension Option”) to extend the Maturity Date of the Loans by one year for each Extension Option, upon satisfaction of the following conditions precedent with respect to each Extension Option:
(a)    Borrower shall provide Administrative Agent with written notice of Borrower’s request to exercise the Extension Option, at least forty-five (45), but not more than one hundred twenty (120), days prior to the applicable Maturity Date (the “Extension Request”). Such Extension Request shall be revocable, provided that Borrower reimburses Administrative Agent and the Lenders for all costs and expenses, including reasonable attorneys’ fees and expenses, incurred by Administrative Agent and the Lenders in connection with such revocation;
(b)    As of the date of Borrower’s delivery of the Extension Request, and as of the applicable Maturity Date, to the best of Borrower’s (and Guarantor’s) knowledge no Default or Event of Default shall have occurred and be continuing, and Borrower (and Guarantor, with respect to the Guaranty and Hazardous Materials Indemnity Agreement) shall so certify in writing;
(c)    Borrower and Guarantor shall execute or cause the execution of all documents reasonably required by Administrative Agent to evidence the Extension Option, and shall deliver to Administrative Agent, at Borrower’s sole cost and expense, title insurance endorsements showing no encumbrances or liens with respect to the Properties other than Permitted Liens;
(d)    Borrower shall pay an extension fee to Administrative Agent, for the benefit of each Lender, on the first (1st) day of the extension period date, in an amount equal to aggregate amount of each Lender’s Revolving Commitment (whether or not utilized) as of the day immediately prior to the then current Maturity Date (before giving effect to such extension), multiplied by fifteen one-hundredths of one percent (0.15%);
(e)    All costs and expenses (including reasonable attorneys’ fees and expenses incurred by Administrative Agent and the Lenders in connection with the exercise of the Extension Option) shall be payable by Borrower on demand therefor; and
(f)    As of the date of delivery of the Extension Request, and as of the then applicable Maturity Date, the Testing Debt Yield shall be at least equal to the Testing Debt Yield Hurdle and the Testing LTV shall be less than the Testing LTV Hurdle. Such compliance shall be evidenced by financial statements and reports delivered by Borrower at the time of its delivery of the Extension Request and, at Administrative Agent’s election, Borrower shall deliver updated Appraisals (for all Appraisals with effective dates prior to the date that is one year prior to the then applicable Maturity Date) evidencing the recalculated Testing LTV.
Section 2.12    Amount Limitations.
Notwithstanding any other term of this Agreement or any other Loan Document, no Lender shall make any Loan if, immediately after the making of such Loan, the aggregate principal amount of all outstanding Loans would exceed the Maximum Loan Availability.
Section 2.13    Increase in Revolving Commitments.
Borrower shall have the right to request, not more frequently than once per calendar quarter, increases in the aggregate amount of the Revolving Commitments by providing written notice to Administrative Agent, which notice shall be irrevocable once given; provided, however, that after giving effect to any such increases the aggregate amount of the Revolving Commitments of all of the Lenders shall not exceed Two Hundred Million Dollars ($200,000,000). Each such increase in the Revolving Commitments must be an aggregate minimum amount of Twenty-Five Million Dollars ($25,000,000) and integral multiples of Twenty-Five Million Dollars ($25,000,000) in excess thereof. Administrative Agent, in consultation with Borrower, shall manage all aspects of the syndication of such increase in the Revolving Commitments, including decisions as to the selection of the existing Lenders and/or other banks, financial institutions and other institutional lenders to be approached with respect to such increase and the allocations of the increase in the Revolving Commitments among such existing Lenders and/or other banks, financial institutions and other institutional lenders. No Lender shall be obligated in any way whatsoever to increase its Revolving Commitment. If a new Lender becomes a party to this Agreement, or if any existing Lender is increasing its Revolving Commitment, such Lender shall on the date it becomes a Lender hereunder (or in the case of an existing Lender, increases its Revolving Commitment) (and as a condition thereto) purchase from the other Lenders its Revolving Commitment Percentage

(determined with respect to the Lenders’ relative Revolving Commitments and after giving effect to the increase of Revolving Commitments) of any outstanding Revolving Loans, by making available to Administrative Agent for the account of such other Lenders, in same day funds, an amount equal to the sum of: (a) the portion of the outstanding principal amount of such Revolving Loans to be purchased by such Lender; plus (b) interest accrued and unpaid to and as of such date on such portion of the outstanding principal amount of such Revolving Loans. Borrower shall pay to the Lenders amounts payable, if any, to such Lenders under Section 5.4 as a result of the prepayment of any such Revolving Loans. Effecting the increase of the Revolving Commitments under this Section is subject to the following conditions precedent (together with any other conditions precedent imposed by Administrative Agent and the Lenders in their sole and absolute discretion): (i) no Event of Default shall be in existence on the effective date of such increase; (ii) the representations and warranties made or deemed made by Borrower and Guarantor in any Loan Document shall be true or correct on the effective date of such increase except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted hereunder; (iii)  Administrative Agent shall have received each of the following, in form and substance satisfactory to Administrative Agent: (A) such agreements, amendments, promissory notes, documents, certificates and instruments as Administrative Agent shall reasonably require to evidence the increase in the Revolving Loan Commitment; (B) an acknowledgement and ratification by Guarantor of its obligations under the Guaranty and the Hazardous Materials Indemnity Agreement; (C) an opinion of counsel to Borrower and Guarantor, and addressed to Administrative Agent and the Lenders covering such matters as reasonably requested by Administrative Agent; and (D) endorsements to the Title Policies dating down the effective date of such Title Policies and increasing such Title Policies by the amount of such increase in the Revolving Loan Commitments. In connection with any increase in the aggregate amount of the Revolving Commitments pursuant to this Section 2.13, any Lender becoming a party hereto shall execute such documents and agreements as Administrative Agent may reasonably request.
Section 2.14    Funds Transfer Disbursements.
(a)    Generally. Borrower hereby authorizes Administrative Agent to disburse the proceeds of any Loan made by the Lenders or any of their Affiliates pursuant to the Loan Documents as requested by an authorized representative of Borrower to any of the accounts designated in the Disbursement Instruction Agreement. Borrower agrees to be bound by any transfer request: (i) authorized or transmitted by Borrower; or (ii) made in Borrower’s name and accepted by Administrative Agent in good faith and in compliance with these transfer instructions, even if not properly authorized by Borrower. Borrower further agrees and acknowledges that Administrative Agent may rely solely on any bank routing number or identifying bank account number or name provided by Borrower to effect a wire of funds transfer even if the information provided by Borrower identifies a different bank or account holder than named by Borrower in the Loan Documents or in other wire transfer requests. Administrative Agent is not obligated or required in any way to take any actions to detect errors in information provided by Borrower. If Administrative Agent takes any actions in an attempt to detect errors in the transmission or content of transfer or requests or takes any actions in an attempt to detect unauthorized funds transfer requests, Borrower agrees that no matter how many times Administrative Agent takes these actions Administrative Agent shall not in any situation be liable for failing to take or correctly perform these actions in the future and such actions shall not become any part of the transfer disbursement procedures authorized under this provision, the Loan Documents, or any agreement between Administrative Agent and Borrower. Borrower agrees to notify Administrative Agent of any errors in the transfer of any funds or of any unauthorized or improperly authorized transfer requests within fourteen (14) days after Administrative Agent’s confirmation to Borrower of such transfer.
(b)    Funds Transfer. Administrative Agent shall, in its sole discretion, determine the funds transfer system and the means by which each transfer will be made. Administrative Agent may delay or refuse to accept a funds transfer request if the transfer would: (i) violate the terms of this authorization; (ii) require use of a bank unacceptable to Administrative Agent or any Lender or prohibited by any Governmental Authority; (iii) cause Administrative Agent or any Lender to violate any Federal Reserve or other regulatory risk control program or guideline; or (iv) otherwise cause Administrative Agent or any Lender to violate any Applicable Law or regulation.
(c)    Limitation of Liability. Neither Administrative Agent nor any Lender shall be liable to Borrower or any other parties for: (i) errors, acts or failures to act of others, including other entities, banks, communications carriers or clearinghouses, through which Borrower’s transfers may be made or information received or transmitted, and no such entity shall be deemed an agent of Administrative Agent or any Lender; (ii) any loss, liability or delay caused by fires, earthquakes, wars, civil disturbances, power surges or failures, acts of government, labor disputes, failures in communications networks, legal constraints or other events beyond Administrative Agent’s or any Lender’s control; or (iii) any special, consequential, indirect or punitive damages, whether or not: (A) any claim for these damages is based on tort or contract; or (B) Administrative Agent, any Lender or Borrower knew or should have known the likelihood of these damages in any situation. Neither Administrative Agent nor any Lender makes any representations or warranties other than those expressly made in this Agreement.
Article III.    Payments, Fees and Other General Provisions
Section 3.1    Payments.
(a)    Payments by Borrower. Except to the extent otherwise provided herein, all payments of principal, interest, Fees and other amounts to be made by Borrower under this Agreement, the Notes or any other Loan Document shall be made in Dollars, in immediately available funds, without setoff, deduction or counterclaim, to Administrative Agent at the Principal Office, not later than 2:00 p.m. Eastern Time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). Subject to Section 10.5, Borrower shall, at the time of making each payment under this Agreement or any other Loan Document, specify to Administrative Agent the amounts payable by Borrower hereunder to which such payment is to be applied. Each payment received by Administrative Agent for the account of a Lender under this Agreement or any Note shall be paid to such Lender by wire transfer of immediately available funds in accordance with the wiring instructions provided by such Lender to Administrative Agent from time to time, for the account of such Lender at the applicable Lending Office of such Lender. In the event Administrative Agent fails to pay such amounts to such Lender, as the case may be, within one Business Day of receipt of such amounts, Administrative Agent shall pay interest on such amount at a rate per annum equal to the Federal Funds Rate from time to time in effect. If the due date of any payment under this Agreement or any other Loan Document would otherwise fall on a day which is not a Business Day such date shall be extended to the next succeeding Business Day and interest shall continue to accrue at the rate, if any, applicable to such payment for the period of such extension.
(b)    Presumptions Regarding Payments by Borrower. Unless Administrative Agent shall have received notice from Borrower prior to the date on which any payment is due to Administrative Agent for the account of the Lenders hereunder that Borrower will not make such payment, Administrative Agent may assume that Borrower has made such payment on such date in accordance herewith and may (but shall not be obligated to), in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to Administrative Agent on demand that amount so distributed to such Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation.
Section 3.2    Pro Rata Treatment.
Except to the extent otherwise provided herein: (a) each borrowing from Lenders under Section 2.1(a) shall be made from the Lenders, each payment of the fees under Section 3.5(a) shall be made for the account of the Lenders, and each termination or reduction of the amount of the Revolving Commitments under Section 2.10 shall be applied to the respective Revolving Commitments of the Lenders, pro rata according to the amounts of their respective Revolving Commitments; (b) each payment or prepayment of principal of Revolving Loans by Borrower shall be made for the account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Revolving Loans held by them, provided that if immediately prior to giving effect to any such payment in respect of any Revolving Loans the outstanding principal amount of the Revolving Loans shall not be held by the Lenders pro rata in accordance with their respective Revolving Commitments in effect at the time such Loans were made, then such payment shall be applied to the Revolving Loans in such manner as shall result, as nearly as is practicable, in the outstanding principal amount of the Revolving Loans being held by the Lenders pro rata in accordance with their respective Revolving Commitments; (c) each payment of interest on Revolving Loans by Borrower shall be made for the account of the Lenders pro rata in accordance with the amounts of interest on such Revolving Loans then due and payable to the respective Lenders; (d) the Conversion and Continuation of Loans of a particular Type (other than Conversions provided for by Section 5.1) shall be made pro rata among the Lenders according to the amounts of their respective Loans and the then current Interest Period for each Lender’s portion of each Loan of such Type shall be coterminous. Any payment or prepayment of principal or interest made: (i)(A) during the existence of a Default or Event of Default; or (B) pursuant to Section 2.5(b)(ii), shall be made for the account of the Lenders in accordance with the order set forth in Section 10.5; and (ii) pursuant to Section 2.5(b)(i), shall be made for the account of the Lenders holding Revolving

Commitments (or, if the Revolving Commitments have been terminated, holding Revolving Loans) in accordance with the order set forth in Section 10.5.
Section 3.3    Sharing of Payments, Etc.
If a Lender shall obtain payment of any principal of, or interest on, any Loan under this Agreement or shall obtain payment on any other Obligation owing by Borrower or Guarantor through the exercise of any right of set-off, banker’s lien, counterclaim or similar right or otherwise or through voluntary prepayments directly to a Lender or other payments made by Borrower or Guarantor to a Lender (other than any payment in respect of Specified Derivatives Obligations) not in accordance with the terms of this Agreement and such payment should be distributed to the Lenders in accordance with Section 3.2 or Section 10.5, such Lender shall promptly purchase from such other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Loans made by the other Lenders or other Obligations owed to such other Lenders in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such payment (net of any reasonable expenses which may actually be incurred by such Lender in obtaining or preserving such benefit) in accordance with the requirements of Section 3.2 or Section 10.5, as applicable. To such end, all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. Borrower agrees that any Lender so purchasing a participation (or direct interest) in the Loans or other Obligations owed to such other Lenders may exercise all rights of set-off, banker’s lien, counterclaim or similar rights with the respect to such participation as fully as if such Lender were a direct holder of Loans in the amount of such participation. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of Borrower.
Section 3.4    Several Obligations.
No Lender shall be responsible for the failure of any other Lender to make a Loan or to perform any other obligation to be made or performed by such other Lender hereunder, and the failure of any Lender to make a Loan or to perform any other obligation to be made or performed by it hereunder shall not relieve the obligation of any other Lender to make any Loan or to perform any other obligation to be made or performed by such other Lender.
Section 3.5    Fees.
(a)    Commitment Fee. On the Effective Date, Borrower agrees to pay to Administrative Agent and for the benefit of the Lenders, a commitment fee as provided in the Fee Letter.
(b)    Unused Fee. During the period from the Effective Date to but excluding the Maturity Date, Borrower agrees to pay to Administrative Agent for the account of the Lenders an unused facility fee equal to the sum of the average daily amount by which the aggregate amount of the Revolving Commitments exceeds the aggregate outstanding principal balance of Revolving Loans set forth in the table below multiplied by the corresponding per annum rate:

Amount by Which Revolving Commitments Exceed Aggregate Revolving Loans	Unused Fee
Equal to or greater than an amount equal to fifty percent (50%) of the aggregate amount of Revolving Commitments	0.25% per annum
Less than an amount equal to fifty percent (50%) of the aggregate amount of Revolving Commitments	0.15% per annum

Such fee shall be computed on a daily basis and payable quarterly in arrears on the first day of each January, April, July and October during the term of this Agreement and on the Maturity Date or any earlier date of termination of the Revolving Commitments or reduction of the Revolving Commitments to zero.
(c)    Administrative and Other Fees. Borrower agrees to pay the administrative and other fees of Administrative Agent as provided in the Fee Letter and as may be otherwise agreed to in writing from time to time.
(d)    Asset Release Fee. As a condition to releasing a Borrowing Base Property from the Liens created by the Security Documents applicable thereto in accordance with Section 4.2 hereof, Borrower agrees to pay to Administrative Agent an asset release fee (the “Asset Release Fee”) which shall equal:
(i)    if, as of the date of Property Release, the applicable Property was a Borrowing Base Property for less than three (3) consecutive months, the Asset Release Fee shall equal Fifteen Thousand Dollars ($15,000); or
(ii)    if, as of the date of Property Release, the applicable Property was a Borrowing Base Property for equal to or more than three (3) consecutive months but less than six (6) consecutive months, the Asset Release Fee shall equal Seven Thousand Five Hundred Dollars ($7,500); or
(iii)    if, as of the date of Property Release, the applicable Property was a Borrowing Base Property for equal to or more than six (6) consecutive months, the Asset Release Fee shall equal Zero Dollars ($0).
Section 3.6    Computations.
Unless otherwise expressly set forth herein, any accrued interest on any Loan, any Fees or other Obligations due hereunder shall be computed on the basis of a year of 360 days and the actual number of days elapsed.
Section 3.7    Usury.
In no event shall the amount of interest due or payable on the Loans or other Obligations exceed the maximum rate of interest allowed by Applicable Law and, if any such payment is paid by Borrower or Guarantor or received by any Lender, then such excess sum shall be credited as a payment of principal, unless Borrower shall notify the respective Lender in writing that Borrower elects to have such excess sum returned to it forthwith. It is the express intent of the parties hereto that Borrower not pay and the Lenders not receive, directly or indirectly, in any manner whatsoever, interest in excess of that which may be lawfully paid by Borrower under Applicable Law. The parties hereto hereby agree and stipulate that the only charge imposed upon Borrower for the use of money in connection with this Agreement is and shall be the interest specifically described in Section 2.2(a)(i) and (ii). Notwithstanding the foregoing, the parties hereto further agree and stipulate that all agency fees, syndication fees, facility fees, letter of credit fees, underwriting fees, default charges, late charges, funding or “breakage” charges, increased cost charges, attorneys’ fees and reimbursement for costs and expenses paid by Administrative Agent or any Lender to third parties or for damages incurred by Administrative Agent or any Lender, are charges made to compensate Administrative Agent or any such Lender for underwriting or administrative services and costs or losses performed or incurred, and to be performed or incurred, by Administrative Agent and the Lenders in connection with this Agreement and shall under no circumstances be deemed to be charges for the use of money. All charges other than charges for the use of money shall be fully earned and nonrefundable when due.
Section 3.8    Statements of Account.
Administrative Agent shall account to Borrower monthly with a statement of Loans, accrued interest and Fees, charges and payments made pursuant to this Agreement and the other Loan Documents, and such account rendered by Administrative Agent shall be deemed conclusive upon Borrower absent manifest error. The failure of Administrative Agent to deliver such a statement of accounts shall not relieve or discharge Borrower from any of its obligations hereunder.
Section 3.9    Defaulting Lenders.
Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:
(a)    Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Requisite Lenders.
(b)    Defaulting Lender Waterfall. Any payment of principal, interest, Fees or other amounts received by Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article X or otherwise) or received by Administrative Agent from a Defaulting Lender pursuant to Section 3.3 shall be applied at such time or times as may be determined by Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to Administrative Agent hereunder; second, as Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by Administrative Agent; third, if so determined by Administrative Agent and Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to Borrower as a result of any judgment of a court of competent jurisdiction obtained by Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if: (i) such payment is a payment of the principal amount of any Loans, in respect of which such Defaulting Lender has not fully funded its appropriate share; and (ii) such Loans were made at a time when the conditions set forth in Article VI were satisfied or waived, such payment shall be applied solely to pay the Loans of, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with their respective Commitment Percentages (determined without giving effect to the immediately following Section 3.9(d)). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this subsection shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(c)    Certain Fees. No Defaulting Lender shall be entitled to receive any Fee payable under Section 3.5(b) for any period during which that Lender is a Defaulting Lender (and Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).
(d)    Defaulting Lender Cure. If Borrower and Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, Administrative Agent shall so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as Administrative Agent may determine to be necessary to cause the Loans to be held pro rata by the Lenders in accordance with their respective Commitment Percentages (determined without giving effect to this Section 3.9(d)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to Fees accrued or payments made by or on behalf of Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
Section 3.10    Taxes; Foreign Lenders.
(a)    FATCA. For purposes of this Section, the term “Applicable Law” includes FATCA.
(b)    Payments Free of Taxes. Any and all payments by or on account of any obligation of Borrower or Guarantor under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by Borrower or Guarantor shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 3.10) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(c)    Payment of Other Taxes by Borrower. Borrower and Guarantor shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(d)    Indemnification by Borrower. Borrower and Guarantor shall jointly and severally indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower by a Lender (with a copy to Administrative Agent), or by Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(e)    Indemnification by the Lenders. Each Lender shall severally indemnify Administrative Agent, within ten (10) days after demand therefor, for: (i) any Indemnified Taxes attributable to such Lender (but only to the extent that Borrower or Guarantor has not already indemnified Administrative Agent for such Indemnified Taxes and without limiting the obligation of Borrower and Guarantor to do so); (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.6 relating to the maintenance of a Participant Register; and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by Administrative Agent to the Lender from any other source against any amount due to Administrative Agent under this subsection.
(f)    Evidence of Payments. As soon as practicable after any payment of Taxes by Borrower or Guarantor to a Governmental Authority pursuant to this Section, Borrower or Guarantor shall deliver to Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Administrative Agent.
(g)    Status of Lenders.

(i)    Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to Borrower and Administrative Agent, at the time or times reasonably requested by Borrower or Administrative Agent, such properly completed and executed documentation reasonably requested by Borrower or Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by Borrower or Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by Borrower or Administrative Agent as will enable Borrower or Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in the immediately following clauses (ii)(A), (ii)(B) and (ii)(D)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)    Without limiting the generality of the foregoing, in the event that Borrower is a U.S. Person:
(A)    any Lender that is a U.S. Person shall deliver to Borrower and Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Administrative Agent), two (2) executed originals of IRS Form W-9 (or any successor form) certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Administrative Agent), whichever of the following is applicable:
(I)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party: (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty; and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(II)    executed originals of IRS Form W-8ECI;
(III)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code: (x) a certificate substantially in the form of Exhibit G-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”); and (y) executed originals of IRS Form W-8BEN or W-8BEN-E; or
(IV)    to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-2 or Exhibit G-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-4 on behalf of each such direct and indirect partner;
(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Administrative Agent), executed originals of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit Borrower or Administrative Agent to determine the withholding or deduction required to be made; and
(D)    if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to Borrower and Administrative Agent at the time or times prescribed by Applicable Law and at such time or times reasonably requested by Borrower or Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by Borrower or Administrative Agent as may be necessary for Borrower and Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrower and Administrative Agent in writing of its legal inability to do so.
(h)    Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.10 (including by the payment of additional amounts pursuant to this Section 3.10), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest

(other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event shall the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(i)    Survival. Each party’s obligations under this Section 3.10 shall survive the resignation or replacement of Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
Article IV.    Borrowing Base Properties
Section 4.1    Eligibility of Properties.
(a)    Initial Borrowing Base Properties. The Properties identified on Schedule 4.1 shall, on the Effective Date, be Borrowing Base Properties, and the Borrowing Base Value initially attributable to such Property shall be as approved by the Lenders and set forth on Schedule 4.1.
(b)    Additional Borrowing Base Properties. If after the Effective Date Borrower desires that the Lenders include any additional Property in calculations of the Borrowing Base, Borrower shall so notify Administrative Agent in writing. No Property will be evaluated by the Lenders unless and until Borrower delivers to Administrative Agent the following, in form and substance satisfactory to Administrative Agent:
(i)    An executive summary of the Property including, at a minimum, the following information relating to such Property: (A) a description of such Property, such description to include the age, location, site plan, current occupancy rate and physical condition of such Property; (B) the purchase price paid or to be paid for such Property; (C) the current and projected condition of the regional market and specific submarket in which such Property is located; and (D) the current projected capital plans and, if applicable, current renovation plans for such Property;
(ii)    An operating statement for such Property audited or certified by a representative of Borrower as being true and correct in all material respects and prepared in accordance with GAAP for the previous three (3) fiscal years; provided that, with respect to any period such Property was owned by Borrower for less than three (3) years, such information shall only be required to be delivered to the extent reasonably available to Borrower and such certification may be based upon Borrower’s actual knowledge and provided further, that if such Property has been operating for less than three years, Borrower shall provide without any representation or warranty such projections and other information concerning the anticipated operation of such Property as Administrative Agent may reasonably request;
(iii)    A current rent roll for such Property certified by a representative of Borrower as being true and correct in all material respects, and three (3) year occupancy history of such Property certified by a representative of Borrower to be true and correct; provided that, with respect to any period such Property was owned by Borrower for less than three (3) years, such information shall only be required to be delivered to the extent reasonably available to Borrower and such certification may be based upon Borrower’s actual knowledge;
(iv)    copies of all Tenant Leases with respect to such Property (or, if acceptable to Administrative Agent, a summary of the terms thereof); and
(v)    Such other information Administrative Agent may reasonably request in order to evaluate the Property.
If requested by Borrower at the time of its submission, Administrative Agent shall commission, at Administrative Agent’s discretion and Borrower’s expense, an Appraisal of such Property, to be in form and substance satisfactory to Administrative Agent.
If, after receipt and review of the foregoing documents and information, Administrative Agent is prepared to recommend acceptance of such Property as a Borrowing Base Property, Administrative Agent shall so notify Borrower and each Lender within ten (10) Business Days after receipt and review of all of such documents and information. Within five (5) Business Days of Administrative Agent’s giving such notice to the Lenders, Administrative Agent shall send the foregoing documents and information to each of the Lenders.
(c)    Appraisal; Final Approval. Promptly upon giving notice to the Lenders under the immediately preceding subsection (b) that Administrative Agent is prepared to recommend acceptance of such Property as a Borrowing Base Property, if not previously requested by Borrower, Administrative Agent shall commission, at Administrative Agent’s discretion and Borrower’s expense, an Appraisal of such Property, to be in form and substance satisfactory to Administrative Agent. Within ten (10) Business Days of receipt of such Appraisal, Administrative Agent shall review such Appraisal and shall determine the Appraised Value of such Property. If after such review and determination Administrative Agent is unwilling to recommend acceptance of such Property as a Borrowing Base Property, Administrative Agent shall promptly notify Borrower and the Lenders and the consideration by Administrative Agent and the Lenders of such Property shall cease. If after such review and determination Administrative Agent remains prepared to recommend acceptance of such Property as a Borrowing Base Property, Administrative Agent shall forward a copy of such Appraisal to the Lenders together with notice of such Appraised Value. Administrative Agent shall also promptly forward to the Lenders each of the items required by this subsection (c) below after receipt and preliminary review of such items. Within ten (10) Business Days of the date on which a Lender has received all of the items referred to in this subsection (c) and the immediately preceding subsection (b), such Lender shall notify Administrative Agent in writing whether or not such Lender accepts such Property as a Borrowing Base Property. If a Lender fails to give such notice within such time period, such Lender shall be deemed to have approved such Property as a Borrowing Base Property. Such Property shall become a Borrowing Base Property and the Person owning such Property shall become a Borrower hereunder: (i) upon written approval of the Requisite Lenders and upon execution and delivery to Administrative Agent of a Borrowing Base Certificate showing the Borrowing Base after inclusion of such Property as a Borrowing Base Property; and (ii) without duplication of the deliveries required under Section 4.1(b), the delivery to Administrative Agent in form and substance satisfactory to Administrative Agent of the following, and the satisfaction of each of the following conditions as applicable:
(A)    a Joinder Agreement executed by the owner of the Property being added as a Borrowing Base Property;
(B)     Replacement Revolving Notes executed by the existing Borrowers and the additional Borrower, payable to the Lenders;
(C)    opinions of counsel to Borrower and Guarantor addressed to Administrative Agent and the Lenders and covering the matters covered by the opinions delivered on the Effective Date with respect to such additional Borrower and Guarantor, including due execution, authority, no conflict, enforceability and local law issues, in form substantially similar to the opinions delivered to Administrative Agent on the Effective Date;
(D)    the certificate or articles of incorporation, articles of organization, certificate of limited partnership, declaration of trust or other comparable organizational instrument (if any) of such Borrower certified as of a recent date by the Secretary of State of the state of formation of such Person;
(E)    a certificate of good standing (or certificate of similar meaning) with respect to such Borrower issued as of a recent date by the Secretary of State of the state of formation of each such Person and certificates of qualification to transact business or other comparable certificates issued by each Secretary of State (and any state department of taxation, as applicable) of each state in which such Person is required to be so qualified;
(F)    a certificate of incumbency signed by the Secretary or Assistant Secretary (or other individual performing similar functions) of such Borrower with respect to each of the officers of such Person authorized to execute and deliver the Joinder Agreement and replacement Revolving Notes and authorized to execute and deliver on behalf of Borrower Notices of Borrowing, Notices of Conversion and Notices of Continuation;
(G)    copies certified by the Secretary or Assistant Secretary (or other individual performing similar functions) of: (1) the by-laws of such Person, if a corporation, the operating agreement, if a limited liability company, the partnership agreement, if a limited or general partnership, or other comparable document in the case of any other form of legal entity; and (2) all corporate, partnership, member or other necessary action taken by such Person to authorize the execution, delivery and performance of the Loan Documents to which it is a party;

(H)    UCC, tax, judgment and lien search reports with respect to such Borrower and such additional Borrowing Base Property in all necessary or appropriate jurisdictions indicating that there are no Liens of record on such Property other than Permitted Liens;
(I)    copies of all Property Management Agreements and Material Contracts for such additional Borrowing Base Property;
(J)    copies of the form of Tenant Lease to be used for such Property;
(K)    a Title Policy (with applicable endorsements, including, if the applicable Property is in a Tie In Jurisdiction, a tie in endorsement to the such Title Policy as well as endorsements to all other existing Title Policies issued to Administrative Agent with respect to all other Properties located in Tie In Jurisdictions reflecting an increase in the aggregate insured amount under the “tie-in” endorsements to an amount equal to the Borrowing Base (including the Property which experienced the increase in Borrowing Base Value) as increased) and current survey certified to Administrative Agent in form and substance reasonably acceptable to Administrative Agent. The Title Policy shall be in an amount equal to: (i) if the Property is not located in a Tie In Jurisdiction, not less than one hundred percent (100%) of the Appraised Value (based on the “stabilized value” of such Property and excluding the value of personal property) for such Property; and (ii) if the Property is located in a Tie In Jurisdiction, not less than eighty-five percent (85%) of the Appraised Value (based on the “stabilized value” of such Property and excluding the value of personal property) for such Property.
(L)    insurance certificates, or other evidence, providing that the insurance coverage required under Section 8.5 (including both property and liability insurance) is in full force and effect and stating that the coverage shall not be cancelable or materially changed without ten (10) days’ prior written notice to Administrative Agent of any cancellation for nonpayment or premiums, and not less than thirty (30) days’ prior written notice to Administrative Agent of any other cancellation or any modification (including a reduction in coverage), together with appropriate evidence that Administrative Agent, for its benefit and the benefit of the Lenders, and the Specified Derivatives Providers, is each named as a lender’s loss payee and additional insured, as appropriate, on all insurance policies that Borrower, Guarantor or any other Affiliate of Borrower actually maintains with respect to any Property and improvements on such Property;
(M)    Subordination, Non-Disturbance and Attornment Agreements, and estoppel certain from such tenants as may be reasonably required by Administrative Agent, in form and substance reasonably acceptable to Administrative Agent;
(N)    Security Documents and UCC Financing Statements in form substantially similar to the Security Documents delivered on the Effective Date;
(O)    An Assignment and Subordination of Management Agreement with respect to the management agreement relating to the additional Borrowing Base Property in form substantially similar to the form of Assignment and Subordination of Management Agreements delivered on or prior to the Agreement Date;

(P)    Agreements with respect to offsite parking at the additional Borrowing Base Property, if any, to the extent utilized by tenants at the additional Borrowing Base Property), in form reasonably acceptable to Administrative Agent;
(Q)    all information requested by Administrative Agent and each Lender in order to comply with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act;
(R)    payment of mortgage and recording taxes, to the extent applicable, and delivery of such evidence and memoranda thereof as Administrative Agent shall reasonably require;
(S)    If such additional Borrowing Base Property is subject to a ground lease, a master lease, a TRS lease or other similar lease, such agreements and instruments from the applicable lessors and lessees as Administrative Agent shall reasonably require;
(T)    delivery of all other space leases and subleases, management agreements, leasing agreements, parking agreements, licenses and permits, maintenance and service agreements, labor agreements, equipment leases, capital and operating budgets, copies of prior tax bills, flood zone certifications and other similar due diligence information and materials as Administrative Agent shall reasonably require;
(U)    a zoning report (PZR or similar), as Administrative Agent shall reasonably require, together with final certificates of occupancy and any other Governmental Approvals relating to such Property, to the extent available;
(V)    an update to any of the Schedules attached to this Agreement as of the Agreement Date which are required to be modified as a result of such Property becoming an additional Borrowing Base Property;
(W)    a certificate to the effect that the representations and warranties under Section 7.1 that relate to the Borrowers and the Borrowing Base Properties shall be true and correct with respect to the additional Borrower and Borrowing Base Property, taking into account the update of the Schedules delivered concurrently therewith;
(X)    a Proforma NOI Schedule;
(Y)    if the Operating Account for such Borrowing Base Property will be established at a bank other than Administrative Agent, a deposit account control agreement for such Operating Account reasonably acceptable to Administrative Agent, Borrower and such bank;
(Z)    if not adequately covered by the survey certification provided for above, a certificate from a licensed engineer or other professional satisfactory to Administrative Agent that such Property is not located in a Special Flood Hazard Area as defined by the Federal Insurance Administration;

(AA)    A “Phase I” environmental assessment of such Property not more than twelve (12) months old, which report: (A) has been prepared by an environmental engineering firm acceptable to Administrative Agent; and (B) complies with the requirements contained in Administrative Agent’s guidelines adopted from time to time by Administrative Agent to be used in its lending practice generally and any other environmental assessments or other reports relating to such Property, including any “Phase II” environmental assessment prepared or recommended by such environmental engineering firm to be prepared for such Property;
(BB)    An engineering report for such Property not more than twelve (12) months old and prepared by an engineering firm acceptable to Administrative Agent;
(CC)    Plans and specifications for such Property; provided the same shall only be required to the extent reasonably available to Borrower; and
(DD)    Such other instruments, documents and deliveries with respect to the additional Borrowing Base Property and applicable Borrower, as Administrative Agent shall reasonably require.
Section 4.2    Release of Properties.
From time to time, Borrower may request, upon not less than fifteen (15) days’ prior written notice to Administrative Agent that any Borrowing Base Property be released from the Liens created by the Security Documents applicable thereto, which release (the “Property Release”) shall be effected by Administrative Agent if Administrative Agent determines all of the following conditions are satisfied as of the date of such Property Release:
(a)    The Borrowing Base shall contain at least five (5) Borrowing Base Properties;
(b)    No Default or Event of Default exists or will exist immediately after giving effect to such Property Release and the reduction in the Borrowing Base by reason of the release of such Property;
(c)    Borrower shall have delivered to Administrative Agent a Borrowing Base Certificate demonstrating on a pro forma basis, and Administrative Agent shall have determined to its satisfaction (which determination may be based on Appraisals ordered pursuant to Section 4.3), that the outstanding principal balance of the Loans, together with the Derivatives Termination Value of all Specified Derivatives Contracts, will not exceed the Borrowing Base after giving effect to such request and any prepayment to be made and/or the acceptance of any Property as an additional or replacement Borrowing Base Property to be given concurrently with such request; and
(d)    Borrower shall have delivered to Administrative Agent all documents and instruments reasonably requested by Administrative Agent in connection with such Property Release and shall have paid all costs and expenses of Administrative Agent and the Lenders in connection with such Property Release, including reasonably attorneys’ fees; and
(e)    Borrower shall pay to Administrative Agent the Asset Release Fee.

Except as set forth in this Section 4.2, no Borrowing Base Property shall be released from the Liens created by the Security Documents applicable thereto.
Section 4.3    Frequency of Appraisals.
The Appraised Value of each Borrowing Base Property shall be determined or redetermined, as applicable, Borrower’s expense, under each of the following circumstances: (a) in connection with the acceptance of a Property as a Borrowing Base Property; (b) in connection with the exercise of Borrower’s option to extend the Maturity Date pursuant to Section 2.11; (c) at any time an Event of Default has occurred and is continuing; (d) if Administrative Agent determines an Appraisal of such Property is necessary in connection with its determination under Section 4.2 regarding the release of a Borrowing Base Property; (e) if necessary in order to comply with FIRREA or other Applicable Law relating to Administrative Agent or any Lender; or (f) at any other time for any reason, but not more frequently than once per year during the term of the Loans. At any other time and from time to time, Administrative Agent may (and shall at the written direction of the Requisite Lenders) redetermine the Appraised Value of a Borrowing Base Property (based on a new Appraisal obtained by Administrative Agent), at the Lenders’ expense.
Section 4.4    Frequency of Calculations of Borrowing Base.
Initially, the Borrowing Base shall be the amount set forth as such in the Borrowing Base Certificate delivered under Section 6.1. Thereafter, the Borrowing Base shall be the amount set forth as such in the Borrowing Base Certificate delivered from time to time under Article IX or otherwise set forth in this Agreement. Any increase in the Borrowing Base Value of a Borrowing Base Property shall become effective as of the next determination of the Borrowing Base as provided in this Section 4.4, provided that prior to such date of determination: (a) if such increase is the result of an increase in: (i) the Appraised Value of such Borrowing Base Property, the Requisite Lenders shall have given their written approval of such Appraised Value; or (ii)  the applicable Borrowing Base Certificate substantiates such increase; and (b) Borrower delivers to Administrative Agent the following: (i) if the Property is not located in a Tie In Jurisdiction and such increase is the result of an increase in the Appraised Value of such Property, an endorsement to the title insurance policy in favor of Administrative Agent with respect to such Property increasing the coverage amount thereof as related to such Property to not less than one hundred percent (100%) of the Appraised Value (based on the “stabilized value” of such Property and excluding the value of personal property) for such Property; and (ii) if the Property is located in a Tie In Jurisdiction, an endorsement to the title insurance policy in favor of Administrative Agent with respect to such Property increasing the coverage amount thereof as related to such Property to not less than eighty-five percent (85%) of the Appraised Value (based on the “stabilized value” of such Property and excluding the value of personal property) for such Property, as well as endorsements to all other existing title insurance policies issued to Administrative Agent with respect to all other Properties located in Tie In Jurisdictions reflecting an increase in the aggregate insured amount under the “tie-in” endorsements to an amount equal to the Borrowing Base (including the Property which experienced the increase in Borrowing Base Value) as increased.
Article V.    Yield Protection, Etc.

Section 5.1    Additional Costs; Capital Adequacy.
(a)    Capital Adequacy. If any Lender or any Participant in the Loans determines that compliance with any law or regulation or with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender or such Participant, or any corporation Controlling such Lender or such Participant, as a consequence of, or with reference to, such Lender’s or such Participant’s or such corporation’s Commitments or its making or maintaining Loans below the rate which such Lender or such Participant or such corporation Controlling such Lender or such Participant could have achieved but for such compliance (taking into account the policies of such Lender or such Participant or such corporation with regard to capital), then Borrower shall, from time to time, within thirty (30) calendar days after written demand by such Lender or such Participant, pay to such Lender or such Participant additional amounts sufficient to compensate such Lender or such Participant or such corporation Controlling such Lender or such Participant to the extent that such Lender or such Participant determines such increase in capital is allocable to such Lender’s or such Participant’s obligations hereunder.
(b)    Additional Costs. In addition to, and not in limitation of Section 5.1(a), Borrower shall pay, within ten (10) Business Days days of receipt of written notice by the relevant Lender, to Administrative Agent for the account of the applicable Lender from time to time such amounts as such Lender may determine to be necessary to compensate such Lender for any costs incurred by such Lender that it reasonably determines are attributable to its making or maintaining of any LIBOR Loans or its obligation to make any LIBOR Loans hereunder, any reduction in any amount receivable by such Lender under this Agreement or any of the other Loan Documents in respect of any of such LIBOR Loans or such obligation or the maintenance by such Lender of capital in respect of its LIBOR Loans or its Commitments (such increases in costs and reductions in amounts receivable being herein called “Additional Costs”), resulting from any Regulatory Change that: (i) changes the basis of taxation of any amounts payable to such Lender under this Agreement or any of the other Loan Documents in respect of any of such LIBOR Loans or its Commitments (other than Indemnified Taxes or Excluded Taxes); or (ii) imposes or modifies any reserve, special deposit or similar requirements (including, Regulation D of the Board of Governors of the Federal Reserve System or other similar reserve requirement applicable to any other category of liabilities or category of extensions of credit or other assets by reference to which the interest rate on LIBOR Loans is determined) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, or other credit extended by, or any other acquisition of funds by such Lender (or its parent corporation), or any commitment of such Lender (including, the Commitments of such Lender hereunder); or (iii) has or would have the effect of reducing the rate of return on capital of such Lender to a level below that which such Lender could have achieved but for such Regulatory Change (taking into consideration such Lender’s policies with respect to capital adequacy).
(c)    Lender’s Suspension of LIBOR Loans. Without limiting the effect of the provisions of Sections 5.1(a) and (b), if by reason of any Regulatory Change, any Lender either: (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Lender that includes deposits by reference to which the interest rate on LIBOR Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Lender that includes LIBOR Loans; or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets that it may hold, then, if such Lender so elects by notice to Borrower (with a copy to Administrative Agent), the obligation of such Lender to make or Continue, or to Convert Base Rate Loans into, LIBOR Loans shall be suspended until such Regulatory Change ceases to be in effect (in which case the provisions of Section 5.5 shall apply).
(d)    Notification and Determination of Additional Costs. Each Lender agrees to notify Borrower of any event occurring after the Agreement Date entitling such Lender or its Participant to compensation under any of the preceding subsections of this Section as promptly as practicable; provided, however, that the failure of Administrative Agent, any Lender or its Participant to give such notice shall not release Borrower from any of its obligations hereunder. Each Lender agrees to furnish to Borrower (and to Administrative Agent as well) a certificate setting forth the basis and amount of each request for compensation under this Section. Determinations such Lender of the effect of any Regulatory Change shall be conclusive and binding for all purposes, absent manifest error.
Section 5.2    Suspension of LIBOR Loans.
Anything herein to the contrary notwithstanding, if, on or prior to the determination of LIBOR for any Interest Period:
(a)    Administrative Agent reasonably determines (which determination shall be conclusive) that quotations of interest rates for the relevant deposits referred to in the definition of LIBOR are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for LIBOR Loans as provided herein or is otherwise unable to determine LIBOR, or
(b)    Administrative Agent reasonably determines (which determination shall be conclusive) that the relevant rates of interest referred to in the definition of LIBOR upon the basis of which the rate of interest for LIBOR Loans for such Interest Period is to be determined are not likely to adequately cover the cost to any Lender of making or maintaining LIBOR Loans for such Interest Period;
then Administrative Agent shall give Borrower and each Lender prompt notice thereof and, so long as such condition remains in effect, the Lenders shall be under no obligation to, and shall not, make additional LIBOR Loans, Continue LIBOR Loans or Convert Loans into LIBOR Loans and Borrower shall, on the last day of each current Interest Period for each outstanding LIBOR Loan, either prepay such Loan or Convert such Loan into a Base Rate Loan.
Section 5.3    Illegality.
Notwithstanding any other provision of this Agreement, if any Lender shall determine (which determination shall be conclusive and binding) that it is unlawful for such Lender to honor its obligation to make or maintain LIBOR Loans hereunder, then such Lender shall promptly notify Borrower thereof (with a copy of such notice to Administrative Agent) and such Lender’s obligation to make or Continue, or to Convert Loans of any other Type into, LIBOR Loans shall be suspended until such time as such Lender may again make and maintain LIBOR Loans (in which case the provisions of Section 5.5 shall be applicable).
Section 5.4    Compensation.
Borrower shall pay to Administrative Agent for the account of each Lender, upon the request of Administrative Agent, such amount or amounts as Administrative Agent shall determine in its sole discretion shall be sufficient to compensate such Lender for any loss, cost or expense attributable to:
(a)    any payment or prepayment (whether mandatory or optional) of a LIBOR Loan, or Conversion of a LIBOR Loan, made by such Lender for any reason (including acceleration) on a date other than the last day of the Interest Period for such Loan; or
(b)    any failure by Borrower for any reason (including the failure of any of the applicable conditions precedent specified in Article 6.2 to be satisfied) to borrow a LIBOR Loan from such Lender on the date for such borrowing, or to Convert a Base Rate Loan into a LIBOR Loan or Continue a LIBOR Loan on the requested date of such Conversion or Continuation.
Not in limitation of the foregoing, such compensation shall include: (i) in the case of a LIBOR Loan, an amount equal to the then present value of: (A) the amount of interest that would have accrued on such LIBOR Loan for the remainder of the Interest Period at the rate applicable to such LIBOR Loan; less (B) the amount of interest that would accrue on the same LIBOR Loan for the same period if LIBOR were set on the date on which such LIBOR Loan was repaid, prepaid or Converted or the date on which Borrower failed to borrow, Convert or Continue such LIBOR Loan, as applicable, calculating present value by using as a discount rate LIBOR quoted on such date may reasonably incur by reason of such prepayment, including any losses or expenses incurred in obtaining, liquidating or employing deposits from third parties. Upon Borrower’s request, Administrative Agent shall provide Borrower with a statement setting forth the basis for requesting such compensation and the method for determining the amount thereof. Any such statement shall be conclusive absent manifest error.
Section 5.5    Treatment of Affected Loans.
If the obligation of any Lender to make LIBOR Loans or to Continue, or to Convert Base Rate Loans into, LIBOR Loans shall be suspended pursuant to Section 5.1(c), Section 5.2, or Section 5.3 then such Lender’s LIBOR Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for LIBOR Loans (or, in the case of a Conversion required by Section 5.1(c), Section 5.2, or Section 5.3 on such earlier date as such Lender may specify to Borrower with a copy to Administrative Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 5.1, Section 5.2, or Section 5.3 that gave rise to such Conversion no longer exist:

(i)    to the extent that such Lender’s LIBOR Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender’s LIBOR Loans shall be applied instead to its Base Rate Loans; and
(ii)    all Loans that would otherwise be made or Continued by such Lender as LIBOR Loans shall be made or Continued instead as Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be Converted into LIBOR Loans shall remain as Base Rate Loans.
If such Lender gives notice to Borrower (with a copy to Administrative Agent) that the circumstances specified in Section 5.1(c) or Section 5.3 that gave rise to the Conversion of such Lender’s LIBOR Loans pursuant to this Section no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when LIBOR Loans made by other Lenders are outstanding, then such Lender’s Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding LIBOR Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding LIBOR Loans and by such Lender are held pro rata (as to principal amounts, Types and Interest Periods) in accordance with their respective Commitments.
Section 5.6    Change of Lending Office.
Each Lender agrees that it shall use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate an alternate Lending Office with respect to any of its Loans affected by the matters or circumstances described in Section 3.10, Section 5.1 or Section 5.3 to reduce the liability of Borrower or avoid the results provided thereunder, so long as such designation is not disadvantageous to such Lender as determined by such Lender in its sole discretion, except that such Lender shall have no obligation to designate a Lending Office located in the United States of America.
Section 5.7    Assumptions Concerning Funding of LIBOR Loans.
Calculation of all amounts payable to a Lender under this Article shall be made as though such Lender had actually funded LIBOR Loans through the purchase of deposits in the relevant market bearing interest at the rate applicable to such LIBOR Loans in an amount equal to the amount of the LIBOR Loans and having a maturity comparable to the relevant Interest Period; provided, however, that each Lender may fund each of its LIBOR Loans in any manner it sees fit and the foregoing assumption shall be used only for calculation of amounts payable under this Article.
Article VI.    Conditions Precedent
Section 6.1    Initial Conditions Precedent.
The obligation of the Lenders is subject to the satisfaction or waiver of the following conditions precedent:

(a)    Administrative Agent shall have received each of the following, in form and substance satisfactory to Administrative Agent (some of which were previously received by Administrative Agent as noted below and nothing new is required as of the Agreement Date):
(i)    counterparts of this Agreement executed by each of the parties hereto;
(ii)    Revolving Notes executed by Borrower, payable to the Lenders, and complying with the terms of this Agreement (previously received);
(iii)    the Guaranty and the Hazardous Materials Indemnity Agreement executed by Guarantor (previously received), as consented to below, together with all of the other Loan Documents executed by Borrower(previously received);
(iv)    the Security Documents (previously received), as amended of even date herewith, and other Loan Documents, executed by Borrower and the other parties thereto (previously received);
(v)    an opinion of counsel to Borrower and Guarantor, addressed to Administrative Agent and the Lenders and covering due execution, authority, no conflict, enforceability, local matters and other matters, all as required by Administrative Agent;
(vi)    the certificate or articles of incorporation, articles of organization, certificate of limited partnership, declaration of trust or other comparable organizational instrument (if any) of Borrower, Borrower Member, Guarantor and such other Persons as determined by Administrative Agent, certified as of a recent date by the Secretary of State of the state of formation of such Person;
(vii)    a certificate of good standing (or certificate of similar meaning) with respect to Borrower, Borrower Member, Guarantor and such other Persons as determined by Administrative Agent, issued as of a recent date by the Secretary of State of the state of formation of each such Person, and certificates of qualification to transact business or other comparable certificates issued by each Secretary of State (and any state department of taxation, as applicable) of each state in which such Person is required to be so qualified;
(viii)    a certificate of incumbency signed by the Secretary or Assistant Secretary (or other individual performing similar functions) of Borrower, Borrower Member, Guarantor and such other Persons as determined by Administrative Agent, with respect to each of the officers of such Person authorized to execute and deliver the Loan Documents to which such Person is a party, and in the case of Borrower, authorized to execute and deliver on behalf of Borrower Notices of Borrowing, Notices of Conversion and Notices of Continuation;
(ix)    copies certified by the Secretary or Assistant Secretary (or other individual performing similar functions) of Borrower, Borrower Member, Guarantor and such other Persons as determined by Administrative Agent of: (i) the by-laws of such Person, if a corporation, the operating agreement, if a limited liability company, the partnership agreement, if a limited or general partnership, or other comparable document in the case of any other form of legal entity; and (ii) all corporate, partnership, member or other necessary action taken by such Person to authorize the execution, delivery and performance of the Loan Documents to which it is a party;
(x)    a Borrowing Base Certificate calculated as of December 31, 2017 (but assuming that the total amount of the Loans outstanding for purposes of calculating Testing Debt Yield and Testing LTV therein will be the amount of the Loans disbursed to Borrower on the Effective Date);
(xi)    a Compliance Certificate for Guarantor’s fiscal quarter ending December 31, 2017;
(xii)    a Disbursement Instruction Agreement effective as of or prior to the Agreement Date (previously received);
(xiii)    UCC, tax, judgment and lien search reports with respect to Borrower, Borrower Member, Guarantor and such other Persons as determined by Administrative Agent, and each Borrowing Base Property, in all necessary or appropriate jurisdictions, indicating that there are no Liens of record on such Property or related to such Persons other than Permitted Liens;
(xiv)    copies of all Material Contracts and Specified Derivatives Contracts in existence on the Agreement Date (previously received);
(xv)    copies of the form of Tenant Lease to be used and each Tenant Lease entered into as of the Agreement Date with respect to such Property (previously received);
(xvi)    the Fee Letter;
(xvii)    evidence that the Fees, if any, then due and payable under Section 3.5, together with all other fees, expenses and reimbursement amounts due and payable to Administrative Agent and any of the Lenders, including, the fees and expenses of counsel to Administrative Agent, have been paid;
(xviii)    insurance certificates, or other evidence, providing that the insurance coverage required under Section 8.5 (including both property and liability insurance) is in full force and effect and stating that the coverage shall not be cancelable or materially changed without ten (10) days’ prior written notice to Administrative Agent of any cancellation for nonpayment or premiums, and not less than thirty (30) days’ prior written notice to Administrative Agent of any other cancellation or any modification (including a reduction in coverage), together with appropriate evidence that Administrative Agent, for its benefit and the benefit of the Lenders, and the Specified Derivatives Providers, is each named as a lender’s loss payee and additional insured, as appropriate, on all insurance policies that Borrower, Guarantor or any other Affiliate of Borrower actually maintains with respect to any Property and improvements on such Property;
(xix)    Subordination, Non-Disturbance and Attornment Agreements, and estoppel certain from such tenants as may be required by Administrative Agent, in form and substance reasonably acceptable to Administrative Agent (previously received);

(xx)    all information requested by Administrative Agent and each Lender in order to comply with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act;
(xxi)    payment of mortgage and recording taxes, to the extent applicable, and delivery of such evidence and memoranda thereof as Administrative Agent shall reasonably require;
(xxii)    delivery of all other space leases and subleases, management agreements, leasing agreements, parking agreements, licenses and permits, maintenance and service agreements, labor agreements, equipment leases, capital and operating budgets, copies of prior tax bills, flood zone certifications and other similar due diligence information and materials as Administrative Agent shall reasonably require (previously received);
(xxiii)    a zoning report (PZR or similar), property condition report, Phase I and, if applicable, Phase II environmental audit as Administrative Agent shall reasonably require (previously received); and
(xxiv)    such other documents and instruments as Administrative Agent, or any Lender through Administrative Agent, may reasonably request; and
(b)    In the good faith judgment of Administrative Agent:
(i)    there shall not have occurred or become known to Administrative Agent or any of the Lenders any event, condition, situation or status which has a Material Adverse Effect (as reasonably determined by Administrative Agent) since the date of the information contained in the financial and business projections, budgets, pro forma data and forecasts concerning Borrower and Guarantor delivered to Administrative Agent and the Lenders prior to the Agreement Date;
(ii)    no litigation, action, suit, investigation or other arbitral, administrative or judicial proceeding shall be pending or threatened against any Borrower or Guarantor, the adverse determination of which would have a Material Adverse Effect (as reasonably determined by Administrative Agent);
(iii)    Borrower and Guarantor shall have received all approvals, consents and waivers, and shall have made or given all necessary filings and notices as shall be required to consummate the transactions contemplated hereby without the occurrence of any default under, conflict with or violation of: (A) any Applicable Law; or (B) any agreement, document or instrument to which Borrower or Guarantor is a party or by which any of them or their respective properties is bound; and
(iv)    there shall not have occurred or exist any other material disruption of financial or capital markets that could reasonably be expected to materially and adversely affect the transactions contemplated by the Loan Documents.
Section 6.2    Conditions Precedent to All Loans.

The obligations of Lenders to make any Loans, are each subject to the further conditions precedent that: (a) no Default or Event of Default shall exist as of the date of the making of such Loans or would exist immediately after giving effect thereto, and no violation of the limits described in Section 2.12 would occur after giving effect thereto; (b) the representations and warranties made or deemed made by Borrower and Guarantor in the Loan Documents to which any of them is a party, shall be true and correct in all material respects on and as of the date of the making of such Loans with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted hereunder; and (c) Administrative Agent shall have received a timely Notice of Borrowing. Each Credit Event shall constitute a certification by Borrower to the effect set forth in the preceding sentence (both as of the date of the giving of notice relating to such Credit Event and, unless Borrower otherwise notifies Administrative Agent prior to the date of such Credit Event, as of the date of the occurrence of such Credit Event). In addition, Borrower shall be deemed to have represented to Administrative Agent and the Lenders at the time such Loan is made that all conditions to the making of such Loan contained in this Article VI have been satisfied.
Section 6.3    Conditions Precedent to a Property Becoming a Borrowing Base Property.
No Property shall become a Borrowing Base Property until Borrower shall have (or shall have caused to be) executed and delivered to Administrative Agent all documents and instruments required under Section 4.1, and the Requisite Lenders shall have approved of such Property as provided in such Section 4.1.
Article VII.    Representations and Warranties
Section 7.1    Representations and Warranties.
In order to induce Administrative Agent and each Lender to enter into this Agreement and to make Loans, Borrower represents and warrants to Administrative Agent and each Lender as follows:
(a)    Organization; Power; Qualification. Each of Borrower, Borrower Member and Guarantor is a corporation, partnership or other legal entity, duly organized or formed, validly existing and in good standing under the jurisdiction of its incorporation or formation, has the power and authority to own or lease its respective properties and to carry on its respective business as now being and hereafter proposed to be conducted and is duly qualified and is in good standing as a foreign corporation, partnership or other legal entity, and authorized to do business, in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization.
(b)    Ownership Structure. The ownership chart attached hereto as Schedule 7.1(b) is a true, correct and complete depiction of the ownership structure of Borrower and Guarantor and the Affiliates thereof shown thereon, as of the Agreement Date.

(c)    Authorization of Agreement, Notes, Loan Documents and Borrowings. Borrower has the right and power, and has taken all necessary action to authorize it, to borrow and obtain other extensions of credit hereunder. Each of Borrower and Guarantor has the right and power, and has taken all necessary action to authorize it, to execute, deliver and perform each of the Loan Documents and the Fee Letter to which it is a party in accordance with their respective terms and to consummate the transactions contemplated hereby and thereby. The Loan Documents and the Fee Letter to which Borrower or Guarantor is a party have been duly executed and delivered by the duly authorized officers of such Person and each is a legal, valid and binding obligation of such Person enforceable against such Person in accordance with its respective terms, except as the same may be limited by bankruptcy, insolvency, and other similar laws affecting the rights of creditors generally and the availability of equitable remedies for the enforcement of certain obligations contained herein or therein and as may be limited by equitable principles generally.
(d)    Compliance of Agreement, Etc. with Laws. The execution, delivery and performance of this Agreement, the other Loan Documents to which Borrower and Guarantor is a party and the Fee Letter in accordance with their respective terms and the borrowings and other extensions of credit hereunder do not and will not, by the passage of time, the giving of notice, or both: (i) require any Governmental Approval or violate any Applicable Law (including all Environmental Laws) relating to Borrower, Borrower Member or Guarantor; (ii) conflict with, result in a breach of or constitute a default under the organizational documents of Borrower, Borrower Member or Guarantor, or any indenture, agreement or other instrument to which Borrower, Borrower Member or Guarantor is a party or by which it or any of its respective properties may be bound; or (iii) result in or require the creation or imposition of any Lien upon or with respect to any Property now owned or hereafter acquired by Borrower, Borrower Member or Guarantor other than in favor of Administrative Agent for its benefit and the benefit of the Lenders.
(e)    Compliance with Law; Governmental Approvals. Borrower, Borrower Member and Guarantor is in compliance with each Governmental Approval and all other Applicable Laws relating to it.
(f)    Title to Properties; Liens. Schedule 4.1 is, as of the Agreement Date, a complete and correct listing of all Borrowing Base Properties owned by Borrower. Each Borrower has good, marketable and legal title to its respective assets. None of the Collateral is subject to any Lien other than Permitted Liens. Each Property included in the calculation of the Borrowing Base satisfies all requirements under the Loan Documents for being an Eligible Property.
(g)    Existing Indebtedness; Total Liabilities. No Borrower is subject to any Indebtedness other than the Indebtedness expressly permitted by the terms of this Agreement.
(h)    Material Contracts. Each Borrower that is a party to any Material Contract has performed and is in compliance with all of the terms of such Material Contracts, and to Borrower’s knowledge, no default or event of default, or event or condition which with the giving of notice, the lapse of time, or both, would constitute such a default or event of default, exists with respect to any such Material Contract.

(i)    Litigation. Except as set forth on Schedule 7.1(i), there are no actions, suits or proceedings pending (nor, to the knowledge of any Borrower, Borrower Member or Guarantor, are there any actions, suits or proceedings threatened, nor is there any basis therefore) against or in any other way relating adversely to or affecting, Borrower, Borrower Member or Guarantor or any of their respective property in any court or before any arbitrator of any kind or before or by any other Governmental Authority. There are no strikes, slowdowns, work stoppages or walkouts or other labor disputes in progress or threatened relating to, Borrower, Borrower Member or Guarantor or any of their property.
(j)    Taxes. All federal, state and other tax returns of, Borrower, Borrower Member and Guarantor required by Applicable Law to be filed have been duly filed, and all federal, state and other taxes, assessments and other governmental charges or levies upon, Borrower, Borrower Member and Guarantor and their respective properties, income, profits and assets which are due and payable have been paid or are not yet delinquent and are being contested in good faith by appropriate proceedings and for which adequate reserves have been established on the books of such Person in accordance with GAAP. As of the Agreement Date, none of the United States income tax returns of, Borrower, Borrower Member or Guarantor is under audit. All charges, accruals and reserves on the books of Borrower, Borrower Member and Guarantor in respect of any taxes or other governmental charges are in accordance with GAAP.
(k)    Financial Statements. All financial statements of Borrower and Guarantor and their Affiliates delivered to Administrative Agent pursuant hereto (including in each case related schedules and notes) are complete and correct in all material respects and present fairly, in accordance with GAAP consistently applied throughout the periods involved, the consolidated financial position of the applicable subject thereof as at their respective dates and the results of operations and the cash flow for such periods (subject, as to interim statements, to changes resulting from normal year end audit adjustments). No Borrower, Borrower Member or Guarantor has on the Agreement Date any material contingent liabilities, liabilities, liabilities for taxes, unusual or long-term commitments or unrealized or forward anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in said financial statements.
(l)    Operating Statements. Each of the operating summaries pertaining to each of the Properties then included in calculations of the Borrowing Base Value delivered by Borrower to Administrative Agent in accordance herewith fairly presents the Gross Operating Income and Permitted Expenses of each such Property for the period then ended.
(m)    ERISA. Each member of the ERISA Group has fulfilled its obligations under the contribution requirements of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has: (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan; (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code; or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.
(n)    Absence of Default. None of Borrower, Borrower Member or Guarantor is in default under its articles of incorporation, bylaws, partnership agreement or other similar organizational documents, and no event has occurred, which has not been remedied, cured or waived: (i) which constitutes a Default or an Event of Default; or (ii) which constitutes, or which with the passage of time, the giving of notice, or both, would constitute, a default or event of default by, Borrower, Borrower Member or Guarantor under any agreement (other than this Agreement) or judgment, decree or order to which any such Person is a party or by which any such Person or any of its respective properties may be bound.
(o)    Environmental Laws. Each of Borrowers: (i) is in compliance with all Environmental Laws applicable to its business, operations and the Properties; (ii) has obtained all Governmental Approvals which are required under Environmental Laws, and each such Governmental Approval is in full force and effect; and (iii) is in compliance with all terms and conditions of such Governmental Approvals. Except as disclosed in the Environmental Reports delivered to Administrative Agent, neither any Borrower, Borrower Member nor Guarantor has any knowledge of, nor has received notice of, any past present or pending releases, events, conditions, circumstances, activities, practices, incidents, facts, occurrences, actions, or plans that, with respect to Borrower, , their respective businesses, operations or with respect to the Properties, may: (i) cause or contribute to an actual or alleged violation of or noncompliance with Environmental Laws; (ii) cause or contribute to any other potential common law or legal claim or other liability; or (iii) cause any of the Properties to become subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law or require the filing or recording of any notice, approval or disclosure document under any Environmental Law and, with respect to the immediately preceding clauses (i) through (iii) is based on or related to the manufacture, generation, processing, distribution, use, treatment, storage, disposal, transport, removal, clean up or handling, or the emission, discharge, release or threatened release of any wastes or Hazardous Material, or any other requirement under Environmental Law, applicable to any Borrower or the Properties. There is no civil, criminal, or administrative action, suit, demand, claim, hearing, notice, or demand letter, mandate, order, lien, request,, investigation, or proceeding pending or, to Borrower’s actual knowledge, threatened, against Borrower relating in any way to Environmental Laws. None of the Properties is listed on or proposed for listing on the National Priority List promulgated pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980 and its implementing regulations, or any state or local priority list promulgated pursuant to any analogous state or local law. To Borrower’s actual knowledge, no Hazardous Materials generated at or transported from the Properties is or has been transported to, or disposed of at, any location that is listed or proposed for listing on the National Priority List or any analogous state or local priority list, or any other location that is or has been the subject of a clean-up, removal or remedial action pursuant to any Environmental Law.
(p)    Investment Company. Neither Borrower, Guarantor nor any other Affiliate of Borrower is: (i) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended; or (ii) subject to any other Applicable Law which purports to regulate or restrict its ability to borrow money or obtain other extensions of credit or to consummate the transactions contemplated by this Agreement or to perform its obligations under any Loan Document to which it is a party.
(q)    Margin Stock. Neither any Borrower, Guarantor nor any other Affiliate of Borrower is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System.
(r)    Affiliate Transactions. Except as permitted by Section 9.7, neither any Borrower, is a party to or bound by any agreement or arrangement (whether oral or written) with any Affiliate.
(s)    Intellectual Property. Borrowers own or have the right to use, under valid license agreements or otherwise, all patents, licenses, franchises, trademarks, trademark rights, trade names, trade name rights, trade secrets and copyrights (collectively, “Intellectual Property”) necessary to the conduct of their businesses, without known conflict with any patent, license, franchise, trademark, trade secret, trade name, copyright, or other proprietary right of any other Person. All such Intellectual Property is fully protected and/or duly and properly registered, filed or issued in the appropriate office and jurisdictions for such registrations, filing or issuances. No material claim has been asserted by any Person with respect to the use of any such Intellectual Property, or challenging or questioning the validity or effectiveness of any such Intellectual Property.
(t)    Broker’s Fees. No broker’s or finder’s fee, commission or similar compensation will be payable with respect to the transactions contemplated hereby. No other similar fees or commissions will be payable by Borrower, Borrower Member or Guarantor for any other services rendered to Borrower, Borrower Member or Guarantor or any other Affiliate of Borrower ancillary to the transactions contemplated hereby.
(u)    Accuracy and Completeness of Information. All written information, reports and other papers and data furnished to Administrative Agent or any Lender by, on behalf of, or at the direction of, Borrower, Guarantor or any other Affiliate of Borrower were, at the time the same were so furnished, complete and correct in all material respects (limited to Borrower’s actual knowledge in the case of such information, reports, other papers or data provided by third parties that are not Affiliates of Borrower), to the extent necessary to give the recipient a true and accurate knowledge of the subject matter, or, in the case of financial statements, present fairly, in accordance with GAAP consistently applied throughout the periods involved, the financial position of the Persons involved as at the date thereof and the results of operations for such periods. No fact is known to any Borrower, Borrower Member or Guarantor which has had, or may in the future have (so far as any Borrower, Borrower Member or Guarantor can reasonably foresee) a Material Adverse Effect which has not been set forth in the financial statements delivered to Administrative Agent or in such information, reports or other papers or data or otherwise disclosed in writing to Administrative Agent and the Lenders prior to the Effective Date. No document furnished or written statement made to Administrative Agent or any Lender in connection with the negotiation, preparation or execution of, or pursuant to, this Agreement or any of the other Loan Documents contains or will contain any untrue statement of a fact material to the creditworthiness of Borrower, Guarantor or any other Affiliate of Borrower or omits or will omit to state a material fact necessary in order to make the statements contained therein not misleading (limited to Borrower’s actual knowledge in the case of such documents or written statements furnished or made by third parties that are not Affiliates of Borrower).
(v)    Not Plan Assets; No Prohibited Transactions. For purposes of ERISA and the Internal Revenue Code, none of the assets of any Borrower, Borrower Member or Guarantor constitutes “plan assets,” within the meaning of ERISA and the regulations promulgated thereunder, of any Plan. The execution, delivery and performance of the Loan Documents and the Fee Letter by Borrower and Guarantor, and the borrowing, other credit extensions and repayment of amounts thereunder, do not and will not constitute “prohibited transactions” under ERISA or the Internal Revenue Code.
(w)    OFAC. None of Borrower, Guarantor or any other Affiliate of Borrower: (i) is a person named on the list of Specially Designated Nationals or Blocked Persons maintained by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”) available at http://www.treas.gov/offices/eotffc/ofac/sdn/index.html, or as otherwise published from time to time; (ii) is: (A) an agency of the government of a country; (B) an organization controlled by a country; or (C) a person resident in a country that is subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treas.gov/offices/eotffc/ofac/sanctions/index.html, or as otherwise published from time to time, as such program may be applicable to such agency, organization or person; or (iii) derives any of its assets or operating income from investments in or transactions with any such country, agency, organization or person; and none of the proceeds from the Loans shall be used to finance any operations, investments or activities in, or make any payments to, any such country, agency, organization, or person.
(x)    California Land Use Restricted Properties. As of the date hereof, none of the Properties located in the State of California (the “California Properties”) are identified on the list of real properties maintained by the California Department of Toxic Substances Control pursuant to California Health and Safety Code Section 25220(c) (the “DTSC List”), and to Borrower’s knowledge, as of the date hereof, there has been no occurrence or condition on any real property within 2,000 feet of any of the California Properties that could cause any California Property, or any part thereof, to be identified on the DTSC List.
(y)    Security Interests. Each of the Security Documents creates, as security for the Obligations and the Specified Derivatives Obligations, a valid and enforceable Lien on all of the Collateral, superior to and prior to the rights of all third Persons and subject to no other Liens (except for Permitted Liens), in favor of Administrative Agent for its benefit and the benefit of the Lenders and each Specified Derivatives Provider.
(z)    Americans with Disabilities Act Compliance. To Borrower’s knowledge, the Borrowing Base Properties comply in all material respects with the requirements and regulations of the Americans with Disabilities Act, of July 26, 1990, Pub. L. No. 101-336, 104 Stat. 327, 42 U.S.C. § 12101, et seq., as amended from time to time.
(aa)    Property Agreements. Borrower has delivered to Administrative Agent true, correct and complete copies of each Property Management Agreement. Each Property Management

Agreement is in full force and effect, has not been amended or modified, and there are no defaults or events of default thereunder. There are no agreements with respect o the management, operation or leasing of the Borrowing Base Properties other than the Property Management Agreements.
(bb)    Certificate of Occupancy; Licenses. To Borrower’s knowledge, all material certificates, permits, licenses and approvals, including certificates of completion and occupancy permits, required for the legal use, occupancy and operation of each Borrowing Base Property as an office building (excluding, however, certificates of occupancy for tenant spaces and improvements) have been obtained and are in full force and effect. The use being made of each Borrowing Base Property is in conformity with all certificates, permits, licenses and approvals issued for and currently applicable to each Borrowing Base Property in all material respects.
(cc)    Physical Condition. Except as disclosed in the building condition reports addressed and certified to Administrative Agent prior to the Effective Date: (a) each Borrowing Base Property (including all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, as applicable) is in good condition, order and repair in all material respects, subject to ordinary wear and tear; and (b) Borrower has no knowledge of any structural or other material defects in or material damage to any Borrowing Base Property, whether latent or otherwise. Neither Borrower, Borrower Member nor Guarantor has received or has any knowledge of: (i) any written notice from any insurance company or bonding company of any defects or inadequacies in any Borrowing Base Property, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon; or (ii) any written notice of any termination or threatened termination of any policy of insurance or bond applicable to any Borrowing Base Property.
(dd)    Boundaries. Except as disclosed in the Title Policies or on the surveys delivered by Borrower to Administrative Agent prior to the Effective Date, all of the improvements at each Borrowing Base Property lie wholly within the boundaries and building restriction lines of such Borrowing Base Property, and no improvements on adjoining properties encroach upon any Borrowing Base Property, and no improvements encroach upon or violate any easements or other encumbrances upon any Borrowing Base Property, except those which are insured against by title insurance.
(ee)    Flood Zone. Except as shown on the surveys or flood certificates provided to Administrative Agent, no portion of any Borrowing Base Property is located in an area identified by the Federal Emergency Management Agency as a special flood hazard area.
(ff)    Filing and Recording Taxes. All transfer taxes, deed stamps, intangible taxes, personal property taxes or other amounts in the nature of transfer or debt taxes required to be paid under applicable law in connection with the transfer of or debt on the Borrowing Base Properties, if any, have been paid. Any mortgage or deed of trust recording, stamp, intangible, personal property or other similar taxes required to be paid under applicable law in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including the Security Documents, have been paid or are being paid simultaneously herewith. Except as disclosed in the Title Policies, all taxes and governmental assessments due and owing in respect of the Borrowing Base Properties have been paid.
(gg)    Tenant Leases. Except as disclosed on the rent roll for the Borrowing Base Properties delivered to and approved by Administrative Agent prior to the Agreement Date (the “Rent Roll”), or as otherwise disclosed in writing to Administrative Agent prior to the Agreement Date, and on the estoppel certificates from the tenants at the Borrowing Base Properties delivered to Administrative Agent prior to the Effective Date, with respect to the Borrowing Base Properties: (a) the Borrower owning the fee interest in the Borrowing Base Property set forth on such Rent Roll is the sole owner of the entire lessor’s interest in the Tenant Leases; (b) to Borrower’s knowledge, the Tenant Leases are valid and enforceable against the applicable Borrower and the tenants set forth therein and are in full force and effect; (c) all of the Tenant Leases are arms-length agreements with bona fide, independent third parties; (d) to Borrower’s knowledge, no party under any Tenant Lease is in default beyond any applicable notice and/or grace period thereunder; (e) all rents due have been paid in full and no tenant is in arrears in its payment of rent (other than payment of work orders, direct utility recovery and CAM reconciliation not more than sixty (60) days past due); (f) no Borrower has assigned or otherwise pledged or hypothecated the rents reserved in the Tenant Leases; (g) none of the rents has been collected for more than one (1) month in advance (except security deposits, percentage rent, if any, and other amounts collected and subject to later reconciliation pursuant to the terms of the applicable Tenant Leases, which shall not be deemed rent collected in advance); (h) the premises demised under the Tenant Leases have been completed and the tenants have accepted the same and have taken possession of the same on a rent-paying basis with no rent concessions to any tenants; (i) to Borrower’s knowledge, there exist no offsets or defenses to the payment of any portion of the rents and applicable Borrower has no monetary obligation to any tenant under any Tenant Lease which has not been disclosed in writing to Administrative Agent; (j) no Borrower has received any written notice from any tenant challenging the validity or enforceability of any Tenant Lease; (k) there are no agreements with the tenants other than expressly set forth in each Tenant Lease; (l) no Tenant Lease contains an option to purchase, right of first refusal to purchase, or any other similar provision; (m) to Borrower’s knowledge, no Person has any possessory interest in, or right to occupy, such Borrowing Base Property except under and pursuant to a Tenant Lease; (n) to Borrower’s knowledge, no event has occurred that, but for the giving of notice and/or passage of time, would give any tenant any right to terminate any Tenant Lease at such Borrowing Base Property; (o) all security deposits relating to the Tenant Leases reflected on the Rent Roll have been collected by the applicable Borrower and, if required pursuant to the terms hereof, delivered to Administrative Agent or are otherwise held by Borrower in a segregated account, are not commingled with the other assets of Borrower and are otherwise held in accordance with Applicable Law; (p) no brokerage commissions or finder’s fees are due and payable regarding any Tenant Lease; (q) each tenant is in actual, physical occupancy of the premises demised under its Tenant Lease; and (r) no Tenant is a debtor in any state or federal bankruptcy, insolvency or similar proceeding. When the representations in this section are remade from time to time in accordance with this Agreement, such representations shall be made with respect to the Rent Rolls of the applicable Borrowing Base Properties delivered to Administrative Agent from time to time.

(hh)    Property Information. Except as set forth on the Title Policy or surveys or zoning reports delivered in connection with the disbursement of the Loans prior to the Agreement Date, or in the zoning reports delivered to Administrative Agent in connection with the disbursement of the Loans prior to the Agreement Date: (i) the Borrowing Base Properties include sufficient on-site parking to comply with Applicable Law; (ii) the Borrowing Base Properties currently abut completed and dedicated public thoroughfares; and (iii) no Borrower has any knowledge, or reason to believe that any archaeological ruins, discoveries or specimens, or cemeteries exist on any Borrowing Base Property.
(ii)    Parking. Other than a month to month office parking agreement for 8 parking spaces at Wallingford Plaza, no agreements exist which are binding on any of Borrower relating to the rights of tenants at the Borrowing Base Properties to park at locations other than at the Borrowing Base Properties. If the landlord on the Wallingford Plaza month to month parking agreement terminates, Borrower has no further obligation to provide off-site parking to the Wallingford Plaza tenants.
(jj)    Restrictive Covenant Agreements. Each Borrower that is a party to any Restrictive Covenant Agreement has performed and is in compliance with all of the terms of such Restrictive Covenant Agreement, and to Borrower’s knowledge, no default or event of default, or event or condition which with the giving of notice, the lapse of time, or both, would constitute such a default or event of default, exists with respect to any such Restrictive Covenant Agreement.
(kk)    Anti-Corruption Laws and Sanctions.
(i)    None of (i) Borrower or, to the knowledge of Borrower, any of their respective directors, officers, employees or affiliates, or (ii) to the knowledge of the Borrower, any agent or representative of the Borrower that will act in any capacity in connection with or benefit from the Loans, (A) is a Sanctioned Person or currently the subject or target of any Sanctions, (B) has its assets located in a Sanctioned Country, (C) directly or indirectly derives revenues from investments in, or transactions with, Sanctioned Persons, (D) has taken any action, directly or indirectly, that would result in a violation by such Persons of any Anti-Corruption Laws, or (e) has violated any Anti-Money Laundering Law in any material respect. Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by Borrower and its directors, officers, employees, agents and Affiliates, and representatives of the Borrower that will act in any capacity in connection with or benefit from this Agreement, with the Anti-Corruption Laws and applicable Sanctions, provided, however, that with respect to Property Managers that are not Affiliates of Borrower, Borrower’s obligations hereunder shall be limited to enforcing existing provisions in the Property Management Agreements. Borrower, and to the knowledge of Borrower, each director, officer, employee, agent and Affiliate of Borrower, is in compliance with the Anti-Corruption Laws in all material respects.
(ii)    No proceeds of any Loan have been used, directly or indirectly, by the Borrower or any of its or their respective directors, officers, employees and agents (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws,

(ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, including any payments (directly or indirectly) to a Sanctioned Person or a Sanctioned Country or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.
Section 7.2    Survival of Representations and Warranties, Etc.
All representations and warranties made under this Agreement and the other Loan Documents shall be deemed to be made at and as of the Agreement Date, the Effective Date and at and as of the date of the occurrence of each Credit Event, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date) and except for changes in factual circumstances expressly and specifically permitted hereunder. All such representations and warranties shall survive the effectiveness of this Agreement, the execution and delivery of the Loan Documents and the making of the Loans.
Article VIII.    Affirmative Covenants
For so long as this Agreement is in effect, unless the Requisite Lenders (or, if required pursuant to Section 12.7, all of the Lenders) shall otherwise consent in the manner provided for in Section 12.7, Borrower shall comply with the following covenants:
Section 8.1    Preservation of Existence and Similar Matters.
Borrower shall, and shall cause Borrower Member and Guarantor to, preserve and maintain its respective existence, rights, franchises, licenses and privileges in the jurisdiction of its incorporation or formation and qualify and remain qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization.
Section 8.2    Compliance with Applicable Law.
Borrower shall, and shall cause Borrower Member and Guarantor to, comply with all Applicable Laws with respect to themselves and the Properties, including the obtaining of all Governmental Approvals.
Section 8.3    Maintenance of Property.
In addition to the requirements of any of the other Loan Documents, Borrower shall: (a) protect and preserve all of its material properties, including the Property and all Intellectual Property necessary to the conduct of its respective business, and maintain in good repair, working order and condition all such properties, ordinary wear and tear excepted; and (b) from time to time make or cause to be made all needed and appropriate repairs, renewals, replacements and additions to such properties, so that the business carried on in connection therewith may be properly and advantageously conducted at all times.
Section 8.4    Conduct of Business.

Borrower and Borrower Member shall carry on its respective businesses as carried on the Agreement Date and not enter into any line of business not otherwise engaged in by such Person as of the Agreement Date.
Section 8.5    Insurance.
Borrower shall maintain insurance with financially sound and reputable insurance companies (as reasonably determined by Administrative Agent) against such risks and in such amounts as is customarily maintained by similar businesses or as may be required by Applicable Law. Borrower shall from time to time deliver to Administrative Agent upon request a detailed list, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby and insurance certificates, in form acceptable to Administrative Agent, providing that the insurance coverage required under this Section 8.5 (including, both property and liability insurance) is in full force and effect and stating that coverage shall not be cancelable or materially changed without ten (10) days prior written notice to Administrative Agent of any cancelation for nonpayment or premiums, and not less than thirty (30) days prior written notice to Administrative Agent of any other cancellation or any modification (including a reduction in coverage), together with appropriate evidence that Administrative Agent, for the benefit of the Lenders and the Specified Derivatives Providers, is named as lender’s loss payee and additional insured, as appropriate, on all insurance policies that Borrower actually maintains with respect to any Property and improvements on such Property. Such insurance shall, in any event, include terrorism coverage and all of the following:
(a)    Insurance against loss to such Properties on an “all risk” policy form, covering insurance risks no less broad than those covered under a Special Multi Peril (SMP) policy form, which contains a Commercial ISO “Causes of Loss-Special Form,” in the then current form, and such other risks as administrative Agent may reasonably require, in amounts equal to the full replacement cost of the Properties including fixtures and equipment, Borrower’s interest in leasehold improvements (except to the extent such insurance is maintained by the tenants under the Tenant Leases), and the cost of debris removal, with, if required by Administrative Agent, an agreed amount endorsement, and with deductibles of not more than Two Hundred Fifty Thousand Dollars ($250,000), except that any deductibles for any insurance covering damage by windstorm may be in amounts up to five percent (5%) of the value of the Property insured;
(b)    Business income insurance in amounts sufficient to pay during any period in which a Property may be damaged or destroyed, for a period of twelve (12) months: (i) at least 100% of all rents; and (ii) all amounts (including all taxes, assessments, utility charges and insurance premiums) required to be paid by tenants of the Property;
(c)    During the making of any alterations or improvements to a Property, carry or cause to be carried builder’s completed value risk insurance against “all risks of physical loss” for the full replacement cost of the construction Properties;
(d)    Insurance against loss or damage by flood or mud slide in compliance with the Flood Disaster Protection Act of 1973, as amended from time to time, if the Properties are now, or at any time while the Obligations or any portion thereof remains unpaid shall be, situated in any area which an appropriate Governmental Authority designates as a special flood hazard area, in amounts equal to the full replacement value of all above grade structures on the Properties, or as such lesser amounts as may be available under Federal flood insurance programs;
(e)    Commercial general public liability insurance, with the location of the Properties designated thereon, against death, bodily injury and property damage arising on, about or in connection with the Properties, with Borrower listed as the named insured, with such limits as Borrower may reasonably require; and
(f)    Such other insurance, including earthquake, terrorism and environmental coverages, relating to the Properties and the uses and operation thereof as Administrative Agent may, from time to time, reasonably require.
Section 8.6    Payment of Taxes and Claims.
Borrower shall, and shall cause Borrower Member and Guarantor to, pay and discharge when due: (a) all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any properties belonging to it; and (b) all lawful claims of materialmen, mechanics, carriers, warehousemen and landlords for labor, materials, supplies and rentals which, if unpaid, might become a Lien on any properties of such Person; provided, however, that this Section shall not require the payment or discharge of any such tax, assessment, charge, levy or claim which is being contested in good faith by appropriate proceedings which operate to suspend the collection thereof and for which adequate reserves have been established on the books of such Person in accordance with GAAP.
Section 8.7    Books and Records; Inspections.
Borrower shall, and shall cause Borrower Member and Guarantor to, keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities. Borrower shall, and shall cause Borrower Member and Guarantor to, permit representatives of Administrative Agent or any Lender to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants (in Borrower’s presence if an Event of Default does not then exist), all at such reasonable times during business hours and as often as may reasonably be requested and so long as no Event of Default exists, with reasonable prior notice.
Section 8.8    Use of Proceeds.
Borrower shall use the proceeds of Loans only for general corporate purposes in the ordinary course of business, including real estate acquisition costs, working capital, equity investments and capital expenditures. Borrower shall not use any part of such proceeds to purchase or carry, or to reduce or retire or refinance any credit incurred to purchase or carry, any margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any such margin stock. Borrower will not request any Loan, and Borrower shall not use, and shall not permit its directors, officers, employees or agents to use, the proceeds of any Loan (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto.
Section 8.9    Environmental Matters.
Borrower shall comply with all Environmental Laws. Borrower shall comply, and Borrower shall use commercially reasonable efforts to cause all other Persons occupying, using or present on the Properties to comply, with all Environmental Laws. Borrower shall promptly take all actions and pay or arrange to pay all costs necessary for it and for the Properties to comply with all Environmental Laws and all Governmental Approvals, including actions to remove and dispose of all Hazardous Materials and to clean up the Properties as required under Environmental Laws. Borrower shall promptly take all actions necessary to prevent the imposition of any Liens on any of their respective properties arising out of or related to any Environmental Laws. Nothing in this Section shall impose any obligation or liability whatsoever on Administrative Agent or any Lender.
Section 8.10    Further Assurances.
At Borrower’s cost and expense and upon request of Administrative Agent, Borrower shall, and shall cause Guarantor to, duly execute and deliver or cause to be duly executed and delivered, to Administrative Agent such further instruments, documents and certificates, and do and cause to be done such further acts that may be reasonably necessary or advisable in the reasonable opinion of Administrative Agent to carry out more effectively the provisions and purposes of this Agreement and the other Loan Documents.
Section 8.11    Material Contracts.
Borrower shall duly and punctually perform and comply with any and all material representations, warranties, covenants and agreements expressed as binding upon any such Person under any Material Contract. Borrower shall not knowingly permit to be done anything to impair materially the value of any of the Material Contracts.
Section 8.12    Reporting and Information.
Borrower shall furnish to Administrative Agent for distribution to each of the Lenders:
(a)    Quarterly Financial Statements. As soon as available and in any event within fifty (50) days after the close of each of the first, second and third fiscal quarters of Borrower, the unaudited consolidated balance sheet of Guarantor as at the end of such period and the related unaudited consolidated statements of operations, stockholders’ equity and cash flows of Guarantor for such period, setting forth in each case in comparative form the figures as of the end of and for the corresponding periods of the previous fiscal year, all of which shall be certified by the chief financial officer or other authorized officer of Guarantor, or other officer with knowledge, that in his or her opinion, the same present fairly, in accordance with GAAP, the consolidated financial position of Guarantor as at the date thereof and the results of operations for such period (subject to normal year-end audit adjustments). Together with the foregoing, Borrower shall deliver for each Borrowing Base Property, leasing status reports, operating statements and rent rolls.
(b)    Year End Statements. As soon as available and in any event within ninety (90) days after the end of each fiscal year of Guarantor, the audited consolidated balance sheet of Guarantor as at the end of such fiscal year and the related audited consolidated statements of operations, stockholders’ equity and cash flows of Guarantor for such fiscal year, setting forth in comparative form the figures as at the end of and for the previous fiscal year, all of which shall be certified by: (i) the chief financial officer or other authorized officer of Guarantor, in his or her opinion, to present fairly, in accordance with GAAP, the financial position of Guarantor as at the date thereof and the result of operations for such period; and (ii) any independent certified public accountants of recognized national standing acceptable to the Requisite Lenders, whose report shall be unqualified.
(c)    Borrowing Base Certificate. Within fifty (50) days after the end of each fiscal quarter of Borrower, a Borrowing Base Certificate certifying the amount of the Borrowing Base, and otherwise setting forth the information to be contained therein with respect to each Borrowing Base Property, as of the last day of such fiscal quarter, including the Testing Debt Yield and the Testing LTV determined as of such date. Borrower shall also deliver a Borrowing Base Certificate as and when otherwise required pursuant to this Agreement.
(d)    Pro Forma Information. No later than thirty (30) days before the end of each fiscal year of Guarantor ending prior to the Maturity Date, projected balance sheets, operating statements, profit and loss projections and cash flow budgets of Guarantor on a consolidated basis for each quarter of the next succeeding fiscal year, all itemized in reasonable detail.
(e)    Property Operating Budget. No later than thirty (30) days before the end of each fiscal year of Borrower ending prior to the Maturity Date, a property budget for each Property for the coming fiscal year of each Borrower.
(f)    Compliance Certificate. At the time the financial statements are furnished pursuant to the immediately preceding Sections 8.12(a) and (b), a certificate substantially in the form of Exhibit F (a “Compliance Certificate”) executed on behalf of Guarantor by any officer of Guarantor having a position of at least a vice president or Guarantor’s vice president of accounting: (i) setting forth as of the end of such quarterly accounting period or fiscal year, as the case may be, the calculations required to establish: (x) Guarantor’s Tangible Net Worth and the aggregate amount of Net Proceeds from Equity Issuances received by Guarantor since December 31, 2017, and (y) whether Guarantor was in compliance with the covenant described in Section 8.23 hereof; and (ii) stating that to Borrower’s knowledge, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default and its nature, when it occurred and the steps being taken by Borrower with respect to such event, condition or failure, in each case together with such reasonably detailed back-up calculations as Administrative Agent shall require
(g)    Guarantor Financial Information.

(i)    Within five (5) Business Days of the filing thereof (but in any event within fifty (50) days after the end of each fiscal quarter and ninety-five (95) days after each fiscal year), copies of all registration statements (excluding the exhibits thereto and any registration statements on Form S 8 or its equivalent), reports on Forms 10‑K, 10‑Q and 8‑K (or their equivalents) and all other periodic reports which Guarantor shall file with the Securities and Exchange Commission (or any Governmental Authority substituted therefor) or any national securities exchange, together with (without duplication), annual audited consolidated financial statements (including a consolidated balance sheet, income statement, statement of cash flows and statement of stockholders equity), such financial statements to be: (A) certified by Guarantor’s chief financial officer; and (B) accompanied by an unqualified report of independent certified public accountants of recognized national standing acceptable to Administrative Agent; and
(ii)    Promptly upon the mailing thereof to the shareholders of Guarantor generally, copies of all financial statements, reports and proxy statements so mailed and promptly upon the issuance thereof copies of all press releases issued by Guarantor.
The foregoing delivery may be satisfied to the extent the same are filed in electronic format with the Security and Exchange Commission, by the posting of the same on Guarantor’s website, or by other means of electronic delivery satisfactory to Administrative Agent in its reasonable discretion.
(h)    ERISA. If and when any member of the ERISA Group: (i) gives or is required to give notice to the PBGC of any “reportable event” (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the controller of Borrower setting forth details as to such occurrence and action, if any, which Borrower or applicable member of the ERISA Group is required or proposes to take.
(i)    Proceedings; Investigations. To the extent any Borrower, Borrower Member or Guarantor is aware of the same, prompt notice of the commencement of any proceeding or investigation by or before any Governmental Authority and any action or proceeding in any court or other tribunal or before any arbitrator against or in any other way relating adversely to, or adversely affecting, any Borrower, Borrower Member or Guarantor or any of their respective properties, assets or businesses, and prompt notice of the receipt of notice that any United States income tax returns of Borrower, Borrower Member or Guarantor are being audited.
(j)    Organizational Documents. To the extent permitted hereby, a copy of any amendment to the articles of incorporation, bylaws, partnership agreement or other similar organizational documents of Borrower, Borrower Member or Guarantor within five (5) Business Days after the effectiveness thereof.
(k)    Management Change. Prompt notice of any change in the senior management of Borrower, Borrower Member or Guarantor and any change in the business, assets, liabilities, financial condition, results of operations or business prospects of Borrower, Borrower Member or Guarantor.
(l)    Default. Prompt notice of the occurrence of any Default or Event of Default or any event which constitutes or which with the passage of time, the giving of notice, or otherwise, would constitute a default or event of default by Borrower or Guarantor under any Material Contract to which any such Person is a party or by which any such Person or any of its respective properties may be bound.
(m)    Material Contract. Promptly upon entering into any Material Contract or Specified Derivatives Contract after the Agreement Date, a copy of such contract.
(n)    Judgments. Prompt notice of any order, judgment or decree in excess of One Million Dollars ($1,000,000) having been entered against Borrower, Borrower Member or Guarantor or any of their respective properties or assets.
(o)    Violations. Any written notification of a material violation of any Applicable Law or any inquiry shall have been received by Borrower, Borrower Member or Guarantor from any Governmental Authority.
(p)    Patriot Act. Promptly, upon each request, information identifying Borrower as a Lender may request in order to comply with the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).
(q)    Environmental Law. Promptly, and in any event within three (3) business days after Borrower obtains knowledge thereof, Borrower shall provide Administrative Agent with written notice of the occurrence of any of the following: (i) Borrower, Borrower Member or Guarantor shall receive written notice that any violation of or noncompliance with any Environmental Law has or may have been committed or is threatened; (ii) Borrower, Borrower Member or Guarantor shall receive notice that any administrative or judicial complaint, order or petition has been filed or other proceeding has been initiated, or is about to be filed or initiated against any such Person alleging any violation of or noncompliance with any Environmental Law or requiring any such Person to take any action in connection with the release or threatened release of Hazardous Materials; (iii) Borrower, Borrower Member or Guarantor shall receive any notice from a Governmental Authority or private party alleging that any such Person may be liable or responsible for any costs associated with a response to, or remediation or cleanup of, a release or threatened release of

Hazardous Materials or any damages caused thereby; or (iv) Borrower, Borrower Member or Guarantor shall receive notice of any other fact, circumstance or condition that could reasonably be expected to form the basis of an Environmental Claim.
(r)    Derivatives. Promptly upon the request of Administrative Agent, the Derivatives Termination Value in respect of any Specified Derivatives Contract from time to time outstanding.
(s)    Other Information. From time to time and promptly upon each request, such data, certificates, reports, statements, opinions of counsel, documents or further information regarding any Property or the business, assets, liabilities, financial condition, results of operations or business prospects of Borrower, Borrower Member or Guarantor, as Administrative Agent or any Lender may reasonably request.
Section 8.13    Electronic Delivery of Certain Information.
(a)    Documents required to be delivered pursuant to the Loan Documents shall be delivered by electronic communication and delivery, including, the Internet, e-mail or intranet websites to which Administrative Agent and each Lender have access (including a commercial, third-party website such as www.Edgar.com <http://www.Edgar.com> or a website sponsored or hosted by Administrative Agent or Borrower) provided that: (i) the foregoing shall not apply to notices to any Lender pursuant to Article II; and (ii) the Lender has not notified Administrative Agent or Borrower that it cannot or does not want to receive electronic communications. Administrative Agent or Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic delivery pursuant to procedures approved by it for all or particular notices or communications. Documents or notices delivered electronically shall be deemed to have been delivered twenty-four (24) hours after the date and time on which Administrative Agent or Borrower posts such documents or the documents become available on a commercial website and Administrative Agent or Borrower notifies each Lender of said posting and provides a link thereto provided if such notice or other communication is not sent or posted during the normal business hours of the recipient, said posting date and time shall be deemed to have commenced as of 12:00 noon on the opening of business on the next business day for the recipient. Notwithstanding anything contained herein, in every instance Borrower shall be required to provide paper copies of the certificate required by Section 8.12(g) to Administrative Agent and shall deliver paper copies of any documents to Administrative Agent or to any Lender that requests such paper copies until a written request to cease delivering paper copies is given by Administrative Agent or such Lender. Except for the certificates required by Section 8.12(g), Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents delivered electronically, and in any event shall have no responsibility to monitor compliance by Borrower with any such request for delivery. Each Lender shall be solely responsible for requesting delivery to it of paper copies and maintaining its paper or electronic documents.
(b)    Documents required to be delivered pursuant to Article II may be delivered electronically to a website provided for such purpose by Administrative Agent pursuant to the procedures provided to Borrower by Administrative Agent.
Section 8.14    Public/Private Information.

Borrower shall cooperate with Administrative Agent in connection with the publication of certain materials and/or information provided by or on behalf of Borrower. Documents required to be delivered pursuant to the Loan Documents shall be delivered by or on behalf of Borrower to Administrative Agent and the Lenders (collectively, “Information Materials”) pursuant to this Article and shall designate Information Materials: (a) that are either available to the public or not material with respect to Borrower or any of their respective securities for purposes of United States federal and state securities laws, as “Public Information”; and (b) that are not Public Information as “Private Information.”
Section 8.15    USA Patriot Act Notice; Compliance.
The USA Patriot Act of 2001 (Public Law 107-56) and federal regulations issued with respect thereto require all financial institutions to obtain, verify and record certain information that identifies individuals or business entities which open an “account” with such financial institution. Consequently, a Lender (for itself and/or as Administrative Agent for all Lenders hereunder) may from time-to-time request, and Borrower shall provide to such Lender, such Borrower’s and Guarantor’s name, address, tax identification number and/or such other identification information as shall be necessary for such Lender to comply with federal law. An “account” for this purpose may include a deposit account, cash management service, a transaction or asset account, a credit account, a loan or other extension of credit, and/or other financial services product.
Section 8.16    Liens.
If a claim of Lien is recorded which affects any Borrowing Base Property, Borrower shall, within thirty (30) days after Administrative Agent’s demand, or Borrower obtains knowledge thereof, whichever occurs first: (a) pay and discharge the claim of Lien; (b) effect the release thereof by recording or depositing with a court of competent jurisdiction a surety bond in sufficient form and amount; (c) contest such Lien as provided below; or (d) provide Administrative Agent with other assurances which Administrative Agent deems, in its reasonable discretion, to be satisfactory for the payment of such claim of Lien and for the full and continuous protection of Administrative Agent from the effect of such Lien. Borrower may contest in good faith any Lien, claim, demand, levy or assessment by any Person if: (a) Borrower pursues the contest diligently, in a manner which does not materially impair the rights of Administrative Agent under any of the Loan Documents; and (b) Borrower deposits with Administrative Agent any funds or other forms of assurance which Administrative Agent in good faith determines from time to time appropriate to protect Administrative Agent from the consequences of the contest being unsuccessful.
Section 8.17    REIT Status.
Guarantor shall maintain its status as, and election to be treated as, a REIT under the Internal Revenue Code.
Section 8.18    Construction Responsibilities; Inspections.
Borrower shall cause any construction of any capital improvements on the Borrowing Base Properties to be performed in a workmanlike manner according to the terms of Applicable Law.

Borrower shall be solely responsible for all aspects of Borrower’s business and conduct in connection with the Property and any such construction, the supervision of the work of construction, the qualifications, financial condition and performance of all architects, engineers, contractors, material suppliers, consultants and property managers. Neither Administrative Agent nor any Lender is obligated to supervise, inspect or inform Borrower, Guarantor or any other Person about any aspect of any construction or any other matter referred to above. Subject to the rights of tenants under the Tenant Leases, Administrative Agent or its agents shall have the right to enter upon the Borrowing Base Properties at all reasonable times upon reasonable advance written notice to Borrower in order to inspect the Property. Any such inspection or review by Administrative Agent or its agents is solely to determine whether Borrower is properly discharging its obligations to Administrative Agent and the Lenders and may not be relied upon by Borrower, Guarantor or any other Person as a representation or warranty of compliance with this Agreement or any other agreement. Neither Administrative Agent nor any Lender owes any duty of care to Borrower, Guarantor or any other Person to protect against, or to inform Borrower, Guarantor or any other Person of any negligent, faulty, inadequate or defective condition at any Property, or with respect to the design or construction of any improvements thereon.
Section 8.19    Management of Property.
(a)    Borrower shall not enter into any management agreement, operating agreement, leasing agreement, oversight agreement or other agreement or contract relating to the management or operation of any Property other than the Property Management Agreement, without the prior written approval of Administrative Agent in each case, not to be unreasonably withheld. Borrower shall use commercially reasonable efforts to cause the Property Manager to manage, lease and operate the Property in accordance with the Property Management Agreement in all material respects, and in accordance with Applicable Law. Borrower shall: (i) diligently perform and observe all of the material terms, covenants and conditions of the Property Management Agreement on the part of Borrower to be performed and observed in all material respects; (ii) promptly notify Administrative Agent of any written notice of any material default in the performance or observance of any of the terms, covenants or conditions of the Property Management Agreement on the part of Borrower to be performed and observed of which Borrower has knowledge; and (iii) promptly notify Administrative Agent of any material default, beyond the expiration of any applicable notice and cure periods, if any, by the Property Manager in the performance or observance of any of the terms, covenants or conditions of the Property Management Agreement on the part of the Property Manager thereunder to be performed and observed of which Borrower has knowledge. If Borrower shall default in the performance or observance of any material term, covenant or condition of the Property Management Agreement on the part of Borrower to be performed or observed in any material respect, then, without limiting Administrative Agent’s other rights or remedies under this Agreement or the other Loan Documents, and without waiving or releasing Borrower from any of its obligations hereunder or under the Property Management Agreement, Administrative Agent shall have the right, but shall be under no obligation, to pay any sums and to perform any act as may be appropriate to cause all the material terms, covenants and conditions of the Property Management Agreement on the part of Borrower to be performed or observed. Borrower shall not surrender, terminate, cancel, materially modify, renew or extend the Property Management Agreement or enter into any other agreement relating to the management or operation of the Property with the Property

Manager or any other Person, or consent to the assignment by the Property Manager of its interest under the Property Management Agreement, in each case without the express consent of Administrative Agent, which consent shall not be unreasonably withheld; provided, however, that Administrative Agent’s consent shall not be required for any automatic renewal or extension of the Property Management Agreement expressly provided for therein or for an assignment of the Property Management Agreement to, or replacement with a new management agreement on substantially the same (or more favorable to Borrower) economic terms with, a Qualified Manager. Borrower shall cause any new Property Manager to execute a consent to the assignment of management agreement granted as of the Agreement Date, in a form reasonably acceptable to Administrative Agent, but which shall provide, among other things (with respect to any new management and leasing agreement), that Administrative Agent shall have the right to terminate the Property Manager and replace it with the Property Manager satisfactory to Administrative Agent upon: (A) the occurrence and during the continuance of an Event of Default; and/or (B) at any time that the Property Manager has engaged in: (1) gross negligence; (2) fraud; or (3) willful misconduct, as determined by Administrative Agent in its reasonable discretion.
Section 8.20    Representations, Warranties And Covenants Regarding Special Purpose Entity Status. Borrower hereby represents, warrants and covenants to Administrative Agent and the Lenders, with regard to Borrower , as follows:
(a)    Limited Purpose. The sole purpose to be conducted or promoted by each Borrower since its organization is to engage in the following activities:
(i)    to acquire, develop, sell, transfer, exchange, own, hold, lease, operate, manage and maintain the Property and other real and personal property incidental thereto;
(ii)    to enter into and perform its obligations under the Loan Documents;
(iii)    to sell, transfer, service, convey, dispose of, pledge, assign, borrow money against, finance, refinance or otherwise deal with the Property to the extent permitted under the Loan Documents; and
(iv)    to engage in any lawful act or activity and to exercise any powers permitted to limited liability companies organized under the laws of the State of Delaware that are related or incidental to or necessary, convenient or advisable for the accomplishment of the above mentioned purposes.
(b)    Recycled SPE Representations. In addition to the foregoing, each Borrower hereby represents, warrants and agrees as to itself, that prior to the Effective Date: (i) such Borrower has always been: (A) since the date of its formation in Delaware, duly formed, validly existing and in good standing under the laws of the state of Delaware; and (B) duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with its Property and its business and operations, with requisite power and authority, and all rights, licenses, permits and authorizations, governmental or otherwise, necessary to own its Property and to transact the business in which it has been engaged; (ii) such Borrower not ever had any judgments or liens of any nature against it except for Permitted Liens; (iii) such Borrower has always been in material compliance with all laws, regulations, and orders applicable to it and has always had, all permits necessary for it to operate; (iv) such Borrower has not been a party to any material lawsuit, arbitration, summons, or other material legal proceeding except as disclosed in writing to Administrative Agent; (v) such Borrower has never been, except as disclosed in writing to Administrative Agent, involved in any dispute with any taxing authority, and Borrower has paid all taxes due to any taxing authority before the delinquency thereof; (vi) such Borrower has never owned any real property other than its Property and has never engaged in any business except the ownership, developing, sales, managing, leasing and operation of such Property; (viii) such Borrower has no material contingent or actual obligations unrelated to the Property and the financing thereof; and (ix) without limitation of any of the foregoing, such Borrower has at all times conducted its affairs as a special purpose bankruptcy remote entity in substantial accordance with the representations set forth in this Agreement.
(c)    Prior Loan. For the avoidance of doubt, Administrative Agent and Lenders acknowledge that each Borrower guaranteed repayment of, and granted mortgages and pledged its assets as collateral to secure the repayment of, a certain loan made by Regions Bank to Borrower Member (the “Prior Loan”), and hereby agree that none of the representations in this Section 8.20, to the extent they pertain to matters occurring prior to the Effective Date, shall be deemed violated based solely on the existence of such Prior Loan and each Borrower’s guarantees, mortgages and pledges made in connection therewith. Each Borrower represents and warrants that the Prior Loan has been repaid in full on or prior to the Effective Date.
(d)    Limitations On Debt, Actions. Notwithstanding anything to the contrary in any other document governing the formation, management or operation of each Borrower, so long as any of the Loans are outstanding, such Borrower shall not:
(i)    guarantee any obligation of any Person, including any Affiliate, or become obligated for the debts of any other Person or hold out its credit as being available to pay the obligations of any other Person, other than in connection with the Loan Documents;
(ii)    engage, directly or indirectly, in any business other than as required or permitted to be performed under this Agreement;
(iii)    incur, create or assume any Indebtedness other than: (A) the Loans; (B) any Specified Derivatives Contracts; and (C) unsecured trade payables incurred in the ordinary course of its business that: (1) are related to the ownership and operation of the Property; (2) in the case of all Borrowers collectively, do not exceed two percent (2%) of the outstanding balance of the Loans; (3) are not evidenced by a promissory note; and (4) are paid within sixty (60) days of the date the applicable Borrower has received an invoice for such liability;
(iv)    make or permit to remain outstanding any loan or advance to, or own or acquire any stock or securities of, any Person (other than cash and investment-grade securities issued by a Person that is not an Affiliate of or subject to common ownership with such Borrower);

(v)    to the fullest extent permitted by Applicable Law, engage in any dissolution, liquidation, consolidation, merger, sale or Transfer of any of its assets outside the ordinary course of such Borrower’s business, except for a Permitted Property Transfer or a Permitted Equity Transfer;
(vi)    buy or hold evidence of Indebtedness issued by any other Person;
(vii)    form, acquire or hold any subsidiary (whether corporate, partnership, limited liability company or other) or own any equity interest in any other Person;
(viii)    own any asset or property other than the Borrowing Base Properties and incidental personal property necessary for the ownership or operation thereof; or
(ix)    file a voluntary bankruptcy, join or acquiesce in the filing of an involuntary bankruptcy, or make an assignment for the benefit of creditors, without the unanimous written approval of all members of such Borrower.
(e)    Separateness Covenants. In order to maintain its status as a separate entity and to avoid any confusion or potential consolidation with any affiliate, Borrower represents, warrants and covenants that in the conduct of each Required SPE’s operations since its organization it has, and each Required SPE shall continue to observe, the following covenants (collectively, the “Separateness Provisions”):
(i)    maintain books and records and bank accounts separate from those of any other Person;
(ii)    maintain its assets in such a manner that it is not costly or difficult to segregate, identify or ascertain such assets;
(iii)    comply with all organizational formalities necessary to maintain its separate existence;
(iv)    hold itself out to creditors and the public as a legal entity separate and distinct from any other Person;
(v)    maintain separate financial statements, showing its assets and liabilities separate and apart from those of any other Person and not have its assets listed on any financial statement of any other Person except that each Borrower’s assets may be included in a consolidated financial statement of its affiliate so long as appropriate notation is made on such consolidated financial statements to indicate the separateness of such Borrower from such affiliate and to indicate that such Borrower’s assets and credit are not available to satisfy the debts and other obligations of such affiliate or any other Person;
(vi)    prepare and file its own tax returns separate from those of any Person to the extent required by Applicable Law, and pay any taxes required to be paid by Applicable Law;
(vii)    allocate and charge fairly and reasonably any common employee or overhead shared with affiliates;

(viii)    other than capital contributions and distributions permitted under the terms of its organizational documents, not enter into any transaction with any affiliate, except on an arm’s-length basis on terms which are intrinsically fair and no less favorable than would be available for unaffiliated third parties, and pursuant to written, enforceable agreements;
(ix)    conduct business in its own name;
(x)    not commingle its assets or funds with those of any other Person, except as expressly required by the Loan Documents;
(xi)    not assume, guarantee or pay the debts or obligations of any other Person except as permitted under and pursuant to the terms of the Loan Documents;
(xii)    correct any known misunderstanding as to its separate identity;
(xiii)    not permit any affiliate to guarantee or pay its obligations (other than the guarantees and indemnities pursuant to the Loan Documents);
(xiv)    not make loans or advances to any other Person;
(xv)    pay its liabilities and expenses from its own funds;
(xvi)    maintain a sufficient number of employees in light of its contemplated business operation and pay the salaries of its own employees, if any, only from its own funds; and
(xvii)    maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character in light of its contemplated business operations.
Failure of any Borrower to comply with any of the covenants contained in this Section or any other covenants contained in this Agreement shall not affect the status of such Borrower as a separate legal entity.
(f)    Solvency. For purposes of this subsection (f), “Borrower” shall mean all of the Borrowers collectively. Borrower: (a) has not entered into any Loan Document or the transactions contemplated thereby with the intent to hinder, delay, or defraud any creditor, and (b) has received reasonably equivalent value in exchange for its obligations under the Loan Documents. Giving effect to the Loans, the fair saleable value of Borrower’s assets exceeds and will, immediately following the making of each Loan advance, exceed Borrower’s total liabilities, including, without limitation, subordinated, unliquidated, disputed and contingent liabilities. The fair saleable value of Borrower’s assets is and will, immediately following the making of each Loan advance, be greater than Borrower’s probable liabilities, including the maximum amount of its contingent liabilities on its debts as such debts become absolute and matured. Borrower’s assets do not and, immediately following the making of each advance of the Loan will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower will not incur indebtedness and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such indebtedness and liabilities as they mature (taking into account the timing and amounts of cash to be received by Borrower and the amounts to be payable on or in respect of obligations of Borrower).
(g)    SPE Covenants in Organizational Documents. Borrower covenants and agrees to incorporate and cause the incorporation of the provisions contained herein into each Borrower’s organizational documents. Borrower agrees not to amend, modify or otherwise change, or permit the foregoing to occur, with respect to the separateness covenants in any of its organizational documents.
Section 8.21    Loan Disbursement Account
Section 8.22    Operating Accounts; Security Interest in Accounts.
(a)    Prior to the Agreement Date, Borrower has established one or more accounts in Borrower’s name with Administrative Agent or another financial institution reasonably acceptable to Administrative Agent for the purpose of holding all operating revenues from the Property (collectively, the “Operating Account”). Borrower shall not have any deposit accounts other than the Operating Account and the Loan Disbursement Account. The account numbers for the Operating Account are set forth on Schedule 8.22 attached hereto.
(b)    After the Agreement Date, Borrower shall, or shall cause Property Manager, to deliver to each tenant under a new Tenant Lease, simultaneously with the execution of each such new Tenant Lease, irrevocable written instructions directing each such tenant to deliver all Gross Operating Income payable under such Tenant Lease directly to the applicable Operating Account, in substantially the form attached hereto as Exhibit I or in such other form reasonably acceptable to Administrative Agent (a “Tenant Direction Letter”). Borrower shall, and shall cause Property Manager to, deposit all Gross Operating Income received by Borrower or Property Manager into the applicable Operating Account within two (2) Business Days after receipt thereof.
(c)    To secure the prompt and unconditional payment, performance and discharge when due of all of the Obligations, Borrower hereby assigns, pledges, conveys, sets over, delivers and transfers to Administrative Agent, for the benefit of the Lenders, and grants a security interest to Administrative Agent, in and to all of Borrower’s now existing or hereafter arising right, title, estate, claim and interest in and to each and all of the following (to the extent existing) (the “Account Collateral”, which term shall include, unless the context indicates otherwise, any and all other property from time to time encumbered in favor of Administrative Agent as security for the Obligations):
(i)    each and all of (i) the Operating Account and Loan Disbursement Account and (ii) any other deposit, trust and other account into which any funds and/or proceeds may now or hereafter be deposited;
(ii)    all moneys now or at any time hereafter deposited in the Operating Account or Loan Disbursement Account, all certificates, instruments and securities (whether certificated or uncertificated), if any, from time to time representing the Operating Account or Loan Disbursement Account or any interest therein and all claims, demands, general intangibles, choses in action and other rights or interests of Borrower in respect of the Operating Account or Loan Disbursement Account or any moneys now or at any time hereafter deposited therein; and any increases, renewals, extensions, substitutions and replacements thereto;
(iii)    all notes, bonds, stocks, certificates of deposit, instruments and securities in which any of the items describe in the foregoing clause (ii) may be invested or deposited and all interest, dividends, instruments and other property from time to time received in respect of or upon the sale, exchange or other transfer of any or all of the Account Collateral;
(iv)    all contract rights, instruments, documents, general intangibles and other rights which Borrower may now have or hereafter acquire with respect to any of the Account Collateral, including without limitation Borrower’s rights under any trust or other agreement with any bank or other financial institution relating in any manner to the Operating Account or Loan Disbursement Account;
(v)    all accessions, increases and additions on or to any or all of the property described in items (i) through (iv) above, inclusive; and
(vi)    all proceeds of each and every item of property described in items (i) through (v) above, inclusive.
(d)    Provided that no Event of Default has occurred and is continuing, Borrower shall have daily access to all amounts on deposit in the Operating Account and Loan Disbursement Account and shall have the ability to withdraw such amounts without limit or restriction. Upon the occurrence and during the continuance of any Event of Default, Administrative Agent may, in addition to all other remedies permitted under this Agreement and the other Loan Documents and at law or equity, apply any sums in the Operating Account and Loan Disbursement Account to the sums owing under the Loan Documents.

Section 8.23    Guarantor Financial Covenants. Borrower shall cause Guarantor to maintain at all times Tangible Net Worth of not less than the Minimum Tangible Net Worth Amount.
Section 8.24    Restrictive Covenant Agreements. Borrower shall timely perform all of Borrower’s obligations under the Restrictive Covenant Agreements, Borrower shall not amend or modify the Restrictive Covenant Agreements in any material respect, and Borrower shall not release any other party to the Restrictive Covenant Agreements from any of its material obligations thereunder, or release any of Borrower’s rights under the Restrictive Covenant Agreements, in each case without Administrative Agent’s prior written consent, not to be unreasonably withheld. Borrower shall promptly provide to Administrative Agent a copy of any notice of default, notice of nonperformance or notice of noncompliance received or given by Borrower under the Restrictive Covenant Agreements. Borrower shall also not cause or vote for the levying or imposition of a lien for any special assessment under the Restrictive Covenant Agreements without the prior written consent of Administrative Agent, not to be unreasonably withheld. Without limiting any of the provisions of this section, Borrower shall not assign, transfer, convey, mortgage, pledge, hypothecate or convey any interest in Borrower’s rights and interests under the Restrictive Covenant Agreements, without Lender’s prior written consent.

Section 8.25
Anti-Corruption Laws. Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower and its directors, officers, employees, Affiliates and agents and representatives of the Borrower that will act in any capacity in connection with or benefit from this Agreement with Anti-Corruption Laws and applicable Sanctions.

Article IX.    Negative Covenants
For so long as this Agreement is in effect, unless the Requisite Lenders (or, if required pursuant to Section 12.7, all of the Lenders) shall otherwise consent in the manner set forth in Section 12.7, Borrower shall comply with the following covenants:
Section 9.1    Dividends and Other Restricted Payments.
If an Event of Default exists, or any of the Obligations have been accelerated pursuant to Section 11.2(a), no Borrower shall directly or indirectly declare or make, or incur any liability to make, any Restricted Payments.
Section 9.2    Negative Pledge.
Borrower shall not, and shall not permit Borrower Member or Guarantor to: (a) create, assume, incur, permit or suffer to exist any Lien on any Borrowing Base Property or any direct ownership interest of Borrower Member in any Borrower owning any Borrowing Base Property, now owned or hereafter acquired, except for Permitted Liens; or (b) permit any Borrowing Base Property or any direct ownership interest of Borrower Member in any Borrower, to be subject to a Negative Pledge; or (c) create, assume, incur, permit or suffer to exist any Lien on other Collateral, or any direct ownership interest of Borrower Member in any Borrower in any Person owning any other Collateral, except for Permitted Liens.
Section 9.3    Sales of Property; Equity Transfers .
(a)    Prohibited Property Transfers. Except for a Permitted Property Transfer, Borrower shall not cause or permit any Transfer of all, or any part of, or any direct or indirect legal or beneficial interest in, any Property or the other collateral for the Loans (collectively, a “Prohibited Property Transfer”), including: (i) any Tenant Leases; (ii) any lease of all or a material part of any Property, including any ground lease; (iii) any Lien on any Property; or (iv) the Transfer of all or any part of Borrower’s right, title and interest in and to any Lease or lease payments.
(b)    Permitted Property Transfers. Notwithstanding the foregoing, none of the following Transfers shall be deemed to be a Prohibited Property Transfer and the same shall be deemed to be “Permitted Property Transfers”: (i) a Tenant Lease that has been approved in accordance with the terms of this Agreement (or is not required to approved pursuant to the terms of this Agreement); (ii) a Permitted Lien; or (iii) easements, rights-of-way, restrictions, minor encroachments or other similar encumbrances arising in the ordinary course of business of Borrower which do not materially impair the marketability of a Property and do not materially and adversely interfere with the use of a Property for the uses permitted under the Loan Documents and are not otherwise in violation of the Loan Documents.
(c)    Prohibited Equity Transfers. Except for a Permitted Equity Transfer, Borrower shall not cause or permit any Transfer of any direct or indirect legal or beneficial interest in Borrower or Guarantor (collectively, a “Prohibited Equity Transfer”), including: (i) any merger, consolidation or other Transfer of a corporation’s stock or the creation or issuance of new stock in one or a series of transactions; (ii) any merger or consolidation or the change, removal, resignation or addition of a general partner, or the Transfer of the partnership interest of any general or limited partner or any profits or proceeds relating to such partnership interests, or the creation or issuance of new limited partnership interests; (iii) any merger or consolidation or the change, removal, resignation or addition of a managing member or non-member manager (or if no managing member, any member), or any profits or proceeds relating to such membership interest, or the Transfer of a non-managing membership interest, or the creation or issuance of new non-managing membership interests; or (iv) any merger, consolidation or other Transfer of any legal or beneficial interest in such Restricted Party or the creation or issuance of new legal or beneficial interests.
(d)    Permitted Equity Transfers. Notwithstanding anything contained in this Agreement or any of the other Loan Documents, any Transfer of a direct or indirect Equity Interest in Guarantor, or Transfer of any non-controlling limited partnership interests in Borrower Member, shall be permitted (and the same shall not constitute a Prohibited Equity Transfer), without the consent of Administrative Agent and without the payment of any transfer fees or other amounts (except as hereinafter provided); provided that all of the following conditions precedent have been satisfied (such Transfer satisfying all of such conditions precedent being a “Permitted Equity Transfer”): (i) after giving effect to such Transfer, no Change of Control shall occur; (ii) after giving effect to such Transfer, Guarantor shall continue to own at least 51% of the direct or indirect equity interests in Borrower Member and Borrower and Guarantor shall continue to be the general partner of Borrower

Member; (iii) none of the representations or covenants of Sections 7.1(n), (w) and (x) or Section 8.15 shall be violated as a result of such Transfer; and (iv) if any transferee of any interest subject to such Transfer, that did not own twenty-five percent (25%) (or such reduced percentage as may hereafter be required by Administrative Agent due to a change in internal policies or in any applicable Requirements of Law) or more of the indirect interests in any Borrower, shall, following such Transfer, own in excess of twenty-five percent (25%) (or such reduced percentage as may hereafter be required by Administrative Agent due to a change in internal policies or in any Applicable Law) or more of the indirect ownership interests of any Borrower, each such transferee shall satisfy the following conditions precedent to such Transfer: (A) each such transferee shall not have been convicted of any crime or be the subject of any ongoing criminal investigation; (B) such Transfer to each such transferee shall not violate The USA Patriot Act of 2001 (Public Law 107-56) and federal regulations issued with respect thereto or cause Administrative Agent or any Lender to be in violation of the Patriot Act, and, without limitation, each such transferee shall not be an Embargoed Person; and (C) each such transferee shall not have filed for bankruptcy (or other similar insolvency proceedings) within the ten (10) year period prior to such Transfer. A Permitted Equity Transfer shall not constitute Administrative Agent’s consent to any Change of Control or any change in management of the Property, except to the extent otherwise set forth in this Agreement. Borrower waives any defense to the Loans or the Loan Documents or the Hazardous Materials Indemnity Agreement based upon any Permitted Equity Transfer. In furtherance of the foregoing and not in limitation thereof, Borrower agrees that no Permitted Equity Transfer shall diminish or otherwise affect Borrower’s liability or obligations under the Loans, the Loan Documents and the Hazardous Materials Indemnity Agreement to which it is a party, or Guarantor’s liability under the Guaranty and the Hazardous Materials Indemnity Agreement.
(e)    SPE Status. Nothing contained in this Section shall be construed to permit any Transfer which would result in a breach of any representation, warranty or covenant of Borrower under Section 8.20.
(f)    Loan Assumptions Prohibited. Without limiting any of the foregoing, Borrower acknowledges and agrees that the Loans are not transferable or assumable.
Section 9.4    Plans.
Borrower shall not, and shall not permit Borrower Member or Guarantor to, permit any of its respective assets to become or be deemed to be “plan assets” within the meaning of ERISA and the regulations promulgated thereunder for purposes of ERISA and the Internal Revenue Code.
Section 9.5    Fiscal Year.
Borrower shall not, and shall not permit Borrower Member or Guarantor to, change its fiscal year from that in effect as of the Agreement Date.
Section 9.6    Modifications of Organizational Documents and Material Contracts.

Borrower shall not, and shall not permit Borrower Member or Guarantor to, amend, supplement, restate or otherwise materially modify its articles of incorporation or by-laws without the prior written consent of Administrative Agent and the Requisite Lenders.
Section 9.7    Transactions with Affiliates.
Borrower shall not permit to exist or enter into any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of any Borrower, except for transactions in the ordinary course of and pursuant to the reasonable requirements of the business of Borrower and upon fair and reasonable terms which are no less favorable to Borrower than would be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate.
Section 9.8    Environmental Matters.
Borrower shall not, and shall not permit Borrower Member or Guarantor or any other Person to, use, generate, discharge, emit, manufacture, handle, process, store, release, transport, remove, dispose of or clean up any Hazardous Materials on, under or from the Properties in violation of any Environmental Law or in a manner that could reasonably be expected to lead to any Environmental Claim or pose a material risk to human health, safety or the environment. Nothing in this Section shall impose any obligation or liability whatsoever on Administrative Agent or any Lender.
Section 9.9    Tenant Leases.
(a)    Borrower shall not, without the prior written consent of Administrative Agent, enter into any: (i) Major Lease, (ii) any Tenant Lease that provides the tenant thereunder with any right to purchase a portion of the applicable Property, or (iii) any Tenant Lease that provides the tenant thereunder with naming rights to the applicable Property.
(b)    Unless consented to in writing by Administrative Agent, Borrower shall not:
(i)    grant any tenant under any Tenant Lease any option, right of first refusal or other right to purchase all or any portion of such Borrowing Base Property under any circumstances;
(ii)    grant any tenant under any Tenant Lease any right to prepay rent more than one month in advance (other than the initial rental payment payable upon execution of a Tenant Lease and other than security deposits)
(iii)    execute any assignment of landlord’s interest in any Tenant Lease;
(iv)    collect rent or other sums due under any Tenant Lease in advance, other than to collect rent one month in advance of the time when it becomes due;
(v)    permit any sublease or assignment of a Major Lease to which the landlord’s consent is expressly required pursuant to the terms of such Major Lease;
(vi)    terminate, modify, restate or amend any Major Lease in any manner; or

(vii)    release or discharge the tenant or any guarantor under any Major Lease from any material obligation thereunder.
Section 9.10    Derivatives Contracts.
Borrower shall not enter into or become obligated in respect of, Derivatives Contracts, other than: (a) Specified Derivatives Contracts; and (b) Derivatives Contracts entered into by Borrower in the ordinary course of business and which establish an effective hedge in respect of liabilities, commitments or assets held or reasonably anticipated by Borrower.
Article X.    Default
Section 10.1    Events of Default.
Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of Applicable Law or pursuant to any judgment or order of any Governmental Authority:
(a)    Default in Payment. Borrower shall fail to pay when due under this Agreement or any other Loan Document (whether upon demand, at maturity, by reason of acceleration or otherwise) the principal of, or any interest on, any of the Loans, or shall fail to pay any of the other payment Obligations owing by Borrower under this Agreement, any other Loan Document or the Fee Letter, or Guarantor shall fail to pay when due any payment obligation owing by Guarantor under any Loan Document to which it is a party.
(b)    Default in Performance. Any Borrower or Guarantor shall fail to perform or observe any term, covenant, condition or agreement contained in this Agreement or any other Loan Document to which it is a party and not otherwise mentioned in this Section 10.1 and such failure shall continue for a period of thirty (30) days after the earlier of: (i) the date upon which any Borrower or Guarantor obtains actual knowledge of such failure; or (ii) the date upon which Borrower or Guarantor has received written notice of such failure from Administrative Agent; provided however that if a cure cannot reasonably be effected within such thirty (30) days, Borrower shall have a cure period of up to a total of ninety (90) days; provided further that: (A) Borrower commences such cure within such initial thirty (30) day period and at all times thereafter acts diligently and in good faith to prosecute the remedy therefor; and (B) Administrative Agent’s and Lenders’ security is not impaired by Borrower’s delay in performance.
(c)    Misrepresentations. Any written statement, representation or warranty made or deemed made by or on behalf of any Borrower or Guarantor under this Agreement or under any other Loan Document, or any amendment hereto or thereto, or in any other writing or statement at any time furnished by, or at the direction of, any Borrower or Guarantor to Administrative Agent or any Lender, shall at any time prove to have been incorrect or misleading in any material respect when furnished or made or deemed made and, if the same is curable, the continuation of such misrepresentation for more than thirty (30) days after written notice from Administrative Agent requesting the cure of such misrepresentation.

(d)    Default Under Specified Derivatives Contract. There occurs an “Event of Default” under and as defined in any Specified Derivatives Contract as to which Borrower is a “Defaulting Party” (as defined therein), or there occurs an “Early Termination Date” (as defined therein) in respect of any Specified Derivatives Contract as a result of a “Termination Event” (as defined therein) as to which the Borrower is an “Affected Party” (as defined therein).
(e)    Voluntary Bankruptcy Proceeding. Any Borrower, Borrower Member or Guarantor shall: (i) commence a voluntary case under the Bankruptcy Code or other federal bankruptcy laws (as now or hereafter in effect); (ii) file a petition seeking to take advantage of any other Applicable Laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up, or composition or adjustment of debts; (iii) consent to, or fail to contest in a timely and appropriate manner, any petition filed against it in an involuntary case under such bankruptcy laws or other Applicable Laws or consent to any proceeding or action described in Section 10.1(f); (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign; (v) admit in writing its inability to pay its debts as they become due; (vi) make a general assignment for the benefit of creditors; (vii) make a conveyance fraudulent as to creditors under any Applicable Law; or (viii) take any corporate or partnership action for the purpose of effecting any of the foregoing.
(f)    Involuntary Bankruptcy Proceeding. A case or other proceeding shall be commenced against any Borrower, Borrower Member or Guarantor in any court of competent jurisdiction seeking: (i) relief under the Bankruptcy Code or other federal bankruptcy laws (as now or hereafter in effect) or under any other Applicable Laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up, or composition or adjustment of debts; or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of such Person, or of all or any substantial part of the assets, domestic or foreign, of such Person, and in the case of either clause (i) or (ii) such case or proceeding shall continue undismissed or unstayed for a period of ninety (90) consecutive calendar days, or an order granting the relief requested in such case or proceeding (including an order for relief under such Bankruptcy Code or such other federal bankruptcy laws) shall be entered.
(g)    Revocation of Loan Documents. Any Borrower or Guarantor shall (or shall attempt to) disavow, revoke or terminate any Loan Document to which it is a party or the Fee Letter or shall otherwise challenge or contest in any action, suit or proceeding in any court or before any Governmental Authority the validity or enforceability of any Loan Document or the Fee Letter.
(h)    Judgment. A judgment or order for the payment of money shall be entered against any Borrower, Borrower Member or Guarantor, by any court or other tribunal and: (i) such judgment or order shall continue for a period of twenty (20) days without being paid, stayed or dismissed through appropriate appellate proceedings; and (ii) the amount for which insurance has not been acknowledged in writing by the applicable insurance carrier (or the amount as to which the insurer has denied liability) exceeds, individually or together with all other such judgments or orders entered against any Borrower, Borrower Member or Guarantor, $5,000,000.

(i)    Attachment. A warrant, writ of attachment, execution or similar process shall be issued against any property of Borrower, Borrower Member or Guarantor, which exceeds, individually or together with all other such warrants, writs, executions and processes, $5,000,000 in amount and such warrant, writ, execution or process shall not be paid, discharged, vacated, stayed or bonded for a period of twenty (20) days.
(j)    ERISA. Any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of One Hundred Thousand Dollars ($100,000) which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur withdrawal liability or a current payment obligation in excess of One Hundred Thousand Dollars ($100,000).
(k)    Loan Documents. An Event of Default (as defined therein) shall occur under any of the other Loan Documents.
(l)    Change of Control. The occurrence of any Change in Control.
(m)    Transfers. The occurrence of any Prohibited Property Transfer or Prohibited Equity Transfer.
(n)    Violation of Separate Purpose Entity Provisions. The occurrence of any default in the observance of the Separateness Provisions applicable to Borrower or Borrower Member; provided, however, that a breach of the Separateness Provisions shall not constitute an Event of Default: (i) if such breach is immaterial and non-recurring; and (ii) if such breach is curable and such Borrower, as applicable, shall promptly cure such breach within thirty (30) days after written notice thereof from Administrative Agent.
(o)    Guarantor Financial Covenants. Guarantor’s failure to satisfy any financial covenants of Guarantor, or to deliver any certificate certifying as to such compliance, in each case in accordance with the provisions of the Guaranty, provided, however, so long as the Borrowing Base is equal to or greater than the outstanding principal balance of the Loans and further provided the Testing Debt Yield is equal to or greater than the Testing Debt Yield Hurdle, such failure shall not constitute an Event of Default unless Guarantor fails to cure such default for two (2) consecutive calendar quarters.
Section 10.2    Remedies Upon Event of Default.
Upon the occurrence of an Event of Default the following provisions shall apply:

(a)    Acceleration; Termination of Facilities.
(i)    Automatic. Upon the occurrence of an Event of Default specified in Sections 10.1(e) or 10.1(f): (A)(1) the principal of, and all accrued interest on, the Loans and the Notes at the time outstanding; and (2) all of the other Obligations of Borrower, including the other amounts owed to the Lenders and Administrative Agent under this Agreement, the Notes or any of the other Loan Documents shall become immediately and automatically due and payable by Borrower without presentment, demand, protest, or other notice of any kind, all of which are expressly waived by Borrower; and (B) the Commitments and the obligation of the Lenders to make Loans hereunder shall all immediately and automatically terminate.
(ii)    Optional. If any other Event of Default shall exist, Administrative Agent may, and at the direction of the Requisite Lenders shall: (A) declare: (1) the principal of, and accrued interest on, the Loans and the Notes at the time outstanding; and (2) all of the other Obligations, including the other amounts owed to the Lenders and Administrative Agent under this Agreement, the Notes or any of the other Loan Documents to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by Borrower; and (B) terminate the Commitments and the obligation of the Lenders to make Loans hereunder.
(b)    Loan Documents. The Requisite Lenders may direct Administrative Agent to, and Administrative Agent if so directed shall, exercise any and all of its rights under any and all of the other Loan Documents.
(c)    Applicable Law. The Requisite Lenders may direct Administrative Agent to, and Administrative Agent if so directed shall, exercise all other rights and remedies it may have under any Applicable Law.
(d)    Appointment of Receiver. To the extent permitted by Applicable Law, Administrative Agent and the Lenders shall be entitled to the appointment of a receiver for the assets and properties of Borrower, without notice of any kind whatsoever and without regard to the adequacy of any security for the Obligations or the solvency of any party bound for its payment, to take possession of all or any portion of the Collateral, any Property and/or the business operations of Borrower and to exercise such power as the court shall confer upon such receiver.
(e)    Specified Derivatives Contract Remedies. Notwithstanding any other provision of this Agreement or other Loan Document, each Specified Derivatives Provider shall have the right, with the prompt notice to Administrative Agent, but without the approval or consent of or other action by Administrative Agent or the Lenders, and without limitation of other remedies available to such Specified Derivatives Provider under contract or Applicable Law, to undertake any of the following: (a) to declare an event of default, termination event or other similar event under any Specified Derivatives Contract and to create an “Early Termination Date” (as defined therein) in respect thereof; (b) to determine net termination amounts in respect of any and all Specified Derivatives Contracts in accordance with the terms thereof, and to set off amounts among such contracts; (c) to set off or proceed against deposit account balances, securities account balances and other property and amounts held by such Specified Derivatives Provider pursuant to any Derivatives

Support Document, including any “Posted Collateral” (as defined in any credit support annex including in any such Derivatives Support Document to which such Specified Derivatives Provider may be a party); and (d) to prosecute any legal action against Borrower or Guarantor to enforce or collect net amounts owing to such Specified Derivatives Provider pursuant to any Specified Derivatives Contract.
Section 10.3    Marshaling; Payments Set Aside.
None of Administrative Agent, any Lender or any Specified Derivatives Provider shall be under any obligation to marshal any assets in favor of any Borrower, Borrower Member or Guarantor or any other party or against or in payment of any or all of the Obligations or the Specified Derivatives Obligations. To the extent that any Borrower or Guarantor makes a payment or payments to Administrative Agent and/or any Lender and/or any Specified Derivatives Provider, or Administrative Agent and/or any Lender and/or any Specified Derivatives Provider enforce their security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the Obligations or Specified Derivatives Obligations, or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefore, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.
Section 10.4    Allocation of Proceeds.
If an Event of Default exists and maturity of any of the Obligations has been accelerated or the Maturity Date has occurred, all payments received by Administrative Agent under any of the Loan Documents, in respect of any principal of or interest on the Obligations or any other amounts payable by Borrower hereunder or thereunder, shall be applied in the following order and priority:
(a)    amounts due to Administrative Agent and the Lenders in respect of expenses due under Section 12.2 until paid in full, and then Fees;
(b)    amounts due to Administrative Agent and the Lenders in respect of Protective Advances;
(c)    payments of interest: (i) on all Loans; and (ii) in respect of any Specified Derivatives Contract, in each case, to be applied for the ratable benefit of the Lenders or the applicable Specified Derivatives Providers, in such order as the Lenders or Specified Derivatives Providers, as the case may be, may determine in their sole discretion;
(d)    payments of principal of all other Loans and payments of the Derivatives Termination Value in respect of any and all Specified Derivatives Contracts, to be applied for the ratable benefit of the Lenders or Specified Derivatives Providers, as the case may be, in such order as the Lenders or Specified Derivatives Providers, as the case may be, may determine in their sole discretion;

(e)    amounts due to Administrative Agent and the Lenders pursuant to Sections 11.8 and 12.10;
(f)    payments of all other amounts due under any of the Loan Documents and Specified Derivatives Contracts, if any, to be applied for the ratable benefit of the Lenders and the applicable Specified Derivatives Providers; and
(g)    any amount remaining after application as provided above, shall be paid to Borrower or whomever else may be legally entitled thereto.
Section 10.5    Rescission of Acceleration by Requisite Lenders.
If at any time after acceleration of the maturity of the Loans and the other Obligations, Borrower shall pay all arrears of interest and all payments on account of principal of the Obligations which shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by Applicable Law, on overdue interest, at the rates specified in this Agreement) and all Events of Default and Defaults (other than nonpayment of principal of and accrued interest on the Obligations due and payable solely by virtue of acceleration) shall become remedied or waived to the satisfaction of the Requisite Lenders, then by written notice to Borrower, the Requisite Lenders may elect, in the sole discretion of such Requisite Lenders, to rescind and annul the acceleration and its consequences. The provisions of the preceding sentence are intended merely to bind all of the Lenders to a decision which may be made at the election of the Requisite Lenders, and are not intended to benefit Borrower and do not give Borrower the right to require the Lenders to rescind or annul any acceleration hereunder, even if the conditions set forth herein are satisfied.
Section 10.6    Performance by Administrative Agent.
If Borrower shall fail to perform any covenant, duty or agreement contained in any of the Loan Documents within applicable notice and cure periods, Administrative Agent may perform or attempt to perform such covenant, duty or agreement on behalf of Borrower after the expiration of any cure or grace periods set forth herein. In such event, Borrower shall, at the request of Administrative Agent, promptly pay any amount reasonably expended by Administrative Agent in such performance or attempted performance to Administrative Agent, together with interest thereon at the applicable Post-Default Rate from the date of such expenditure until paid. Notwithstanding the foregoing, neither Administrative Agent nor any Lender shall have any liability or responsibility whatsoever for the performance of any obligation of Borrower under this Agreement or any other Loan Document.
Section 10.7    Rights Cumulative.
The rights and remedies of Administrative Agent, the Lenders and the Specified Derivatives Providers under this Agreement, each of the other Loan Documents, the Fee Letter and Specified Derivatives Contracts shall be cumulative and not exclusive of any rights or remedies which any of them may otherwise have under Applicable Law. In exercising their respective rights and remedies Administrative Agent, the Lenders and the Specified Derivatives Providers may be selective and no failure or delay by Administrative Agent, any of the Lenders or any of the Specified Derivatives

Providers in exercising any right shall operate as a waiver of it, nor shall any single or partial exercise of any power or right preclude its other or further exercise or the exercise of any other power or right.
Article XI.    Administrative Agent
Section 11.1    Appointment and Authorization.
Each Lender hereby irrevocably appoints and authorizes Administrative Agent to take such action as contractual representative on such Lender’s behalf and to exercise such powers under this Agreement and the other Loan Documents as are specifically delegated to Administrative Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Not in limitation of the foregoing, each Lender authorizes and directs Administrative Agent to enter into the Loan Documents for the benefit of the Lenders. Each Lender hereby agrees that, except as otherwise set forth herein, any action taken by the Requisite Lenders in accordance with the provisions of this Agreement or the Loan Documents, and the exercise by the Requisite Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders. Nothing herein shall be construed to deem Administrative Agent a trustee or fiduciary for any Lender or to impose on Administrative Agent duties or obligations other than those expressly provided for herein. Without limiting the generality of the foregoing, the use of the terms “Agent,” “Administrative Agent,” “agent” and similar terms in the Loan Documents with reference to Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead, use of such terms is merely a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Administrative Agent shall deliver to each Lender, promptly upon receipt thereof by Administrative Agent, copies of each of the financial statements, certificates, notices and other documents delivered to Administrative Agent pursuant to Article VIII that Borrower is not otherwise required to deliver directly to the Lenders. Administrative Agent will furnish to any Lender, upon the request of such Lender, a copy (or, where appropriate, an original) of any document, instrument, agreement, certificate or notice furnished to Administrative Agent by Borrower, Guarantor or any other Affiliate of Borrower, pursuant to this Agreement or any other Loan Document not already delivered to such Lender pursuant to the terms of this Agreement or any such other Loan Document. As to any matters not expressly provided for by the Loan Documents (including enforcement or collection of any of the Obligations), Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Requisite Lenders (or all of the Lenders if explicitly required under any other provision of this Agreement), and such instructions shall be binding upon all Lenders and all holders of any of the Obligations; provided, however, that, notwithstanding anything in this Agreement to the contrary, Administrative Agent shall not be required to take any action which exposes Administrative Agent to personal liability or which is contrary to this Agreement or any other Loan Document or Applicable Law. Not in limitation of the foregoing, Administrative Agent may exercise any right or remedy it or the Lenders may have under any Loan Document upon the occurrence of a Default or an Event of Default unless the Requisite Lenders have directed Administrative Agent otherwise. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Administrative Agent as a result of Administrative Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of the Requisite Lenders, or where applicable, all the Lenders.
Section 11.2    Wells Fargo as Lender.
Wells Fargo, as a Lender or as a Specified Derivatives Provider, as the case may be, shall have the same rights and powers under this Agreement and any other Loan Document and under any Specified Derivatives Contract, as the case may be, as any other Lender or Specified Derivatives Provider and may exercise the same as though it were not Administrative Agent; and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, include Wells Fargo in each case in its individual capacity. Wells Fargo and its affiliates may each accept deposits from, maintain deposits or credit balances for, invest in, lend money to, act as trustee under indentures of, serve as financial advisor to, and generally engage in any kind of business with Borrower, Guarantor or any other affiliate thereof as if it were any other bank and without any duty to account therefore to the other Lenders, or any other Specified Derivatives Providers. Further, Administrative Agent and any affiliate may accept fees and other consideration from Borrower for services in connection with this Agreement or any Specified Derivatives Contract, or otherwise without having to account for the same to the other Lenders or any other Specified Derivatives Providers. The Lenders acknowledge that, pursuant to such activities, Wells Fargo or its affiliates may receive information regarding Borrower, Guarantor and other Affiliates (including information that may be subject to confidentiality obligations in favor of such Person) and acknowledge that Administrative Agent shall be under no obligation to provide such information to them.
Section 11.3    Collateral Matters; Protective Advances.
(a)    Each Lender hereby authorizes Administrative Agent, without the necessity of any notice to or further consent from any Lender, from time to time prior to an Event of Default, to take any action with respect to any Collateral or Loan Documents which may be necessary to perfect and maintain perfected the Liens upon the Collateral granted pursuant to any of the Loan Documents.
(b)    The Lenders hereby authorize Administrative Agent, at its option and in its discretion, to release any Lien granted to or held by Administrative Agent upon any Collateral: (i) upon termination of the Commitments and indefeasible payment and satisfaction in full of all of the Obligations and Specified Derivatives Obligations; (ii) as expressly permitted by, but only in accordance with, the terms of the applicable Loan Document; and (iii) if approved, authorized or ratified in writing by the Requisite Lenders (or such greater number of Lenders as this Agreement or any other Loan Document may expressly provide). Upon request by Administrative Agent at any time, the Lenders shall confirm in writing Administrative Agent’s authority to release particular types or items of Collateral pursuant to this Section.
(c)    Upon any sale and transfer of Collateral which is expressly permitted pursuant to the terms of this Agreement, and upon at least five (5) Business Days’ prior written request by Borrower, Administrative Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to

Administrative Agent for its benefit and the benefit of the Lenders and the Specified Derivatives Providers herein or pursuant hereto upon the Collateral that was sold or transferred; provided, however, that: (i) Administrative Agent shall not be required to execute any such document on terms which, in Administrative Agent’s opinion, would expose Administrative Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty; and (ii) such release shall not in any manner discharge, affect or impair the Obligations or Specified Derivatives Obligations or any Liens upon (or obligations of Borrower or Guarantor in respect of) all interests retained by Borrower or Guarantor, including the proceeds of such sale or transfer, all of which shall continue to constitute part of the Collateral. In the event of any sale or transfer of Collateral, or any foreclosure with respect to any of the Collateral, Administrative Agent shall be authorized to deduct all of the expenses reasonably incurred by Administrative Agent from the proceeds of any such sale, transfer or foreclosure.
(d)    Administrative Agent shall have no obligation whatsoever to the Lenders or the Specified Derivatives Providers or to any other Person to assure that the Collateral exists or is owned by Borrower, Guarantor or is cared for, protected or insured or that the Liens granted to Administrative Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to Administrative Agent in this Section or in any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, Administrative Agent may act in any manner it may deem appropriate, in its sole discretion, and that Administrative Agent shall have no duty or liability whatsoever to the Lenders, except to the extent resulting from its gross negligence or willful misconduct.
(e)    Administrative Agent may make, and shall be reimbursed by the Lenders (in accordance with their Pro Rata Shares) to the extent not reimbursed by Borrower for, Protective Advances during any one calendar year with respect to each Property that is Collateral up to the sum of: (i) amounts expended to pay real estate taxes, assessments and governmental charges or levies imposed upon such Property; (ii) amounts expended to pay insurance premiums for policies of insurance related to such Property; and (iii) $500,000. Protective Advances in excess of said sum during any calendar year for any Property that is Collateral shall require the consent of the Requisite Lenders. Borrower agrees to pay on demand all Protective Advances.
(f)    By their acceptance of the benefits of the Security Documents, each Lender that is at any time itself a Specified Derivatives Provider, or having an Affiliate that is a Specified Derivatives Provider, hereby, for itself, and on behalf of any such Affiliate, in its capacity as a Specified Derivatives Provider, irrevocably appoints and authorizes Administrative Agent as its collateral agent, to take such action as contractual representative on such Specified Derivative’s Provider’s behalf and to exercise such powers under the Security Documents as are specifically delegated to Administrative Agent by the terms of this Section 11.3, Section 11.4 and any Security Document, together with such powers as are reasonably incidental thereto; provided, that this subsection (f) shall not affect any of the terms of a Specified Derivatives Contract or restrict a Specified Derivatives Provider from taking any action permitted by a Specified Derivatives

Contract. For the avoidance of doubt, all references in this Section 11.3 to “Lender” or “Lenders” shall be deemed to include each Lender (and Affiliate thereof) in its capacity as a Specified Derivatives Provider, if applicable.
Section 11.4    Post Foreclosure Plans.
If all or any portion of the Collateral is acquired by Administrative Agent as a result of a foreclosure or the acceptance of a deed or assignment in lieu of foreclosure, or is retained in satisfaction of all or any part of the Obligations and/or Specified Derivatives Obligations, the title to any such Collateral, or any portion thereof, shall be held in the name of Administrative Agent or a nominee or subsidiary of Administrative Agent, as administrative agent, for the ratable benefit of all Lenders and the Specified Derivatives Providers. Administrative Agent shall prepare a recommended course of action for such Collateral (a “Post-Foreclosure Plan”), which shall be subject to the approval of the Requisite Lenders. In accordance with the approved Post-Foreclosure Plan, Administrative Agent shall manage, operate, repair, administer, complete, construct, restore or otherwise deal with the Collateral acquired, and shall administer all transactions relating thereto, including employing a management agent, leasing agent and other agents, contractors and employees, including agents for the sale of such Collateral, and the collecting of rents and other sums from such Collateral and paying the expenses of such Collateral. Actions taken by Administrative Agent with respect to the Collateral, which are not specifically provided for in the approved Post-Foreclosure Plan or reasonably incidental thereto, shall require the written consent of the Requisite Lenders by way of supplement to such Post-Foreclosure Plan. Upon demand therefor from time to time, each Lender shall contribute its share (based on its Pro Rata Share) of all reasonable costs and expenses incurred by Administrative Agent pursuant to the approved Post-Foreclosure Plan in connection with the construction, operation, management, maintenance, leasing and sale of such Collateral. In addition, Administrative Agent shall render or cause to be rendered to each Lender and each Specified Derivatives Provider, on a monthly basis, an income and expense statement for such Collateral, and each Lender shall promptly contribute its Pro Rata Share of any operating loss for such Collateral, and such other expenses and operating reserves as Administrative Agent shall deem reasonably necessary pursuant to and in accordance with the approved Post-Foreclosure Plan. To the extent there is net operating income from such Collateral, Administrative Agent shall, in accordance with the approved Post-Foreclosure Plan, determine the amount and timing of distributions to the Lenders and the Specified Derivatives Providers. All such distributions shall be made to the Lenders in accordance with their respective Pro Rata Shares. The Lenders and the Specified Derivatives Providers acknowledge and agree that if title to any Collateral is obtained by Administrative Agent or its nominee, such Collateral will not be held as a permanent investment but will be liquidated and the proceeds of such liquidation will be distributed in accordance with Section 10.5 as soon as practicable. Administrative Agent shall undertake to sell such Collateral, at such price and upon such terms and conditions as the Requisite Lenders reasonably shall determine to be most advantageous to the Lenders and the Specified Derivatives Providers. Any purchase money mortgage or deed of trust taken in connection with the disposition of such Collateral in accordance with the immediately preceding sentence shall name Administrative Agent, as Administrative Agent for the Lenders, as the beneficiary or mortgagee. In such case, Administrative Agent and the Lenders shall enter into an agreement with respect to such purchase money mortgage or deed of trust defining the rights of the Lenders in the same Pro Rata Shares as provided hereunder, which agreement shall be in all material respects similar to this Article insofar as the same is appropriate or applicable.
Section 11.5    Approvals of Lenders.
All communications from Administrative Agent to any Lender requesting such Lender’s determination, consent, approval or disapproval: (a) shall be given in the form of a written notice to such Lender; (b) shall be accompanied by a description of the matter or issue as to which such determination, approval, consent or disapproval is requested, or shall advise such Lender where information, if any, regarding such matter or issue may be inspected, or shall otherwise describe the matter or issue to be resolved; (c) shall include, if reasonably requested by such Lender and to the extent not previously provided to such Lender, written materials and a summary of all oral information provided to Administrative Agent by Borrower in respect of the matter or issue to be resolved; and (d) shall include Administrative Agent’s recommended course of action or determination in respect thereof. Unless a Lender shall give written notice to Administrative Agent that it specifically objects to the recommendation or determination of Administrative Agent (together with a reasonable written explanation of the reasons behind such objection) within ten (10) Business Days (or such lesser or greater period as may be specifically required under the express terms of the Loan Documents) of receipt of such communication, such Lender shall be deemed to have conclusively approved of or consented to such recommendation or determination.
Section 11.6    Notice of Events of Default.
Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default unless Administrative Agent has received notice from a Lender or Borrower referring to this Agreement, describing with reasonable specificity such Default or Event of Default and stating that such notice is a “notice of default.” If any Lender (excluding the Lender which is also serving as Administrative Agent) becomes aware of any Default or Event of Default, it shall promptly send to Administrative Agent such a “notice of default.” Further, if Administrative Agent receives such a “notice of default,” Administrative Agent shall give prompt notice thereof to the Lenders.
Section 11.7    Administrative Agent’s Reliance.
Notwithstanding any other provisions of this Agreement or any other Loan Documents, neither Administrative Agent nor any of its directors, officers, agents, employees or counsel shall be liable for any action taken or not taken by it under or in connection with this Agreement or any other Loan Document, except for its or their own gross negligence or willful misconduct in connection with its duties expressly set forth herein or therein. Without limiting the generality of the foregoing, Administrative Agent: may consult with legal counsel (including its own counsel or counsel for Borrower or Guarantor), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts. Neither Administrative Agent nor any of its directors, officers, agents, employees or counsel: (a) makes any warranty or representation to any Lender or any other Person and shall be responsible to any Lender or any other Person for any statement, warranty or representation made or deemed made by Borrower, Guarantor or any other

Person in or in connection with this Agreement or any other Loan Document; (b) shall have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any other Loan Document or the satisfaction of any conditions precedent under this Agreement or any Loan Document on the part of Borrower or other Persons or inspect the property, books or records of Borrower or any other Person; (c) shall be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document, any other instrument or document furnished pursuant thereto or any Collateral covered thereby or the perfection or priority of any Lien in favor of Administrative Agent on behalf of the Lenders and the Specified Derivatives Providers in any such Collateral; (d) shall have any liability in respect of any recitals, statements, certifications, representations or warranties contained in any of the Loan Documents or any other document, instrument, agreement, certificate or statement delivered in connection therewith; and (e) shall incur any liability under or in respect of this Agreement or any other Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telephone, telecopy or electronic mail) believed by it to be genuine and signed, sent or given by the proper party or parties. Administrative Agent may execute any of its duties under the Loan Documents by or through agents, employees or attorneys-in-fact and shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.
Section 11.8    Indemnification of Administrative Agent.
Regardless of whether the transactions contemplated by this Agreement and the other Loan Documents are consummated, each Lender agrees to indemnify Administrative Agent (to the extent not reimbursed by Borrower and without limiting the obligation of Borrower to do so) pro rata in accordance with such Lender’s respective Pro Rata Share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against Administrative Agent (in its capacity as Administrative Agent but not as a “Lender”) in any way relating to or arising out of the Loan Documents, any transaction contemplated hereby or thereby or any action taken or omitted by Administrative Agent under the Loan Documents (collectively, “Indemnifiable Amounts”); provided, however, that no Lender shall be liable for any portion of such Indemnifiable Amounts to the extent resulting from Administrative Agent’s gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, non-appealable judgment; provided, however, that no action taken in accordance with the directions of the Requisite Lenders (or all of the Lenders, if expressly required hereunder) shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limiting the generality of the foregoing, each Lender agrees to reimburse Administrative Agent (to the extent not reimbursed by Borrower and without limiting the obligation of Borrower to do so) promptly upon demand for its ratable share of any out of pocket expenses (including the reasonable fees and expenses of the counsel to Administrative Agent) incurred by Administrative Agent in connection with the preparation, negotiation, execution, administration, or enforcement (whether through negotiations, legal proceedings, or otherwise) of, or legal advice with respect to the rights or responsibilities of the parties under, the Loan Documents, any suit or action brought by Administrative Agent to enforce the terms of the Loan Documents and/or collect any Obligations, any “lender liability” suit or claim brought against Administrative Agent and/or the Lenders, and any claim or suit brought against Administrative Agent and/or the Lenders arising under any Environmental Laws. Such out of pocket expenses (including counsel fees) shall be advanced by the Lenders on the request of Administrative Agent notwithstanding any claim or assertion that Administrative Agent is not entitled to indemnification hereunder upon receipt of an undertaking by Administrative Agent that Administrative Agent shall reimburse the Lenders if it is actually and finally determined by a court of competent jurisdiction that Administrative Agent is not so entitled to indemnification. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder or under the other Loan Documents and the termination of this Agreement. If Borrower shall reimburse Administrative Agent for any Indemnifiable Amount following payment by any Lender to Administrative Agent in respect of such Indemnifiable Amount pursuant to this Section, Administrative Agent shall share such reimbursement on a ratable basis with each Lender making any such payment.
Section 11.9    Lender Credit Decision, Etc.
Each of the Lenders expressly acknowledges and agrees that neither Administrative Agent nor any of its officers, directors, employees, agents, counsel, attorneys in fact or other affiliates has made any representations or warranties to such Lender and that no act by Administrative Agent hereafter taken, including any review of the affairs of Borrower, Guarantor or any other Affiliate, shall be deemed to constitute any such representation or warranty by Administrative Agent or any Lender. Each of the Lenders acknowledges that it has, independently and without reliance upon Administrative Agent, any other Lender or counsel to Administrative Agent, or any of their respective officers, directors, employees, agents or counsel, and based on the financial statements of Borrower, Guarantor and other Affiliates, and inquiries of such Persons, its independent due diligence of the business and affairs of Borrower, Guarantor and other Persons, its review of the Loan Documents, the legal opinions required to be delivered to it hereunder, the advice of its own counsel and such other documents and information as it has deemed appropriate, made its own credit and legal analysis and decision to enter into this Agreement and the transactions contemplated hereby. Each of the Lenders also acknowledges that it will, independently and without reliance upon Administrative Agent, any other Lender or counsel to Administrative Agent or any of their respective officers, directors, employees and agents, and based on such review, advice, documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under the Loan Documents. Administrative Agent shall not be required to keep itself informed as to the performance or observance by Borrower or Guarantor of the Loan Documents or any other document referred to or provided for therein or to inspect the properties or books of, or make any other investigation of, Borrower, Guarantor. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by Administrative Agent under this Agreement or any of the other Loan Documents, Administrative Agent shall have no duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of Borrower, Guarantor or any other Affiliate thereof which may come into possession of Administrative Agent or any of its officers, directors, employees, agents, attorneys in fact or other Affiliates. Each of the Lenders acknowledges that Administrative Agent’s legal counsel in connection with the transactions contemplated by this Agreement is only acting as counsel to Administrative Agent and is not acting as counsel to any Lender.

Section 11.10    Successor Administrative Agent.
Administrative Agent may resign at any time as Administrative Agent under the Loan Documents by giving written notice thereof to the Lenders and Borrower. Upon any such resignation, the Requisite Lenders shall have the right to appoint a successor Administrative Agent which appointment shall, provided no Event of Default or monetary or material non-monetary Default exists, be subject to Borrower’s approval, which approval shall not be unreasonably withheld or delayed (except that Borrower shall, in all events, be deemed to have approved each Lender and any of its affiliates as a successor Administrative Agent). If no successor Administrative Agent shall have been so appointed in accordance with the immediately preceding sentence, and shall have accepted such appointment, within thirty (30) days after the current Administrative Agent’s giving of notice of resignation, then the current Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a Lender, if any Lender shall be willing to serve, and otherwise shall be an Eligible Assignee. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the current Administrative Agent, and the current Administrative Agent shall be discharged from its duties and obligations under the Loan Documents. After any Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Article XII. shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under the Loan Documents. Notwithstanding anything contained herein to the contrary, Administrative Agent may assign its rights and duties under the Loan Documents to any of its affiliates by giving Borrower and each Lender prior written notice.
Article XII.    Miscellaneous
Section 12.1    Notices.
Unless otherwise provided herein, communications provided for hereunder shall be in writing and shall be mailed or delivered as follows:
If to any Borrower:
RREEF Property Trust, Inc.
c/o Deutsche Asset Management
101 California Street, 24th Floor
San Francisco, CA 94111
Attention: Eric Russell
With a copy to:
Alston & Bird LLP
1201 West Peachtree Street
Atlanta, Georgia 30309-3424

Attention: James G. Farris, Jr.

If to Administrative Agent:
Wells Fargo Bank, National Association
10 South Wacker Dr.
Suite 3200
Chicago, IL 60606
Attention: Jeff Goodman

With a copy to:

Wells Fargo Bank, National Association
10 South Wacker Dr.
Suite 3200
Chicago, IL 60606
Attention: Gail Duran

With a copy to:

Wells Fargo CRE Loan Services
333 South Grand Avenue, 9th Floor
Los Angeles, CA 90071
MAC E2064-098
Attention: Rita M. Swayne
If to Administrative Agent under Article II:
Wells Fargo Bank, National Association
Minneapolis Loan Center
600 South 4th Street, 9th floor | Minneapolis, MN 55415
MAC N9300-091
Attention: Cole Sievert

If to any Lender:
To such Lender’s address as set forth on its signature page hereto.
or, as to each party at such other address as shall be designated by such party in a written notice to the other parties delivered in compliance with this Section; provided, a Lender shall only be required to give notice of any such other address to Administrative Agent and Borrower. All such notices and other communications shall be effective: (a) if mailed, upon the first to occur of receipt or the expiration of three (3) days after the deposit in the United States Postal Service mail, postage prepaid and addressed to the address of Borrower or Administrative Agent and Lenders at the addresses specified; (ii) if hand delivered or sent by overnight courier, when delivered; or (iii) if delivered in accordance with Section 8.13 to the extent applicable; provided, however, that, in the case of the immediately preceding clauses (i) and (ii), non-receipt of any communication as of the result of any change of address of which the sending party was not notified or as the result of a refusal to accept delivery shall be deemed receipt of such communication. Notwithstanding the immediately preceding sentence, all notices or communications to Administrative Agent or any Lender under Articles II shall be effective only when actually received. None of Administrative Agent or any Lender shall incur any liability to Borrower (nor shall Administrative Agent incur any liability to the Lenders) for acting upon any telephonic notice referred to in this Agreement which Administrative Agent or such Lender, as the case may be, believes in good faith to have been given by a Person authorized to deliver such notice or for otherwise acting in good faith hereunder.
Section 12.2    Expenses.
Borrower agrees: (a) to pay or reimburse Administrative Agent for all of its costs and reasonable expenses incurred in connection with the preparation, negotiation and execution of, and any amendment, supplement or modification to, any of the Loan Documents (including due diligence expense and reasonable travel expenses related to closing), and the consummation of the transactions contemplated thereby, including the reasonable fees and disbursements of counsel to Administrative Agent and all costs and expenses of Administrative Agent in connection with the review of Properties for inclusion in calculations of the Borrowing Base and Administrative Agent’s other activities under Article IV, including the cost of all Appraisals (except to the extent otherwise provided in this Agreement) and the reasonable fees and disbursements of counsel to Administrative Agent relating to all such activities; (b) to pay or reimburse Administrative Agent and the Lenders for all their costs and expenses incurred in connection with the enforcement or preservation of any rights under the Loan Documents and the Fee Letter, including the reasonable fees and disbursements of their respective counsel (including the allocated fees and expenses of in-house counsel) and any payments in indemnification or otherwise payable by the Lenders to Administrative Agent pursuant to the Loan Documents; (c) to pay, and indemnify and hold harmless Administrative Agent and the Lenders from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any failure to pay or delay in paying, documentary, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of any of the Loan Documents, or consummation of any amendment, supplement or modification of, or any waiver or consent under or in respect of, any Loan Document and (d) to the extent not already covered by any of the preceding subsections, to pay the fees and disbursements of counsel to Administrative Agent and any Lender incurred in connection with the representation of Administrative Agent or such Lender in any matter relating to or arising out of any bankruptcy or other proceeding of the type described in Sections 10.1(e) or 10.1(f), including: (i) any motion for relief from any stay or similar order; (ii) the negotiation, preparation, execution and delivery of any document relating to the Obligations; and (iii) the negotiation and preparation of any debtor in possession financing or any plan of reorganization of Borrower or Guarantor, whether proposed by Borrower, Guarantor, the Lenders or any other Person, and whether such fees and expenses are incurred prior to, during or after the commencement of such proceeding or the confirmation or conclusion of any such proceeding.
Section 12.3    Stamp, Intangible and Recording Taxes.
Borrower shall pay any and all stamp, excise, intangible, registration, recordation and similar taxes, fees or charges and shall indemnify Administrative Agent and each Lender against any and all liabilities with respect to or resulting from any delay in the payment or omission to pay any such taxes, fees or charges, which may be payable or determined to be payable in connection with the execution, delivery, recording, performance or enforcement of this Agreement, the Notes and any of the other Loan Documents, the amendment, supplement, modification or waiver of or consent under this Agreement, the Notes or any of the other Loan Documents or the perfection of any rights or Liens under this Agreement, the Notes or any of the other Loan Documents.
Section 12.4    Setoff.
Subject to Section 3.3 and in addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, Administrative Agent, each Lender and each Participant is hereby authorized by Borrower, at any time or from time to time while an Event of Default exists, without notice to Borrower or to any other Person, any such notice being hereby expressly waived, but in the case of a Lender or a Participant subject to receipt of the prior written consent of Administrative Agent and the Requisite Lenders exercised in their sole discretion, to set off and to appropriate and to apply any and all deposits (general or special, including indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by Administrative Agent, such Lender, such Participant or any affiliate of Administrative Agent or such Lender, to or for the credit or the account of Borrower against and on account of any of the Obligations, irrespective of whether or not any or all of the Loans and all other Obligations have been declared to be, or have otherwise become, due and payable as permitted by Section 11.2, and although such Obligations shall be contingent or unmatured.
Section 12.5    Litigation; Jurisdiction; Other Matters; Waivers.
(a)    EACH PARTY HERETO ACKNOWLEDGES THAT ANY DISPUTE OR CONTROVERSY BETWEEN OR AMONG BORROWER, ADMINISTRATIVE AGENT OR ANY OF THE LENDERS WOULD BE BASED ON DIFFICULT AND COMPLEX ISSUES OF LAW AND FACT AND WOULD RESULT IN DELAY AND EXPENSE TO THE PARTIES. ACCORDINGLY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE LENDERS, ADMINISTRATIVE AGENT AND BORROWER HEREBY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN

ANY COURT OR TRIBUNAL IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST ANY PARTY HERETO ARISING OUT OF THIS AGREEMENT, THE NOTES, OR ANY OTHER LOAN DOCUMENT OR THE FEE LETTER OR IN CONNECTION WITH ANY COLLATERAL OR ANY LIEN OR BY REASON OF ANY OTHER SUIT, CAUSE OF ACTION OR DISPUTE WHATSOEVER BETWEEN OR AMONG BORROWER, ADMINISTRATIVE AGENT OR ANY OF THE LENDERS OF ANY KIND OR NATURE.
(b)    EACH OF BORROWER, ADMINISTRATIVE AGENT AND EACH LENDER HEREBY AGREES THAT THE FEDERAL DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK OR, AT THE OPTION OF ADMINISTRATIVE AGENT, ANY STATE COURT LOCATED IN NEW YORK CITY, NEW YORK, SHALL HAVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN OR AMONG BORROWER, ADMINISTRATIVE AGENT OR ANY OF THE LENDERS, PERTAINING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT, THE LOANS, THE NOTES OR ANY OTHER LOAN DOCUMENT OR THE FEE LETTER OR TO ANY MATTER ARISING HEREFROM OR THEREFROM OR THE COLLATERAL. BORROWER AND EACH OF THE LENDERS EXPRESSLY SUBMIT AND CONSENT IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN SUCH COURTS. BORROWER HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS AND COMPLAINT, OR OTHER PROCESS OR PAPERS ISSUED THEREIN, AND AGREES THAT SERVICE OF SUCH SUMMONS AND COMPLAINT, OR OTHER PROCESS OR PAPERS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO BORROWER AT ITS ADDRESS FOR NOTICES PROVIDED FOR HEREIN. SHOULD BORROWER FAIL TO APPEAR OR ANSWER ANY SUMMONS, COMPLAINT, PROCESS OR PAPERS SO SERVED WITHIN THIRTY (30) DAYS AFTER THE MAILING THEREOF, BORROWER SHALL BE DEEMED IN DEFAULT AND AN ORDER AND/OR JUDGMENT MAY BE ENTERED AGAINST IT AS DEMANDED OR PRAYED FOR IN SUCH SUMMONS, COMPLAINT, PROCESS OR PAPERS. EACH PARTY FURTHER WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT FORUM AND EACH AGREES NOT TO PLEAD OR CLAIM THE SAME. THE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE BRINGING OF ANY ACTION BY ADMINISTRATIVE AGENT OR ANY LENDER OR THE ENFORCEMENT BY ADMINISTRATIVE AGENT OR ANY LENDER OF ANY JUDGMENT OBTAINED IN SUCH FORUM IN ANY OTHER APPROPRIATE JURISDICTION.
(c)    THE PROVISIONS OF THIS SECTION HAVE BEEN CONSIDERED BY EACH PARTY WITH THE ADVICE OF COUNSEL AND WITH A FULL UNDERSTANDING OF THE LEGAL CONSEQUENCES THEREOF, AND SHALL SURVIVE THE PAYMENT OF THE LOANS AND ALL OTHER AMOUNTS PAYABLE HEREUNDER OR UNDER THE OTHER LOAN DOCUMENTS, AND THE TERMINATION OF THIS AGREEMENT.
Section 12.6    Successors and Assigns.

(a)    Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all the Lenders (and any such assignment or transfer to which all of the Lenders have not consented shall be void).
(b)    Participations. Any Lender may at any time grant to an affiliate of such Lender, or one or more banks or other financial institutions (each a “Participant”) participating interests in its Commitments or the Obligations owing to such Lender. Except as otherwise provided in Section 12.4 or as otherwise expressly stated herein, no Participant shall have any rights or benefits under this Agreement or any other Loan Document. In the event of any such grant by a Lender of a participating interest to a Participant, such Lender shall remain responsible for the performance of its obligations hereunder, and Borrower and Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement pursuant to which any Lender may grant such a participating interest shall provide that such Lender shall retain the sole right and responsibility to enforce the obligations of Borrower hereunder including the right to approve any amendment, modification or waiver of any provision of this Agreement; provided, however, such Lender may agree with the Participant that it shall not, without the consent of the Participant, agree to: (i) increase such Lender’s Commitment; (ii) extend the date fixed for the payment of principal on the Loans or portions thereof owing to such Lender; or (iii) reduce the rate at which interest is payable thereon. An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b). Each Lender that grants a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any commitments, loans, or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations or as may be reasonably requested by Borrowers to ensure their compliance with the reporting and withholding obligations under FATCA. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(c)    Assignments. Any Lender may with the prior written consent of Administrative Agent (such consent not to be unreasonably withheld) at any time assign to one or more Eligible Assignees (each an “Assignee”) all or a portion of its rights and obligations under this Agreement and the Notes; provided, however: (i) any partial assignment shall be in an amount at least equal to $10,000,000 and (unless the assigning Lender’s entire interest is being assigned) after giving effect to such assignment the assigning Lender retains a Commitment, or if the Commitments have been terminated, holds Notes having an aggregate outstanding principal balance, of at least $10,000,000; (ii) if the assigning Lender (or its Affiliate) is a Specified Derivatives Provider and if after giving effect to such assignment such Lender will hold no further Loans or Commitments under this Agreement, such Lender shall undertake such assignment only contemporaneously with an assignment by such Lender (or its Affiliate, as the case may be) of all of its Specified Derivatives Contracts to the Assignee or another Lender (or Affiliate thereof); and (iii) each such assignment shall be effected by means of an Assignment and Assumption Agreement. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Lender of an amount equal to the purchase price agreed between such transferor Lender and such Assignee, such Assignee shall be deemed to be a Lender party to this Agreement and shall have all the rights and obligations of a Lender with a Revolving Commitment and/or Loans, as the case may be, as set forth in such Assignment and Assumption Agreement, and the transferor Lender shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Lender, Administrative Agent and Borrower shall make appropriate arrangements so the new Notes are issued to the Assignee and such transferor Lender, as appropriate, and shall update Schedule I attached hereto. In connection with any such assignment, the transferor Lender shall pay to Administrative Agent an administrative fee for processing such assignment in the amount of Four Thousand Five Hundred Dollars ($4,500). Anything in this Section to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan held by it hereunder to Borrower or any of its Affiliates.
(d)    Federal Reserve Bank Assignments. In addition to the assignments and participations permitted under the foregoing provisions of the Section, and without the need to comply with any of the formal or procedural requirements of this Section, any Lender may at any time and from time to time, pledge and assign all or any portion of its rights under all or any of the Loan Documents to a Federal Reserve Bank; provided that no such pledge of assignment shall release such Lender from its obligations thereunder.
(e)    No Assignment or Participation to Certain Persons. No assignment or participation of any interest in the Loans shall be made: (i) to any Borrower or Guarantor, or to any of Borrower’s or Guarantor’s Affiliates; or (ii) to any Defaulting Lender or any of its Affiliates, or to any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (ii).
(f)    Information to Assignee, Etc. A Lender may furnish any information concerning Borrower, or Guarantor in the possession of such Lender from time to time to Assignees and Participants (including prospective Assignees and Participants).
(g)    Register. Administrative Agent, acting solely for this purpose as a non-fiduciary agent of Borrower, shall maintain at the principal office a copy of each Assignment and Assumption Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the

Register shall be conclusive absent manifest error, and Borrower, Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
Section 12.7    Amendments and Waivers.
(a)    Generally. Except as otherwise expressly provided in this Agreement: (i) any consent or approval required or permitted by this Agreement or in any Loan Document to be given by the Lenders may be given; (ii) any term of this Agreement or of any other Loan Document may be amended; (iii) the performance or observance by Borrower or Guarantor of any terms of this Agreement or such other Loan Document may be waived; and (iv) the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Requisite Lenders (or Administrative Agent at the written direction of the Requisite Lenders), and, in the case of an amendment to any Loan Document, the written consent of each Person which is party thereto. Notwithstanding the previous sentence, Administrative Agent, shall be authorized on behalf of all the Lenders, without the necessity of any notice to, or further consent from, any Lender, to waive the imposition of the late fees provided in Section 2.6, up to a maximum of three (3) times per calendar year.
(b)    Unanimous Consent. Notwithstanding the foregoing, no amendment, waiver or consent shall, unless in writing, and signed by all of the Lenders directly affected thereby (or Administrative Agent at the written direction of the Lenders), do any of the following:
(i)    increase the Commitments of the Lenders (excluding any increase as a result of an assignment of Commitments permitted under Section 12.6).
(ii)    reduce the principal of, or interest rates that have accrued or that will be charged on the outstanding principal amount of, any Loans or other Obligations;
(iii)    reduce the amount of any Fees payable to the Lenders hereunder;
(iv)    postpone any date fixed for any payment of principal of, or interest on, any Loans or for the payment of Fees or any other Obligations except in accordance with Section 2.11;
(v)    change the definitions of Revolving Commitment Percentage or Pro Rata Share;
(vi)    amend this Section or amend the definitions of the terms used in this Agreement or the other Loan Documents insofar as such definitions affect the substance of this Section;
(vii)    modify the definition of the term “Requisite Lenders” or modify in any other manner the number or percentage of the Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof;

(viii)    release any Guarantor from its obligations under the Guaranty;
(ix)    waive a Default or Event of Default under Section 10.1(a);
(x)    amend, or waive Borrower’s compliance with, Section 2.12; or
(xi)    release or dispose of any Collateral unless released or disposed of as permitted by, and in accordance with, the terms of this Agreement.
(c)    Amendment of Administrative Agent’s Duties, Etc. No amendment, waiver or consent unless in writing and signed by Administrative Agent, in addition to the Lenders required hereinabove to take such action, shall affect the rights or duties of Administrative Agent under this Agreement or any of the other Loan Documents. Any amendment, waiver or consent with respect to any Loan Document that: (i) diminishes the rights of a Specified Derivatives Provider in a manner or to an extent dissimilar to that affecting the Lenders; or (ii) increases the liabilities or obligations of a Specified Derivatives Provider shall, in addition to the Lenders required hereinabove to take such action, require the consent of the Lender that is (or having an Affiliate that is) such Specified Derivatives Provider. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon and any amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose set forth therein. No course of dealing or delay or omission on the part of Administrative Agent or any Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. Any Event of Default occurring hereunder shall continue to exist until such time as such Event of Default is waived in writing in accordance with the terms of this Section, notwithstanding any attempted cure or other action by Borrower, Guarantor or any other Person subsequent to the occurrence of such Event of Default. Except as otherwise explicitly provided for herein or in any other Loan Document, no notice to or demand upon Borrower shall entitle Borrower to other or further notice or demand in similar or other circumstances.
Section 12.8    Nonliability of Administrative Agent and Lenders.
The relationship between Borrower, on the one hand, and the Lenders and Administrative Agent, on the other hand, shall be solely that of borrower and lender. Neither Administrative Agent nor any Lender shall have any fiduciary responsibilities to Borrower and no provision in this Agreement or in any of the other Loan Documents, and no course of dealing between or among any of the parties hereto, shall be deemed to create any fiduciary duty owing by Administrative Agent or any Lender to any Lender, Borrower, or Guarantor. Neither Administrative Agent nor any Lender undertakes any responsibility to Borrower to review or inform Borrower of any matter in connection with any phase of Borrower’s business or operations.
Section 12.9    Confidentiality.
Except as otherwise provided by Applicable Law, Administrative Agent and each Lender shall utilize all non public information obtained pursuant to the requirements of this Agreement which has been identified as confidential or proprietary by Borrower in accordance with its customary procedure for handling confidential information of this nature and in accordance with safe and sound banking practices but in any event may make disclosure: (a) to any of their respective affiliates (provided any such affiliate shall agree to keep such information confidential in accordance with the terms of this Section); (b) as reasonably requested by any bona fide Assignee, Participant or other transferee in connection with the contemplated transfer of any Commitment or participations therein as permitted hereunder (provided they shall agree to keep such information confidential in accordance with the terms of this Section); (c) as required or requested by any Governmental Authority or representative thereof or pursuant to legal process or in connection with any legal proceedings; (d) to Administrative Agent’s or such Lender’s independent auditors and other professional advisors (provided they shall be notified of the confidential nature of the information); (e) if an Event of Default exists, to any other Person, in connection with the exercise by Administrative Agent or the Lenders of rights hereunder or under any of the other Loan Documents; and (f) to the extent such information: (i) becomes publicly available other than as a result of a breach of this Section; or (ii) becomes available to Administrative Agent or any Lender on a nonconfidential basis from a source other than Borrower or any Affiliate.
Section 12.10    Indemnification.
(a)    Borrower shall and hereby agrees to indemnify, defend and hold harmless Administrative Agent, any affiliate of Administrative Agent, each of the Lenders and their respective directors, officers, shareholders, agents, employees and counsel (each referred to herein as an “Indemnified Party”) from and against any and all losses, costs, claims, damages, liabilities, deficiencies, judgments or expenses of every kind and nature (including amounts paid in settlement, court costs and the fees and disbursements of counsel incurred in connection with any litigation, investigation, claim or proceeding or any advice rendered in connection therewith, but excluding losses, costs, claims, damages, liabilities, deficiencies, judgments or expenses indemnification in respect of which is specifically covered by Sections 3.10 or 5.1 or expressly excluded from the coverage of such Sections) incurred by an Indemnified Party in connection with, arising out of, or by reason of, any suit, cause of action, claim, arbitration, investigation or settlement, consent decree or other proceeding (the foregoing referred to herein as an “Indemnity Proceeding”) which is in any way related directly or indirectly to: (i) this Agreement or any other Loan Document or the transactions contemplated thereby; (ii) the making of any Loans hereunder; (iii) any actual or proposed use by Borrower of the proceeds of the Loans; (iv) Administrative Agent’s or any Lender’s entering into this Agreement; (v) the fact that Administrative Agent and the Lenders have established the credit facility evidenced hereby in favor of Borrower; (vi) the fact that Administrative Agent and the Lenders are creditors of Borrower and have or are alleged to have information regarding the financial condition, strategic plans or business operations of Borrower; (vii) the fact that Administrative Agent and the Lenders are material creditors of Borrower and are alleged to influence directly or indirectly the business decisions or affairs of any Borrower or their financial condition; (viii) the exercise of any right or remedy Administrative Agent or the Lenders may have under this Agreement or the other Loan Documents, including the foreclosure upon, or seizure of, any Collateral or the exercise of any other rights of a secured party; provided, however, that Borrower shall not be obligated to indemnify any Indemnified Party for any acts or omissions of such Indemnified Party in connection with matters described in this clause (viii) that constitute gross negligence or willful misconduct; or (ix) any violation or non-compliance by Borrower of any Applicable Law (including any Environmental Law) including any Indemnity Proceeding commenced by: (A) the Internal Revenue Service or state taxing authority; or (B) any Governmental Authority or other Person under any Environmental Law, including any Indemnity Proceeding commenced by a Governmental Authority or other Person seeking remedial or other action to cause Borrower (or its respective properties) (or Administrative Agent and/or the Lenders as successors to Borrower) to be in compliance with such Environmental Laws. For the avoidance of doubt this Section 12.10 shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim.
(b)    Borrower’s indemnification obligations under this Section shall apply to all Indemnity Proceedings arising out of, or related to, the foregoing whether or not an Indemnified Party is a named party in such Indemnity Proceeding. In this connection, this indemnification shall cover all costs and expenses of any Indemnified Party in connection with any deposition of any Indemnified Party or compliance with any subpoena (including any subpoena requesting the production of documents). This indemnification shall, among other things, apply to any Indemnity Proceeding commenced by other creditors of Borrower, any shareholder of Borrower (whether such shareholder(s) are prosecuting such Indemnity Proceeding in their individual capacity or derivatively on behalf of Borrower), any account debtor of Borrower or by any Governmental Authority.
(c)    This indemnification shall apply to any Indemnity Proceeding arising during the pendency of any bankruptcy proceeding filed by or against any Borrower or Guarantor.
(d)    All out‑of‑pocket fees and expenses of, and all amounts paid to third persons by, an Indemnified Party shall be advanced by Borrower at the request of such Indemnified Party notwithstanding any claim or assertion by Borrower that such Indemnified Party is not entitled to indemnification hereunder upon receipt of an undertaking by such Indemnified Party that such Indemnified Party shall reimburse Borrower if it is actually and finally determined by a court of competent jurisdiction that such Indemnified Party is not so entitled to indemnification hereunder.
(e)    An Indemnified Party may conduct its own investigation and defense of, and may formulate its own strategy with respect to, any Indemnity Proceeding covered by this Section and, as provided above, all costs and expenses incurred by such Indemnified Party shall be reimbursed by Borrower. No action taken by legal counsel chosen by an Indemnified Party in investigating or defending against any such Indemnity Proceeding shall vitiate or in any way impair the obligations and duties of Borrower hereunder to indemnify and hold harmless each such Indemnified Party; provided, however, that: (i) if Borrower is required to indemnify an Indemnified Party pursuant hereto; and (ii) Borrower has provided evidence reasonably satisfactory to such Indemnified Party that Borrower has the financial wherewithal to reimburse such Indemnified Party for any amount paid by such Indemnified Party with respect to such Indemnity Proceeding, such Indemnified Party shall not settle or compromise any such Indemnity Proceeding without the prior written consent of Borrower (which consent shall not be unreasonably withheld or delayed).
(f)    If and to the extent that the obligations of Borrower hereunder are unenforceable for any reason, Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under Applicable Law.

(g)    Borrower’s obligations hereunder shall survive any termination of this Agreement and the other Loan Documents and the payment in full in cash of the Obligations, and are in addition to, and not in substitution of, any of the other obligations set forth in this Agreement or any other Loan Document to which it is a party.
(h)    Notwithstanding anything in this Section 12.10, the Loan Documents, or the other related documents to the contrary, in no event shall Borrower be responsible or liable to any Indemnified Party for (a) any claims caused by the fraud, gross negligence, willful misconduct or criminal acts of any Indemnified Party or any contractor, agent or any other party engaged by or within the direct control of any Indemnified Party, or (b) any hazardous materials first used, generated, manufactured, stored, treated, released, discharged or disposed in, on, under or about any Property by any person other than Borrower, Guarantor and their respective Affiliates after the earlier of (i) the date of foreclosure on the applicable security instrument on such Property (or Administrative Agent's acceptance of a deed in lieu thereof) or (ii) the date Administrative Agent takes possession of the applicable property through the appointment of a receiver; provided, however, notwithstanding the foregoing, if any hazardous materials are discovered in, on, under or about such property after such applicable date that are consistent with the ownership, occupancy, use or operation of such property which occurred during the applicable borrower's ownership, occupancy, use or operation of such property, then, solely for the purpose of determining the extent of Borrower's liability hereunder (and not for the benefit of any third party), there is a presumption that the use, generation, manufacture, storage, disposal of, transportation or presence of any of said hazardous materials in, on, under, about, or migrating from, such property occurred during the applicable borrower's ownership, occupancy, use or operation of such property, and Borrower shall continue to be obligated to indemnify hereunder unless Borrower overcomes said presumption with the burden of proof.
References in this Section 12.10 to “Lender” or “Lenders” shall be deemed to include such Persons (and their Affiliates) in their capacity as Specified Derivatives Providers.
Section 12.11    Termination; Survival.
At such time as: (a) all of the Commitments have been terminated; (b) none of the Lenders is obligated any longer under this Agreement to make any Loans and (c) all Obligations (other than obligations which survive as provided in the following sentence) have been paid and satisfied in full, this Agreement shall terminate. The indemnities to which Administrative Agent and the Lenders are entitled under the provisions of Sections 5.1, 5.4, 12.8, 12.2 and 12.10 and any other provision of this Agreement and the other Loan Documents, and the provisions of Section 12.5, shall continue in full force and effect and shall protect Administrative Agent and the Lenders: (i) notwithstanding any termination of this Agreement, or of the other Loan Documents, against events arising after such termination as well as before; and (ii) at all times after any such party ceases to be a party to this Agreement with respect to all matters and events existing on or prior to the date such party ceased to be a party to this Agreement.
Section 12.12    Severability of Provisions.

If any provision under this Agreement or the other Loan Documents shall be determined by a court of competent jurisdiction to be invalid or unenforceable, that provision shall be deemed severed from the Loan Documents, and the validity, legality and enforceability of the remaining provisions shall remain in full force as thought the invalid, illegal, or unenforceable provision had never been part of the Loan Documents.
Section 12.13    GOVERNING LAW.
THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO NEW YORK CHOICE OF LAW PRINCIPLES), INCLUDING, WITHOUT LIMITATION, NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH OF THE PARTIES HERETO HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT.
Section 12.14    Counterparts.
To facilitate execution, this Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single document. It shall not be necessary in making proof of this document to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto.
Section 12.15    Obligations with Respect to Borrower.
The obligations of Borrower to direct or prohibit the taking of certain actions by Borrower and Guarantor as specified herein shall be absolute and not subject to any defense Borrower may have that Borrower does not Control such other Borrower or Guarantor.
Section 12.16    USA Patriot Act Notice; Compliance.
In order for Administrative Agent to comply with the USA Patriot Act of 2001 (Public Law 107-56), prior to any Lender or Participant that is organized under the laws of a jurisdiction outside of the United States of America becoming a party hereto, Administrative Agent may request, and such Lender or Participant shall provide to Administrative Agent, its name, address, tax identification number and/or such other identification information as shall be necessary for Administrative Agent to comply with federal law.
Section 12.17    Independence of Covenants.
All covenants hereunder shall be given in any jurisdiction independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.
Section 12.18    Limitation on Lender Party Liability Liability.
None of Administrative Agent or any Lender, or any affiliate, officer, director, employee, attorney, or agent of Administrative Agent or any Lender shall have any liability with respect to, and Borrower hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by Borrower in connection with, arising out of, or in any way related to, this Agreement, any of the other Loan Documents or the Fee Letter, or any of the transactions contemplated by this Agreement or any of the other Loan Documents. Borrower hereby waives, releases, and agrees not to sue Administrative Agent or any Lender or any of Administrative Agent’s or any Lender’s affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Agreement, any of the other Loan Documents, the Fee Letter, or any of the transactions contemplated by this Agreement or financed hereby.
Section 12.19    Entire Agreement.
This Agreement, the Notes, the other Loan Documents and the Fee Letter embody the final, entire agreement among the parties hereto and supersede any and all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof and thereof and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto. There are no oral agreements among the parties hereto.
Section 12.20    Limitation on Borrower Party Liability.
Notwithstanding anything contained herein or in any other Loan Document to the contrary, in no event shall Administrative Agent or the Lenders, or any other Person claiming by, through or under the Administrative Agent or any Lender, have any recourse under any Loan Document against any principal, director, officer, employee, shareholder, partner, member, trustee, agent or Affiliate of Borrower or any Person owning, directly or indirectly, any legal or beneficial interest in Borrower, or any successor, assign or Affiliate of the foregoing other than Borrower and Guarantor under the Loan Documents to which Borrower or Guarantor is a party.
Section 12.21    Construction.
Administrative Agent, Borrower and each Lender acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by Administrative Agent, Borrower and each Lender.
Section 12.22    Headings.

The paragraph and section headings in this Agreement are provided for convenience of reference only and shall not affect its construction or interpretation.
Section 12.23    Amendment and Restatement.
The parties to this Agreement agree that, upon the execution and delivery by each of the parties hereto of this Agreement, the terms and provisions of the Original Loan Agreement shall be and hereby are amended, superseded and restated in their entirety by the terms and provisions of this Agreement. Borrower hereby acknowledges and reaffirms the existence and continuation of the liens and security interests granted under all existing deeds of trusts and security agreements, which shall remain in full force and effect, but in accordance with the terms of the Loan Documents as modified in connection with this Agreement. The parties to this Agreement agree that this Agreement is not intended to and shall not constitute a novation of any of the Obligations.

Section 12.24    Omnibus Amendment to Loan Documents.
Upon full execution of this Agreement and satisfaction of all conditions precedent set forth herein, all references in the Loan Documents to (i) the “Loan” or “Loans” shall now refer to the Loan or Loans (as defined in the recitals above); (ii) the “Loan Agreement” shall now refer to the Original Loan Agreement as amended and restated hereby and as otherwise amended, modified and ratified from time to time; (iii) the “Security Instrument” or “Security Deed”, as applicable, shall now refer to the existing Security Deeds as modified hereby and by the amendments to each entered into as of the Agreement Date and as otherwise amended, modified and ratified from time to time; (iv) the “Indemnity” shall now refer to the existing Hazardous Materials Indemnity Agreement as modified hereby and as otherwise amended, modified and ratified from time to time; (v) the “Guaranty” shall now refer to the existing Non-Recourse Carve-Out Guaranty as modified hereby and as otherwise amended, modified and ratified from time to time; and (vi) the “Loan Documents” shall now refer to the Loan Documents as modified hereby and as otherwise amended, modified and ratified from time to time.

[Signatures on Following Pages]

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Revolving Loan Agreement and Omnibus Amendment to Loan Documents to be executed by their authorized officers all as of the day and year first above written.
BORROWER:

RPT WALLINGFORD PLAZA, LLC,
a Delaware limited liability company

By: /s/ Sandra Fung
   Name: Sandra Fung
   Title: Vice President

RPT TERRA NOVA PLAZA, LLC,
a Delaware limited liability company

By: /s/ Sandra Fung
   Name: Sandra Fung
   Title: Vice President

RPT HERITAGE PARKWAY, LLC,
a Delaware limited liability company

By: /s/ Sandra Fung
   Name: Sandra Fung
   Title: Vice President

RPT ANAHEIM HILLS OFFICE PLAZA, LLC,
a Delaware limited liability company

By: /s/ Sandra Fung
   Name: Sandra Fung
   Title: Vice President

RPT LOUDOUN GATEWAY I, LLC,
a Delaware limited liability company

By: /s/ Sandra Fung
   Name: Sandra Fung
   Title: Vice President

RPT ALLIED DRIVE, LLC,
a Delaware limited liability company

By: /s/ Sandra Fung
   Name: Sandra Fung
   Title: Vice President

Loan Agreement

ADMINISTRATIVE AGENT:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:    /s/ Jeff Goodman
    Name: Jeff Goodman
    Title:    Vice President
[Signatures Continued on Next Page]

Loan Agreement

LENDER:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:    /s/ Jeff Goodman
    Name: Jeff Goodman
    Title:    Vice President

Addresses for Notices:

Wells Fargo Bank, National Association
10 South Wacker Dr.
Suite 3200
Chicago, IL 60606
Attention: Jeff Goodman

With a copy to:

Wells Fargo Bank, National Association
10 South Wacker Dr.
Suite 3200
Chicago, IL 60606
Attention: Gail Duran

Loan Agreement

GUARANTOR CONSENT

The undersigned (“Guarantor”) consents to the foregoing Amended and Restated Revolving Loan Agreement and Omnibus Amendment to Loan Documents (the “Agreement”) and the transactions contemplated thereby, and reaffirms its obligations under that certain Guaranty Agreement, dated as of March 6, 2015 (as amended prior to the date hereof, and as may be further amended, modified, supplemented or replaced from time to time, the “Guaranty”). Guarantor has no defenses, set offs, counterclaims, discounts or charges of any kind against the Indemnified Parties (as defined in the Agreement) with respect to the Guaranty. All of the terms, conditions and covenants in the Guaranty remain unaltered and in full force and effect and are hereby ratified and confirmed and apply to the Obligations, as modified by the Agreement, subject to the limitations on liability set forth in the Guaranty.

Guarantor reaffirms that its obligations under the Guaranty are separate and distinct from Borrower’s obligations and reaffirms its waivers, as set forth in the Guaranty, of each and every one of the possible defenses to such obligations.

Dated as of the Agreement Date (as defined in the Agreement).

“GUARANTOR”

RREEF PROPERTY TRUST, INC.,
a Maryland corporation

By:    /s/ Eric Russell__________
Name:    Eric Russell
Title:    Vice President and CFO

HAZARDOUS INDEMNITOR CONSENT

The undersigned (“Indemnitor”) consents to the foregoing Amended and Restated Revolving Loan Agreement and Omnibus Amendment to Loan Documents (the “Agreement”) and the transactions contemplated thereby, and reaffirms its obligations under that certain Hazardous Materials Indemnity Agreement, dated as of March 6, 2015 (as amended prior to the date hereof, and as may be further amended, modified, supplemented or replaced from time to time, the “Indemnity”). Indemnitor has no defenses, set offs, counterclaims, discounts or charges of any kind against the Indemnified Parties (as defined in the Agreement) with respect to the Indemnity. All of the terms, conditions and covenants in the Indemnity remain unaltered and in full force and effect and are hereby ratified and confirmed.

Indemnitor reaffirms that its obligations under the Indemnity are separate and distinct from Borrower’s obligations, and reaffirms its waivers, as set forth in the Indemnity, of each and every one of the possible defenses to such obligations.

Dated as of the Agreement Date (as defined in the Agreement).

“INDEMNITOR”

RPT WALLINGFORD PLAZA, LLC,
a Delaware limited liability company

By: /s/ Sandra Fung
   Name: Sandra Fung
   Title: Vice President

RPT TERRA NOVA PLAZA, LLC,
a Delaware limited liability company

By: /s/ Sandra Fung
   Name: Sandra Fung
   Title: Vice President

RPT HERITAGE PARKWAY, LLC,
a Delaware limited liability company

By: /s/ Sandra Fung
   Name: Sandra Fung
   Title: Vice President

RREEF PROPERTY TRUST, INC.,
a Maryland corporation

By: /s/ Eric Russell
             Name: Eric Russell
             Title: Vice President

RPT ANAHEIM HILLS OFFICE PLAZA, LLC,
a Delaware limited liability company

By: /s/ Sandra Fung
   Name: Sandra Fung
   Title: Vice President

RPT LOUDOUN GATEWAY I, LLC,
a Delaware limited liability company

By: /s/ Sandra Fung
   Name: Sandra Fung
   Title: Vice President

RPT ALLIED DRIVE, LLC,
a Delaware limited liability company

By: /s/ Sandra Fung
   Name: Sandra Fung
   Title: Vice President

SCHEDULE 1
Commitments

Wells Fargo Bank, National Association: $100,000,000

SCHEDULE 4.1
Initial Borrowing Base Properties

Borrower	RPT Wallingford Plaza, LLC	RPT Terra Nova Plaza, LLC	RPT Heritage Parkway, LLC	RPT Anaheim Hills Office Plaza, LLC	RPT Loudoun Gateway I, LLC	RPT Allied Drive, LLC
Property State	Washington	California	Illinois	California	Virginia	Massachusetts
Property Address	4468 Stone Way North, Seattle	390 & 394 East H Street, Chula Vista	9022 Heritage Parkway, Woodridge	160 N. Riverview Drive, Anaheim	45245 Business Court, Sterling	40 Allied Drive, Dedham

SCHEDULE 7.1(b)
Organizational Chart

RREEF Property Trust, Inc. (REIT)
RREEF Property OP Holder, L.L.C.
General Partner Interest 99.5%
Limited Partner Interest 0.5%
RPT Allied Drive, LLC
RPT Loudoun Gateway I, LLC
RREEF Property Operating Partnership, L.P.
RPT Heritage Parkway, LLC
RPT Wallingford Plaza, LLC
RPT Anaheim Hills Office Plaza, LLC
RPT Terra Nova Plaza, LLC

SCHEDULE 7.1(i)
Litigation

None

SCHEDULE 8.22
Operating Account Numbers

Account Name	Account Number	Bank Name
Anaheim Hills Office Plaza, a Property of RPT Anaheim Hills Office Plaza LLC	XXXXX	WFB
RPT Heritage Parkway LLC	XXXXX	JP Morgan Chase
RPT Wallingford Plaza, LLC	XXXXX	WFB
Terra Nova Plaza, a Property of RPT Terra Nova Plaza LLC	XXXXX	WFB
RPT Loudoun Gateway I, LLC	XXXXX	WFB
RPT Allied Drive, LLC	XXXXX	WFB

EXHIBIT A
Form of Assignment and Assumption Agreement

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT dated as of _______, 20__ (the “Agreement”) by and among _________________________ (the “Assignor”), _________________________ (the “Assignee”), RPT ANAHEIM HILLS OFFICE PLAZA, LLC, RPT HERITAGE PARKWAY, LLC, RPT TERRA NOVA PLAZA, LLC, RPT WALLINGFORD PLAZA, LLC, RPT LOUDOUN GATEWAY I, LLC AND RPT ALLIED DRIVE, LLC, each a Delaware limited liability company (individually or collectively, “Borrower,” and with such term meaning “any Borrower,” “each Borrower,” “a Borrower,” “every Borrower” or “all Borrowers,” as determined by Administrative Agent in its sole discretion), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent (the “Administrative Agent”).

WHEREAS, the Assignor is a Lender under that certain Amended and Restated Revolving Loan Agreement and Omnibus Amendment to Loan Documents dated as of __________________ ___, 20__ (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower, the financial institutions party thereto and their assignees under Section 12.6. thereof, the Administrative Agent, and the other parties thereto;

WHEREAS, the Assignor desires to assign to the Assignee all or a portion of the Assignor’s Revolving Commitment under the Credit Agreement, all on the terms and conditions set forth herein; and

WHEREAS, the Borrower and Administrative Agent consent[s] to such assignment on the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged by the parties hereto, the parties hereto hereby agree as follows:

Section 1. Assignment.

(a)    Subject to the terms and conditions of this Agreement and in consideration of the payment to be made by the Assignee to the Assignor pursuant to Section 2 of this Agreement, effective as of ____________, 20__ (the “Assignment Date”) the Assignor hereby irrevocably sells, transfers and assigns to the Assignee, without recourse, a $__________ interest (such interest being the “Assigned Commitment”) in and to the Assignor’s Revolving Commitment, and all of the other rights and obligations of the Assignor under the Credit Agreement, such Assignor’s Revolving Note, and the other Loan Documents representing ______% in respect of the aggregate amount of all Lenders’ Revolving Commitments, including without limitation, a principal amount of outstanding Revolving Loans equal to $_________, all voting rights of the Assignor associated with the Assigned Commitment all rights to receive interest on such amount of Loans and all Fees with respect to the Assignment Commitment and other rights of the Assignor under the Credit Agreement and the other Loan Documents with respect to the Assignment Commitment, all as if the Assignee were an original Lender under and signatory to the Credit Agreement having a Revolving Commitment equal to the amount of the Assigned Commitment. The Assignee, subject to the terms and conditions hereof, hereby assumes all obligations of the Assignor with respect to the Assignment Commitment as if the Assignee were an original Lender under and signatory to the Credit Agreement having a Revolving Commitment equal to the Assigned Commitment, which obligations shall include, but shall not be limited to, the obligation of the Assignor to make Revolving Loans to the Borrower with respect to the Assigned Commitment and the obligation to indemnify the Administrative Agent as provided in the Credit Agreement (the foregoing obligations, together with all other similar obligations more particularly set forth in the Credit Agreement and the other Loan Documents, shall be referred to hereinafter, collectively, as the “Assigned Obligations”). The Assignor shall have no further duties or obligations with respect to, and shall have no further interest in, the Assigned Obligations or the Assigned Commitment from and after the Assignment Date.

(b)    The assignment by the Assignor to the Assignee hereunder is without recourse to the Assignor. The Assignee makes and confirms to the Administrative Agent, the Assignor, and the other Lenders all of the representations, warranties and covenants of a Lender under Article XII of the Credit Agreement. Not in limitation of the foregoing, the Assignee acknowledges and agrees that, except as set forth in Section 4. below, the Assignor is making no representations or warranties with respect to, and the Assignee hereby releases and discharges the Assignor for any responsibility or liability for: (i) the present or future solvency or financial condition of the Borrower, any other Loan Party or any other Subsidiary, (ii) any representations, warranties, statements or information made or furnished by the Borrower, any other Loan Party or any other Subsidiary in connection with the Credit Agreement or otherwise, (iii) the validity, efficacy, sufficiency, or enforceability of the Credit Agreement, any Loan Document or any other document or instrument executed in connection therewith, or the collectibility of the Assigned Obligations, (iv) the perfection, priority or validity of any Lien with respect to any collateral at any time securing the Obligations or the Assigned Obligations under the Notes or the Credit Agreement and (v) the performance or failure to perform by the Borrower or any other Loan Party of any obligation under the Credit Agreement or any other Loan Document. Further, the Assignee acknowledges that it has, independently and without reliance upon the Administrative Agent, any other Lender or counsel to the Administrative Agent or any of their respective officers, directors, employees and agents and based on the financial statements supplied by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to become a Lender under the Credit Agreement. The Assignee also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any Note or pursuant to any other obligation. The Administrative Agent shall have no duty or responsibility whatsoever, either initially or on a continuing basis, to provide the Assignee with any credit or other information with respect to the Borrower, any other Loan Party or any other Subsidiary or to notify the undersigned of any Default or Event of Default except as expressly provided in the Credit Agreement. The Assignee has not relied on the Administrative Agent as to any legal or factual matter in connection therewith or in connection with the transactions contemplated thereunder.

Section 2. Payment by Assignee. In consideration of the assignment made pursuant to Section 1. of this Agreement, the Assignee agrees to pay to the Assignor on the Assignment Date, an amount equal to $_________ representing the aggregate principal amount outstanding of the Revolving Loans owing to the Assignor under the Credit Agreement and the other Loan Documents being assigned hereby.

Section 3. Payments by Assignor. The Assignor agrees to pay to the Administrative Agent on the Assignment Date the administrative fee payable under Section 13.6.(c) of the Credit Agreement.

Section 4. Representations and Warranties of Assignor. The Assignor hereby represents and warrants to the Assignee that (a) as of the Assignment Date (i) the Assignor is a Lender under the Credit Agreement having a Revolving Commitment under the Credit Agreement immediately prior to the Assignment Date, equal to $____________ and that the Assignor is not in default of its obligations under the Credit Agreement; and (ii) the outstanding balance of Revolving Loans owing to the Assignor (without reduction by any assignments thereof which have not yet become effective) is $____________, [$_________and $__________, respectively]; and (b) it is the legal and beneficial owner of the Assigned Commitment which is free and clear of any adverse claim created by the Assignor.

Section 5. Representations, Warranties and Agreements of Assignee. The Assignee (a) represents and warrants that it is (i) legally authorized to enter into this Agreement; (ii) an “accredited investor” (as such term is used in Regulation D of the Securities Act) and (iii) an Eligible Assignee; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant thereto and such other documents and information (including without limitation the Loan Documents) as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (c) appoints and authorizes the Administrative Agent to take such action as contractual representative on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent by the terms thereof together with such powers as are reasonably incidental thereto; (d) agrees that it will become a party to and shall be bound by the Credit Agreement and the other Loan Documents to which the other Lenders are a party on the Assignment Date and will perform in accordance therewith all of the obligations which are required to be performed by it as a Lender; and (e) is either (i) not organized under the laws of a jurisdiction outside the United States of America or (ii) has delivered to the Administrative Agent (with an additional copy for the Borrower) such items required under Section 3.10. of the Credit Agreement.

Section 6. Recording and Acknowledgment by the Administrative Agent. Following the execution of this Agreement, the Assignor will deliver to the Administrative Agent (a) a duly executed copy of this Agreement for acknowledgment and recording by the Administrative Agent and (b) the Assignor’s Revolving Note. Upon such acknowledgment and recording, from and after the Assignment Date, the Administrative Agent shall make all payments in respect of the interest assigned hereby (including payments of principal, interest, fees and other amounts) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Assignment Date directly between themselves.

Section 7. Addresses. The Assignee specifies as its address for notices and its Lending Office for all Loans, the offices set forth below:

Attention:

Telephone No.:

Telecopy No.:

Section 8. Payment Instructions. All payments to be made to the Assignee under this Agreement by the Assignor, and all payments to be made to the Assignee under the Credit Agreement, shall be made as provided in the Credit Agreement in accordance with the following instructions:

Section 9. Effectiveness of Assignment. This Agreement, and the assignment and assumption contemplated herein, shall not be effective until (a) this Agreement is executed and delivered by each of the Assignor, the Assignee, the Administrative Agent and if required, the Borrower, and (b) the payment to the Assignor of the amounts owing by the Assignee pursuant to Section 2. hereof and (c) the payment to the Administrative Agent of the amounts owing by the Assignor pursuant to Section 3. hereof. Upon recording and acknowledgment of this Agreement by the Administrative Agent, from and after the Assignment Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Agreement, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Agreement, relinquish its rights (except as otherwise provided in Section 13.11 of the Credit Agreement) and be released from its obligations under the Credit Agreement; provided, however, that if the Assignor does not assign its entire interest under the Loan Documents, it shall remain a Lender entitled to all of the benefits and subject to all of the obligations thereunder with respect to its Commitment.

Section 10. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

Section 11. Counterparts. This Agreement may be executed in any number of counterparts each of which, when taken together, shall constitute one and the same agreement.

Section 12. Headings. Section headings have been inserted herein for convenience only and shall not be construed to be a part hereof.

Section 13. Amendments; Waivers. This Agreement may not be amended, changed, waived or modified except by a writing executed by the Assignee and the Assignor.

Section 14. Entire Agreement. This Agreement embodies the entire agreement between the Assignor and the Assignee with respect to the subject matter hereof and supersedes all other prior arrangements and understandings relating to the subject matter hereof.

Section 15. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 16. Definitions. Terms not otherwise defined herein are used herein with the respective meanings given them in the Credit Agreement.

Section 17. Agreements of the Borrower. The Borrower hereby agrees that the Assignee shall be a Lender under the Credit Agreement having a Revolving Commitment equal to the Assigned Commitment/holding Term Loans equal to the Assigned Term Loan. The Borrower agrees that the Assignee shall have all of the rights and remedies of a Lender under the Credit Agreement and the other Loan Documents as if the Assignee were an original Lender under and signatory to the Credit Agreement, including, but not limited to, the right of a Lender to receive payments of principal and interest with respect to the Assigned Obligations, if any, and to the Revolving Loans made by the Lenders after the date hereof and to receive the Fees payable to the Lenders as provided in the Credit Agreement. Further, the Assignee shall be entitled to the benefit of the indemnification provisions from the Borrower in favor of the Lenders as provided in the Credit Agreement and the other Loan Documents. The Borrower further agrees, upon the execution and delivery of this Agreement and termination or reduction of the existing Revolving Note, to execute in favor of the Assignee a Revolving Note in an initial amount equal to the Assigned Commitment. Further, the Borrower agrees that, upon the execution and delivery of this Agreement, the Borrower shall owe the Assigned Obligations to the Assignee as if the Assignee were the Lender originally making such Loans and entering into such other obligations.

[Signatures on Following Page]

IN WITNESS WHEREOF, the parties hereto have duly executed this Assignment and Assumption Agreement as of the date and year first written above.

ASSIGNOR:

[NAME OF ASSIGNOR]

By:
Name:
Title:

Payment Instructions

[Bank]
[Address]
ABA No. :
Account No.:
Account Name:
Reference:

ASSIGNEE:

[NAME OF ASSIGNEE]

By:
Name:
Title:

Payment Instructions

[Bank]
[Address]
ABA No. :
Account No.:
Account Name:
Reference:

[Signatures continued on Following Page]

Agreed and Consented to as of the date first written above.

BORROWER:

[NAME OF BORROWER]

By:
Name:
Title:

Accepted as of the date first written above.

ADMINISTRATIVE AGENT:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:
Name:
Title:

EXHIBIT B
Form of Borrowing Base Certificate

Reference is made to that certain Amended and Restated Revolving Loan Agreement and Omnibus Amendment to Loan Documents dated as of __________________ ___, 20__ (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among RPT ANAHEIM HILLS OFFICE PLAZA, LLC, RPT HERITAGE PARKWAY, LLC, RPT TERRA NOVA PLAZA, LLC, RPT WALLINGFORD PLAZA, LLC, RPT LOUDOUN GATEWAY I, LLC AND RPT ALLIED DRIVE, LLC, each a Delaware limited liability company (individually or collectively, “Borrower,” and with such term meaning “any Borrower,” “each Borrower,” “a Borrower,” “every Borrower” or “all Borrowers,” as determined by Administrative Agent in its sole discretion), the financial institutions party thereto and their assignees under Section 12.6. thereof (the “Lenders”), Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”), and the other parties thereto. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given to them in the Credit Agreement.

Pursuant to Section ___ of the Credit Agreement, the undersigned hereby certifies to the Lenders and the Administrative Agent that:

1.    With respect to each of the Properties listed on Schedule 1 attached hereto, that either:

(a)    such Property is owned in fee simple by a Person who is a Wholly Owned Subsidiary of Borrower Member;

(b)    [if applicable] such Property is owned by a Person that has the right and ability to become (and who shall become) a Borrower under the Credit Agreement pursuant to the terms of a Joinder Agreement;

(c)    such Property is located in a State of the United States of America or in the District of Columbia;

(d)    Borrower has the right to take the following actions without the need to obtain the consent of any Person (other than Borrower Member and Guarantor), and to the extent any such consent is required it has been obtained:

(i)    to create Liens on such Property as security for Indebtedness of the Borrower; and

(ii)	to sell, transfer or otherwise dispose of such Property;

(e)    neither such Property, nor direct Equity Interests in the Borrower owning the Property is subject to:

(i)    any Lien other than the Permitted Liens or

(ii)	any Negative Pledge;

(f)    the Appraised Value of such Property, when aggregated with the Appraised Value of all of the other Borrowing Base Properties located within the same Metropolitan Statistical Area (as determined by the United States Office of Management and Budget) does not cause the aggregate Appraised Values of all of such Properties within such MSA to exceed thirty-five percent (35%) of the aggregate Appraised Values of all of the Borrowing Base Properties (including such Property);

(g)     the Appraised Value of such Property shall not exceed thirty-five percent (35%) of the aggregate Appraised Values of all of the Borrowing Base Properties (including such Property);

(h)     the rent payable under any individual Tenant Lease within such Property shall not exceed [thirty-five percent (35%)] [thirty percent (30%)] [twenty-five percent (25%)] of the aggregate rent payable under all of the Tenant Leases in all of the Borrowing Base Properties (including such Property);

(i)     such Property is free of all structural defects, title defects, environmental conditions or other adverse matters except for defects, conditions or matters which are not individually or collectively material to the profitable operation of such Property; and

(j)     such Property has otherwise been approved as an Eligible Property by Administrative Agent pursuant to the terms of the Credit Agreement.

2.    Schedule 2 attached hereto accurately and completely sets forth for each Borrowing Base Property as of ___________, 20____ the Appraised Value and Borrowing Base Value for such Property;

3.    Schedule 3 attached hereto accurately and completely sets forth, in reasonable detail, the information required by the Administrative Agent and Lenders in determining the Testing Debt Yield and the Testing LTV.

4.    Schedule 4 attached hereto accurately and completely sets forth, in reasonable detail, the information required by the Administrative Agent and Lenders in determining the Borrowing Base as of ___________, 20____.

5.    As of the date hereof (a) to Borrower’s knowledge, no Default or Event of Default exists, and (b) the representations and warranties of the Borrower and the other Loan Parties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects, except to the extent such representations or warranties specifically relate to an earlier date or such representations or warranties become untrue by reason of events or conditions otherwise permitted under the Credit Agreement or the other Loan Documents.

IN WITNESS WHEREOF, the undersigned has signed this Borrowing Base Certificate on and as of ___________, 20__.

Name:
Title: Chief Financial Officer

EXHIBIT C
Form of Notice of Borrowing

____________, 20__

Wells Fargo Bank, National Association
Minneapolis Loan Center
600 South 4th Street, 9th floor | Minneapolis, MN 55415
MAC N9300-091
Attention: Cole Sievert

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Revolving Loan Agreement and Omnibus Amendment to Loan Documents dated as of __________________ ___, 20__ (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among RPT ANAHEIM HILLS OFFICE PLAZA, LLC, RPT HERITAGE PARKWAY, LLC, RPT TERRA NOVA PLAZA, LLC, RPT WALLINGFORD PLAZA, LLC, RPT LOUDOUN GATEWAY I, LLC AND RPT ALLIED DRIVE, LLC, each a Delaware limited liability company (individually or collectively, “Borrower,” and with such term meaning “any Borrower,” “each Borrower,” “a Borrower,” “every Borrower” or “all Borrowers,” as determined by Administrative Agent in its sole discretion), the financial institutions party thereto and their assignees under Section 12.6. thereof (the “Lenders”), Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”), and the other parties thereto. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

1.	Pursuant to Section 2.1(b) of the Credit Agreement, the Borrower hereby requests that the Lenders make Revolving Loans to the Borrower in an aggregate amount equal to $___________________.

2.	The Borrower requests that such Revolving Loans be made available to the Borrower on ____________, 20__.

3.	The Borrower hereby requests that such Revolving Loans be of the following Type:

[Check one box only]
ž    Base Rate Loan
ž    LIBOR Loan, with an initial Interest Period for a duration of:

[Check one box only]
žone month
žother: ____________________

The Borrower hereby certifies to the Administrative Agent and the Lenders that as of the date hereof, as of the date of the making of the requested Revolving Loans, and after making such Revolving Loans, (a) to Borrower’s knowledge, no Default or Event of Default exists or would exist, and none of the limits specified in Section 2.17. would be violated; and (b) the representations and warranties made or deemed made by the Borrower and each other Loan Party in the Loan Documents to which any of them is a party, are and shall be true and correct with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted under the Loan Documents. In addition, the Borrower certifies to the Administrative Agent and the Lenders that all conditions to the making of the requested Revolving Loans contained in the Credit Agreement will have been satisfied at the time such Revolving Loans are made.

[BORROWER SIG BLOCK]

By:
Name:
Title:

EXHIBIT D
Form of Notice of Continuation

____________, 20__

Wells Fargo Bank, National Association
Minneapolis Loan Center
600 South 4th Street, 9th floor | Minneapolis, MN 55415
MAC N9300-091
Attention: Cole Sievert

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Revolving Loan Agreement and Omnibus Amendment to Loan Documents dated as of __________________ ___, 20__ (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among RPT ANAHEIM HILLS OFFICE PLAZA, LLC, RPT HERITAGE PARKWAY, LLC, RPT TERRA NOVA PLAZA, LLC, RPT WALLINGFORD PLAZA, LLC, RPT LOUDOUN GATEWAY I, LLC AND RPT ALLIED DRIVE, LLC, each a Delaware limited liability company (individually or collectively, “Borrower,” and with such term meaning “any Borrower,” “each Borrower,” “a Borrower,” “every Borrower” or “all Borrowers,” as determined by Administrative Agent in its sole discretion), the financial institutions party thereto and their assignees under Section 12.6. thereof (the “Lenders”), Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”), and the other parties thereto. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

Pursuant to Section 2.7 of the Credit Agreement, the Borrower hereby requests a Continuation of Loans under the Credit Agreement, and in that connection sets forth below the information relating to such Continuation as required by such Section of the Credit Agreement:

1.	The requested date of such Continuation is ____________, 20__.

2.
The aggregate principal amount of the Loans subject to the requested Continuation is $________________________ and the portion of such principal amount subject to such Continuation is $__________________________.

3.	The current Interest Period of the Loans subject to such Continuation ends on ________________, 20__.

4.	The duration of the Interest Period for the Loans or portion thereof subject to such Continuation is:

[Check one box only]

ž    one month
ž    other: ____________________
[Continued on next page]

The Borrower hereby certifies to the Administrative Agent and the Lenders that as of the date hereof, as of the proposed date of the requested Continuation, and after giving effect to such Continuation, to Borrower’s knowledge, no Default or Event of Default exists or will exist.

[BORROWER SIG BLOCK]

By:
Name:
Title:

EXHIBIT E
Form of Notice of Conversion

____________, 20__

Wells Fargo Bank, National Association
Minneapolis Loan Center
600 South 4th Street, 9th floor | Minneapolis, MN 55415
MAC N9300-091
Attention: Cole Sievert

Ladies and Gentlemen:

Reference is made to the Amended and Restated Revolving Loan Agreement and Omnibus Amendment to Loan Documents dated as of __________________ ___, 20__ (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among RPT ANAHEIM HILLS OFFICE PLAZA, LLC, RPT HERITAGE PARKWAY, LLC, RPT TERRA NOVA PLAZA, LLC, RPT WALLINGFORD PLAZA, LLC, RPT LOUDOUN GATEWAY I, LLC AND RPT ALLIED DRIVE, LLC, each a Delaware limited liability company (individually or collectively, “Borrower,” and with such term meaning “any Borrower,” “each Borrower,” “a Borrower,” “every Borrower” or “all Borrowers,” as determined by Administrative Agent in its sole discretion), the financial institutions party thereto and their assignees under Section 12.6. thereof (the “Lenders”), Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”), and the other parties thereto. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

Pursuant to Section 2.8. of the Credit Agreement, the Borrower hereby requests a Conversion of Loans of one Type into Loans of another Type under the Credit Agreement, and in that connection sets forth below the information relating to such Conversion as required by such Section of the Credit Agreement:

1.	The requested date of such Conversion is ______________, 20__.

2.	The Type of Loans to be Converted pursuant hereto is currently:

[Check one box only]

ž	Base Rate Loan

ž	LIBOR Loan

3.	The aggregate principal amount of the Loans subject to the requested Conversion is $_____________________ and the portion of such principal amount subject to such Conversion is $___________________.

4.	The amount of such Loans to be so Converted is to be converted into Loans of the following Type:

[Check one box only]

ž	Base Rate Loan

ž	LIBOR Loan, with an initial Interest Period for a duration of:

[Check one box only]

ž    one month
ž    other: ____________________

The Borrower hereby certifies to the Administrative Agent and the Lenders that as of the date hereof, as of the proposed date of the requested Conversion, and after giving effect to such Conversion, to Borrower’s knowledge, no Default or Event of Default exists or will exist.

[BORROWER SIG BLOCK]

By:
Name:
Title:

EXHIBIT F

Form of Compliance Certificate

Reference is made to that certain Amended and Restated Revolving Loan Agreement and Omnibus Amendment to Loan Documents dated as of __________________ ___, 20__ (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among RPT ANAHEIM HILLS OFFICE PLAZA, LLC, RPT HERITAGE PARKWAY, LLC, RPT TERRA NOVA PLAZA, LLC, RPT WALLINGFORD PLAZA, LLC, RPT LOUDOUN GATEWAY I, LLC AND RPT ALLIED DRIVE, LLC, each a Delaware limited liability company (individually or collectively, “Borrower,” and with such term meaning “any Borrower,” “each Borrower,” “a Borrower,” “every Borrower” or “all Borrowers,” as determined by Administrative Agent in its sole discretion), the financial institutions party thereto and their assignees under Section 12.6. thereof (the “Lenders”), Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”), and the other parties thereto. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given to them in the Credit Agreement.

Pursuant to Section 8.12(g) of the Credit Agreement, the undersigned hereby certifies to the Administrative Agent and the Lenders that:

1.    (a) The undersigned has reviewed the terms of the Credit Agreement and has made a review of the transactions, financial condition and other affairs of the Guarantor and Borrower as of, and during the relevant accounting period ending on, _______________, 20__ and (b) such review has not disclosed the existence during such accounting period, and the undersigned does not have knowledge of the existence, as of the date hereof, of any condition or event constituting a Default or Event of Default [except as set forth on Attachment A hereto, which accurately describes the nature of the conditions(s) or event(s) that constitute (a) Default(s) or (an) Event(s) of Default and the actions which the Borrower (is taking)(is planning to take) with respect to such condition(s) or event(s)].

2.    Schedule 1 attached hereto accurately and completely sets forth the calculations required to establish compliance with Section 8.12(g) of the Credit Agreement on the date of the financial statements for the accounting period set forth above.

3.    To the undersigned’s knowledge, no Default or Event of Default exists, and (b) the representations and warranties of the Borrower and the other Loan Parties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects, except to the extent such representations or warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted under the Credit Agreement or the other Loan Documents.

IN WITNESS WHEREOF, the undersigned has signed this Compliance Certificate on and as of ___________, 20__.

[GUARANTOR SIG BLOCK]

Name:
Title:

EXHIBIT G
Form of U.S. Tax Compliance Certificates
See attached.
EXHIBIT G-1
[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Amended and Restated Revolving Loan Agreement and Omnibus Amendment to Loan Documents dated as of [ ] (as amended, supplemented or otherwise modified from time to time, the “Agreement”), among [ ], and each lender from time to time party thereto.
Pursuant to the provisions of Section 2.10 of this Agreement, the undersigned hereby certifies that: (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate; (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code; (iii) it is not a ten percent shareholder of Borrower within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code and (iv) it is not a controlled foreign corporation related to Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code.
The undersigned has furnished Administrative Agent and Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform Borrower and Administrative Agent; and (2) the undersigned shall have at all times furnished Borrower and Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in this Agreement and used herein shall have the meanings given to them in this Agreement.
[NAME OF LENDER]
By:
    Name:
    Title:
Date: ________ __, 20[ ]

EXHIBIT G-2
[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Amended and Restated Revolving Loan Agreement and Omnibus Amendment to Loan Documents dated as of [ ] (as amended, supplemented or otherwise modified from time to time, the “Agreement”), among [ ], and each lender from time to time party thereto.
Pursuant to the provisions of Section 2.10 of this Agreement, the undersigned hereby certifies that: (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate; (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code; (iii) it is not a ten percent shareholder of Borrower within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code; and (iv) it is not a controlled foreign corporation related to Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code].
The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing; and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in this Agreement and used herein shall have the meanings given to them in this Agreement.
[NAME OF PARTICIPANT]

By:
    Name:
    Title:
Date: ________ __, 20[ ]

EXHIBIT G-3
[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Amended and Restated Revolving Loan Agreement and Omnibus Amendment to Loan Documents dated as of [ ] (as amended, supplemented or otherwise modified from time to time, the “Agreement”), among [ ], and each lender from time to time party thereto.
Pursuant to the provisions of Section 2.10 of the Agreement, the undersigned hereby certifies that: (i) it is the sole record owner of the participation in respect of which it is providing this certificate; (ii) its direct or indirect partners/members are the sole beneficial owners of such participation; (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code; (iv) none of its direct or indirect partners/members is a ten percent shareholder of Borrower within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code.
The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E; or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in this Agreement and used herein shall have the meanings given to them in this Agreement.
[NAME OF PARTICIPANT]

By:
    Name:
    Title:
Date: ________ __, 20[ ]

EXHIBIT G-4
[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Amended and Restated Revolving Loan Agreement and Omnibus Amendment to Loan Documents dated as of [ ] (as amended, supplemented or otherwise modified from time to time, the “Agreement”), among [ ], and each lender from time to time party thereto.
Pursuant to the provisions of Section 3.10 of this Agreement, the undersigned hereby certifies that: (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate; (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)); (iii) with respect to the extension of credit pursuant to this Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code; (iv) none of its direct or indirect partners/members is a ten percent shareholder of Borrower within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code.
The undersigned has furnished Administrative Agent and Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E; or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform Borrower and Administrative Agent; and (2) the undersigned shall have at all times furnished Borrower and Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in this Agreement and used herein shall have the meanings given to them in this Agreement.
[NAME OF LENDER]

By:
    Name:
    Title:
Date: ________ __, 20[ ]

EXHIBIT H

FORM OF JOINDER AGREEMENT

JOINDER AGREEMENT

THIS JOINDER AGREEMENT (this “Joinder Agreement”) is dated as of _________ ____, 20__, executed and delivered by ___________________________, a Delaware limited liability company (the “New Borrower”) in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as Administrative Agent (the “Administrative Agent”) under that certain Amended and Restated Revolving Loan Agreement and Omnibus Amendment to Loan Documents dated as of [________________ ___], 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), by and among RPT ANAHEIM HILLS OFFICE PLAZA, LLC, RPT HERITAGE PARKWAY, LLC, RPT TERRA NOVA PLAZA, LLC, RPT WALLINGFORD PLAZA, LLC, RPT LOUDOUN GATEWAY I, LLC AND RPT ALLIED DRIVE, LLC, each a Delaware limited liability company (individually or collectively, “Borrower,” and with such term meaning “any Borrower,” “each Borrower,” “a Borrower,” “every Borrower” or “all Borrowers,” as the context requires, as determined by Administrative Agent in its reasonable discretion), the financial institutions party thereto and their assignees under Section 12.6 thereof (the “Lenders”), the Administrative Agent, and the other parties thereto.

WHEREAS, pursuant to the Loan Agreement, the Lenders have agreed to make available to the Borrower certain financial accommodations on the terms and conditions set forth in the Loan Agreement;

WHEREAS, New Borrower is wholly owned by Borrower Member, and Borrower Member is at least 51% owned by Guarantor;

WHEREAS, New Borrower acknowledges that it will receive direct and indirect benefits from the Lenders making such financial accommodations available; and

WHEREAS, New Borrower’s execution and delivery of this Joinder Agreement is a condition to addition of New Borrower’s real property (as more particularly described on Exhibit A attached hereto, together with all improvements located thereon, the “New Property”) as a Borrowing Base Property pursuant to Section 4.1 of the Loan Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by New Borrower, New Borrower agrees as follows:

Section 1. Accession to Loan Documents. Each New Borrower hereby agrees that it is a “Borrower” under the Loan Documents and the Hazardous Materials Indemnity Agreement, and assumes all obligations of a “Borrower” under each such agreement, and from after the date hereof shall be deemed to be a “Borrower” under each such agreement, all as if such New Borrower had been an original signatory to each such agreement. Without limiting the generality of the foregoing, each New Borrower hereby:

(a)    agrees to pay and perform all Obligations in accordance with the terms of the Loan Documents and the Hazardous Materials Indemnity Agreement, including, without limitation the obligation to repay each Loan when due, whether at stated maturity, by acceleration or otherwise;

(b)    agrees that the New Property shall be a Property for all purposes under the Loan Agreement, and, to the extent such New Property satisfies the conditions precedent to a Property being a Borrowing Base Property as set forth in the Loan Agreement, the New Property shall be a Borrowing Base Property for all purposes under the Loan Agreement;

(c)    makes to the Administrative Agent and Lenders as of the date hereof each of the representations and warranties made by Borrowers in the Loan Documents and Hazardous Materials Indemnity Agreement, including, without limitation, those set forth in Article VII of the Loan Agreement; and

(c)    otherwise agrees that its consents and agrees to each provision set forth in the Loan Documents and the Hazardous Materials Indemnity Agreement.

SECTION 2. GOVERNING LAW. THIS JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

Section 3. Definitions. Capitalized terms used herein and not otherwise defined herein shall have their respective defined meanings given them in the Loan Agreement.

[Signatures on Following Page]

IN WITNESS WHEREOF, the New Borrower has caused this Joinder Agreement to be duly executed and delivered by its duly authorized officers as of the date first written above.

[NEW BORROWER],
a Delaware limited liability company

[Sig block to come]

(signatures continue on the following page)

Accepted:

WELLS FARGO BANK, NATIONAL
ASSOCIATION,
as Administrative Agent

By:
Name:
Title:

(signatures continue on the following page)

CONSENT TO JOINDER AGREEMENT

The undersigned Borrowers and Guarantor each hereby unconditionally and irrevocably (w) consents to the execution and delivery by New Borrower of, and performance under, the Joinder Agreement to which this consent is attached, and acknowledges the terms thereof; (x) affirms its obligations under the Loan Documents, Hazardous Materials Indemnity Agreement and Guaranty to which it is a party; (y) remakes all of the representations and warranties set forth in the Loan Documents, Hazardous Materials Indemnity Agreement and Guaranty as to which it is a party, as of the date first set forth in the Joinder Agreement (except those representations and warranties that are made as of or relate to a specific earlier date, in which case such representations and warranties shall have been true and correct on and as of such earlier date); and (z) agrees that the execution and delivery of the Joinder Agreement shall not operate to release, discharge, serve as a defense to, or in any way alter or amend the obligations of the undersigned under the Loan Documents, Hazardous Materials Indemnity Agreement and Guaranty as to which it is a party.

[SIG BLOCKS OF ALL EXISTING BORROWERS AND GUARANTOR]

EXHIBIT I

FORM OF TENANT DIRECTION LETTER

[APPLICABLE BORROWER OR MANAGER LETTERHEAD]
_________________,200_
[Tenants under Leases]

Re:	Payment Direction Letter for premises located at
________________________________ ([THE APPLICABLE] “Property”)
Dear Sir or Madam:
___________________________, a Delaware limited liability company ([THE APPLICABLE] “Borrower”), the owner of the Property, has mortgaged the Property to Wells Fargo Bank, National Association, as Administrative Agent (together with its successors and assigns, “Agent”) and has agreed that all rents due for the Property shall be paid directly to a bank selected by Borrower and approved by Agent. Therefore, from and after the date hereof, all rent to be paid by you under the Lease between Borrower and you (the “Lease”) should be sent directly to the following address if paying by check:
[To be provided]
or by wire transfer to:
Bank: [To be provided]

ABA No.:	[To be provided]

Account No.:	[To be provided]

Account Name:	_______________________]
All checks should be made out to “_______________________”.
These payment instructions cannot be withdrawn or modified without the prior written consent of Agent or its agent, or pursuant to a joint written instruction from Borrower and Agent. Until you receive written instructions from Agent, continue to send all rent payments due under the Lease to Borrower. All rent payments must be delivered to Borrower no later than the day on which such amounts are due under the Lease.
If you have any questions concerning this letter, please contact _______________ of Borrowers __________________ or ___________ of Agent at (___) ________ or ____________ of Servicer at (___) ___-____. We appreciate your cooperation in this matter.

Sincerely,

            ,
a Delaware limited liability company
By:
    Name:
    Title

EXHIBIT J

ENVIRONMENTAL REPORTS

Property State	Property Address	Report
Washington	4468 Stone Way North, Seattle	Phase I Environmental Site Assessment dated December 16, 2013 completed by Golder Associates Inc., Project Number: 130-2488.100
California	390 & 394 East H Street, Chula Vista	Phase I Environmental Site Assessment dated September 17, 2014 completed by ESIS, Inc. Health, Safety & Environmental Services, ESIS PROJECT NO. 00044.56.558
Illinois	9022 Heritage Parkway, Woodridge	Phase I Environmental Site Assessment dated April 11, 2013 completed by TRC Environmental Corporation, TRC Project Number: 200761
California	160 N. Riverview Drive, Anaheim	Phase I Environmental Site Assessment dated July 1, 2014 completed by ESIS, Inc. Health, Safety & Environmental Services, ESIS PROJECT NO. 00044.56.539
Virginia	45245 Business Court, Sterling	Phase I Environmental Site Assessment dated November 18, 2015 completed by Advantage Environmental Consultants, LLC, AEC Project No. 15-081R
Massachusetts	40 Allied Drive, Dedham	Phase I Environmental Site Assessment dated September 12, 2016 completed by ATC Group Services, LLC, ATC Project No. 6000002231

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